Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-259749

Prospectus Supplement No. 2

(to Prospectus dated April 13, 2022)

132,632,441 Shares of Class A Common Stock

This prospectus supplement updates, amends and supplements the prospectus dated April 13, 2022 (the “Prospectus”) related to the resale from time to time by the selling stockholders identified in the Prospectus, or their permitted transferees, of an aggregate of 132,632,441 shares of our Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-259749). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2022, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

The shares of SmartRent’s Class A Common Stock are listed on the New York Stock Exchange under the symbol “SMRT.” On May 10, 2022, the closing sale price per share of our Class A Common Stock was $3.94.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR CLASS A COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2022

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 001-39991

SMARTRENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	85-4218526
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8665 E. Hartford Drive, Suite 200 Scottsdale, Arizona (Address of Principal Executive Offices)	85255 (Zip Code)

(844) 479-1555

(Registrant’s Telephone Number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	SMRT	The New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☐ No ☒

As of May 9, 2022, there were 195,331,762 shares of the registrant’s Class A Common Stock outstanding, par value $0.0001 per share.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (“Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements contained in this Report other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, products, services, and technology offerings, market conditions, growth and trends, expansion plans and opportunities, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely” and similar expressions, and the negative of these expressions, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in Part II, Item 1A “Risk Factors” of this Report and in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 25, 2022. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things, our ability to:

•
execute our business strategy;
•
anticipate the uncertainties inherent in the development of new business lines and business strategies;
•
anticipate the impact of the coronavirus (including emerging variant strains, “COVID-19”) pandemic and its effect on our business and financial condition;
•
manage risks associated with operational changes in response to the COVID-19 pandemic;
•
develop, design, manufacture, and sell products and services that are differentiated from those of competitors;
•
continue to develop new products and innovations to meet constantly evolving customer demands;
•
manage risks associated with our third-party suppliers and manufacturers and partners for our products;
•
produce or obtain quality products and services on a timely basis or in sufficient quantity;
•
accelerate adoption of our products and services;
•
acquire or make investments in other businesses, patents, technologies, products or services to grow the business;
•
attract, train, and retain effective officers, key employees or directors;
•
enhance future operating and financial results;
•
comply with laws and regulations applicable to our business, including privacy regulations;
•
anticipate the significance and timing of contractual obligations;
•
maintain key strategic relationships with partners and distributors;
•
realize the benefits expected from the Business Combination;
•
successfully pursue, defend, resolve or anticipate the outcome of pending or future litigation matters;
•
upgrade and maintain information technology systems;
•
anticipate rapid technological changes; and
•
meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness.

You should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Report or to conform these statements to actual results or revised expectations.

1

SMARTRENT, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share amounts)

	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$278,003	$430,841
Restricted cash, current portion	7,878	1,268
Accounts receivable, net	62,543	45,486
Inventory	42,259	33,208
Deferred cost of revenue, current portion	11,449	7,835
Prepaid expenses and other current assets	15,834	17,369
Total current assets	417,966	536,007
Property and equipment, net	1,906	1,874
Deferred cost of revenue	20,421	18,334
Goodwill	121,107	12,666
Other long-term assets	38,538	10,802
Total assets	$599,938	$579,683

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$11,934	$6,149
Accrued expenses and other current liabilities	34,322	22,234
Deferred revenue, current portion	58,765	42,185
Total current liabilities	105,021	70,568
Deferred revenue	58,007	53,412
Other long-term liabilities	6,763	6,201
Total liabilities	169,791	130,181

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.0001 par value; 50,000 and 50,000 shares authorized as of March 31, 2022 and December 31, 2021; no shares of preferred stock issued and outstanding as of March 31, 2022 and December 31, 2021	-	-

Stockholders' equity (deficit)
Common stock, $0.0001 par value; 500,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; 194,070 and 193,864 shares issued and outstanding as of March 31, 2022 and December 31, 2021	19	19
Additional paid-in capital	608,299	604,077
Accumulated deficit	(177,997)	(154,603)
Accumulated other comprehensive (loss) income	(174)	9
Total stockholders' equity	430,147	449,502
Total liabilities, convertible preferred stock and stockholders' equity	$599,938	$579,683

2

SMARTRENT, INC.

Consolidated Statements of Operations AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	For the three months ended March 31,
	2022	2021
Revenue
Hardware	$22,114	$12,398
Professional services	6,909	3,601
Hosted services	8,336	3,161
Total revenue	37,359	19,160

Cost of revenue
Hardware	21,858	12,143
Professional services	15,167	5,460
Hosted services	5,078	1,971
Total cost of revenue	42,103	19,574

Operating expense
Research and development	6,446	3,093
Sales and marketing	5,162	1,754
General and administrative	11,951	3,957
Total operating expense	23,559	8,804

Loss from operations	(28,303)	(9,218)

Interest expense, net	(12)	(82)
Other income, net	114	79
Loss before income taxes	(28,201)	(9,221)

Provision for income taxes	(4,807)	46
Net loss	(23,394)	(9,267)
Other comprehensive loss
Foreign currency translation adjustment	(183)	(128)
Comprehensive loss	$(23,577)	$(9,395)
Net loss per common share
Basic and diluted	$(0.12)	$(0.99)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	193,055	9,350

3

SMARTRENT, INC.

Consolidated statements of Stockholders’ Equity

(Unaudited)

(in thousands, except per share amounts)

	Convertible Preferred Stock		Common Stock
	Shares	Amount (Par Value $0.0001)	Shares	Amount (Par Value $0.0001)	Additional Paid In Capital	Accumulated Deficit	Accumulated other comprehensive (loss) income	Total Stockholder's Equity

Balance, December 31, 2021	-	$-	193,864	$19	$604,077	$(154,603)	$9	$449,502
Stock-based compensation					3,523			3,523
Common stock warrants issued to customers as consideration					2			2
Common stock warrants related to marketing expense					217			217
Reverse recapitalization, net of transaction costs					(70)			(70)
Exercise of options			131		62			62
ESPP Purchases			75		488			488
Net loss						(23,394)		(23,394)
Other comprehensive loss							(183)	(183)
Balance, March 31, 2022	-	$-	194,070	$19	$608,299	$(177,997)	$(174)	$430,147

	Convertible Preferred Stock		Common Stock
	Shares	Amount (Par Value $0.0001)	Shares	Amount (Par Value $0.0001)	Additional Paid In Capital	Accumulated Deficit	Accumulated other comprehensive income	Total Stockholder's Equity (Deficit)
Balance, December 31, 2020	21,458	$111,432	2,124	$-	$4,157	$(82,642)	$235	$(78,250)
Retroactive application of exchange ratio	83,364		8,252
Balance, December 31, 2020 as adjusted	104,822	111,432	10,376	-	4,157	(82,642)	235	(78,250)
Stock-based compensation					427			427
Issuance of Series C Convertible Preferred Stock	16,404	34,793
Common stock warrants issued to customers as consideration	-	-			22			22
Common stock warrants related to marketing expense			-		210			210
Exercise of warrants			2,457		5			5
Net loss						(9,267)		(9,267)
Other comprehensive loss							(128)	(128)
Balance, March 31, 2021	121,226	$146,225	12,833	$-	$4,821	$(91,909)	$107	$(86,981)

4

SMARTRENT, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	For the three months ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,394)	$(9,267)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	409	80
Amortization of debt discount	-	4
Non-employee warrant expense	217	232
Provision for warranty expense	-	90
Non-cash lease expense	286	109
Stock-based compensation related to acquisition	199	200
Stock-based compensation	3,324	227
Compensation expense related to acquisition	279	-
Deferred tax benefit	(4,844)	-
Non-cash interest expense	29	-
Provision for excess and obsolete inventory	81	(40)
Provision for doubtful accounts	-	15
Change in operating assets and liabilities
Accounts receivable	(15,780)	(4,131)
Inventory	(9,199)	(293)
Deferred cost of revenue	(5,701)	(2,847)
Prepaid expenses and other assets	3,793	(2,800)
Accounts payable	5,435	1,998
Accrued expenses and other liabilities	(739)	(2,101)
Deferred revenue	16,986	10,744
Lease liabilities	(168)	(116)
Net cash used in operating activities	(28,787)	(7,896)
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for SightPlan acquisition, net of cash acquired	(117,535)	-
Purchase of property and equipment	(233)	(93)
Net cash used in investing activities	(117,768)	(93)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan	-	(417)
Payments of senior revolving facility transaction costs	-	5
Proceeds from options exercise	62	-
Proceeds for ESPP purchases	488	-
Convertible preferred stock issued	-	34,793
Payments of business combination and private offering transaction costs	(70)	-
Net cash provided by financing activities	480	34,381
Effect of exchange rate changes on cash and cash equivalents	(153)	(106)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(146,228)	26,286
Cash, cash equivalents, and restricted cash - beginning of period	432,604	38,618
Cash, cash equivalents, and restricted cash - end of period	$286,376	$64,904

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$278,003	$64,904
Restricted cash, current portion	7,878	-
Restricted cash, included in other long-term assets	495	-
Total cash, cash equivalents, and restricted cash	$286,376	$64,904

5

SMARTRENT, INC.

Consolidated Statements of Cash Flows - CONTINUED

(Unaudited)

(in thousands)

	For the three months ended March 31,
	2022	2021
Supplemental disclosure of cash flow information
Interest paid	$-	$71
Cash paid for income taxes	$36	$-
Schedule of non-cash investing and financing activities
Accrued property and equipment at period end	$21	$39
Acquisition consideration held in escrow	$850	$-

6

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

NOTE 1. DESCRIPTION OF BUSINESS

SmartRent, Inc., and its wholly owned subsidiaries, (collectively the “Company”) formerly known as Fifth Wall Acquisition Corp. I (“FWAA”), was originally incorporated in Delaware on November 23, 2020, as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On February 9, 2021, the Company consummated its initial public offering (the “IPO”), following which its shares began trading on the Nasdaq National Market (“Nasdaq”). On April 21, 2021, FWAA entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with SmartRent.com, Inc. (“Legacy SmartRent”) and Einstein Merger Corp. I, a wholly owned subsidiary of FWAA (“Merger Sub”). On August 24, 2021, the transactions contemplated by the Merger Agreement (the “Business Combination”) were consummated. In connection with the closing of the Business Combination, FWAA changed its name to SmartRent, Inc. and its shares began trading on the New York Stock Exchange (“NYSE”) under the symbol “SMRT.” As a result of the Business Combination, SmartRent, Inc. became the owner, directly or indirectly, of all of the equity interests of Legacy SmartRent and its subsidiaries.

SmartRent is an enterprise technology company that provides a comprehensive real estate platform designed for property owners, managers and residents. Its suite of products and services, which includes both smart building hardware and cloud-based SaaS solutions, provides seamless visibility and control over real estate assets. The Company’s comprehensive platform lowers operating costs, increases revenues, mitigates operational friction and protects assets for owners and operators, while providing a differentiated, elevated living experience for residents. The Company is headquartered in Scottsdale, Arizona.

The Business Combination

The Company entered into the Merger Agreement in April 2021 and consummated the Business Combination in August 2021. Upon the closing of the Business Combination, Merger Sub merged with and into Legacy SmartRent, with Legacy SmartRent continuing as the surviving company and changing its name to “SmartRent Technologies, Inc.” In connection with the consummation of the Business Combination, the Company changed its name from “Fifth Wall Acquisition Corp. I” to “SmartRent, Inc.” and changed its trading symbol and securities exchange from “FWAA” on Nasdaq to “SMRT” on the NYSE.

Upon the closing of the Business Combination, the Company's certificate of incorporation was amended and restated to, among other things, increase the total number of authorized shares of capital stock to 550,000 shares, of which 500,000 shares were designated common stock, $0.0001 par value per share, and of which 50,000 shares were designated preferred stock, $0.0001 par value per share.

Upon consummation of the Business Combination, each share of Legacy SmartRent convertible preferred stock and common stock issued and outstanding was canceled and converted into the right to receive approximately 4.8846 shares (the “Exchange Ratio”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”).

Outstanding stock options and restricted stock units ("RSUs"), whether vested or unvested, to purchase or receive shares of Legacy SmartRent common stock granted under the 2018 Stock Plan (see Note 8) converted into stock options and RSUs to purchase shares of the Company’s Common Stock upon the same terms and conditions that were in effect with respect to such stock options and RSUs immediately prior to the Business Combination, after giving effect to the Exchange Ratio.

Outstanding warrants, whether vested or unvested, to purchase shares of Legacy SmartRent common stock (see Note 7) converted into warrants for shares of the Company’s Common Stock upon the same terms and conditions that were in effect with respect to such warrants immediately prior to the Business Combination, after giving effect to the Exchange Ratio.

In connection with the Business Combination,

•
Holders of less than one thousand shares of FWAA’s Class A Common Stock sold in its initial public offering (the “Initial Shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from FWAA’s initial public offering, calculated as of two business days prior to the consummation of the Business Combination. Each such share was redeemed for approximately $10.00 per share, or $2 in the aggregate;

7

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

•
The shares of FWAA Class B Common Stock held by Fifth Wall Acquisition Sponsor, LLC (“Sponsor”) and FWAA’s independent directors automatically converted to 8,625 shares of Common Stock; and,
•
Pursuant to subscription agreements entered into in connection with the Merger Agreement (collectively, the “Subscription Agreements”), certain investors purchased an aggregate of 15,500 newly-issued shares of Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $155,000 (the “PIPE Investment”). At the closing of the Business Combination, the Company consummated the PIPE Investment.

The Company incurred direct and incremental costs of approximately $55,981 in connection with the Business Combination and the related equity issuance, consisting primarily of investment banking, legal, accounting, and other professional fees, which were recorded to additional paid-in capital as a reduction of proceeds.

The Company accounted for this transaction as a reverse merger in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under this method of accounting, FWAA was treated as the “acquired” company for financial reporting purposes. See Note 2 "Significant Accounting Policies" for further details. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy SmartRent issuing stock for the net assets of FWAA, accompanied by a recapitalization. The net assets of FWAA are stated at historical cost, with no goodwill or intangible assets recorded.

Prior to the Business Combination, Legacy SmartRent and FWAA filed separate standalone federal, state, and local income tax returns. As a result of the Business Combination, SmartRent, Inc. will file a consolidated income tax return. For legal purposes, FWAA acquired Legacy SmartRent, and the transaction represents a reverse acquisition for federal income tax purposes - SmartRent Inc. is the parent of the consolidated group with SmartRent Technologies, Inc. as a subsidiary, but in the year of the closing of the Business Combination, the consolidated tax return of SmartRent Inc. included a full year period for Legacy SmartRent and stub-year for FWAA starting the day after the closing of the Business Combination. FWAA filed a short year return for the period prior to the acquisition.

Upon closing of the Business Combination, the Company received gross proceeds of $500,628 from the Business Combination and PIPE Investment, offset by offerings costs of $55,981.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information

The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. GAAP and include the consolidated accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation. The Consolidated Balance Sheet at December 31, 2021 has been derived from the audited consolidated financial statements as of December 31, 2021, as presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 25, 2022. Certain notes and other information have been condensed or omitted from the interim financial statements presented herein. The financial data and other information disclosed in these Notes to Consolidated Financial Statements related to the three months ended March 31, 2022 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the Company’s financial condition and results of operations and cash flows for the interim period presented. The results for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the full year ending December 31, 2022 or any future period.

Reclassifications

Certain prior period amounts in the condensed consolidated financial statements and accompanying notes have been reclassified to conform to the current period’s presentation.

8

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Foreign Currency

SmartRent Inc.'s functional and reporting currency is United States Dollars (“USD”) and its foreign subsidiary has a functional currency other than USD. Financial position and results of operations of the Company's international subsidiaries are measured using local currencies as the functional currency. Assets and liabilities of these operations are translated at the exchange rates in effect at the end of each reporting period. The Company's international subsidiaries statements of operations accounts are translated at the weighted-average rates of exchange prevailing during each reporting period. Translation adjustments arising from the use of differing currency exchange rates from period to period are included in accumulated other comprehensive loss in stockholders’ equity. Gains and losses on foreign currency exchange transactions, as well as translation gains or losses on transactions denominated in currencies other than an entity’s functional currency, are reflected in the statement of operations.

Liquidity

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liabilities and commitments in the normal course of business. Management believes that currently available resources will provide sufficient funds to enable the Company to meet its obligations for at least one year past the issuance date of these financial statements. The Company may need to raise additional capital through equity or debt financing to fund future operations until it generates positive operating cash flows. There can be no assurance that such additional equity or debt financing will be available on terms acceptable to the Company, or at all.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expense during the reporting period. These estimates made by management include valuing the Company’s inventories on hand, allowance for doubtful accounts, intangible assets, earnout liabilities, warranty liabilities and certain assumptions used in the valuation of equity awards, including the estimated fair value of common stock warrants, stand-alone selling price of items sold and assumptions used to estimate the fair value of stock-based compensation expense. Actual results could differ materially from those estimates.

Impact of COVID-19

The extensive impact caused by the COVID-19 pandemic has resulted and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. In an effort to halt the outbreak of COVID-19, a number of countries, states, and other jurisdictions have imposed, and may impose in the future, various measures, including, but not limited to, voluntary and mandatory quarantines, stay-at-home orders, travel restrictions, limitations on gatherings, reduced operations and extended business closures.

The timing of customer orders and the Company’s ability to fulfill orders received was impacted by various COVID-19-related government mandates, resulting in a delay in units sold. The Company has also witnessed certain current and prospective customers delaying purchases based on budget constraints or project delays related to COVID-19. The broader and long-term implications of the COVID-19 pandemic on the Company’s workforce, operations and supply chain, customer demand, results of operations and overall financial performance remain uncertain.

The impact of COVID-19, and measures to prevent its spread, have been impactful and continue to affect supply chain. The Company has experienced some production delays as a result of COVID-19, including impacts to the sourcing, manufacturing, and logistics channels. The Company continues to engage with current and potential customers and continues to experience strong demand for its smart home enterprise software solutions. The Company believes some customers may continue to delay purchases because their development programs may also be delayed as a result of COVID-19.

The Business Combination

The Business Combination is accounted for as a reverse recapitalization as Legacy SmartRent was determined to be the accounting acquirer. The determination is primarily based on the evaluation of the following facts and circumstances:

•
the equity holders of Legacy SmartRent hold the majority of voting rights in the Company;

9

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

•
the board of directors of Legacy SmartRent represent a majority of the members of the board of directors of the Company or were appointed by Legacy SmartRent;
•
the senior management of Legacy SmartRent became the senior management of the Company; and
•
the operations of Legacy SmartRent comprise the ongoing operations of the Company.

In connection with the Business Combination, outstanding capital stock of Legacy SmartRent was converted into Common Stock of the Company, par value $0.0001 per share, representing a recapitalization, and the net assets of the Company were acquired at historical cost, with no goodwill or intangible assets recorded. Legacy SmartRent was deemed to be the predecessor of the Company, and the consolidated assets and liabilities and results of operations prior to the Closing Date are those of the Legacy SmartRent. The shares and corresponding capital amounts and net loss per share available to common stockholders, prior to the Business Combination, have been retroactively restated as shares reflecting the Exchange Ratio.

Acquisitions

In March 2022, the Company purchased all of the outstanding equity interests of SightPlan Holdings Inc. ("SightPlan") in an acquisition that meets the definition of a business combination, for which the acquisition method of accounting was used (see Note 13). The acquisition was recorded on the date that the Company obtained control over the acquired business. The consideration paid was determined on the acquisition date and the acquisition-related costs, such as professional fees, were excluded from the consideration transferred and were recorded as expense in the period incurred. Assets acquired and liabilities assumed by the Company were recorded at their estimated fair values, while goodwill was measured as the excess of the consideration paid over the fair value of the net identifiable assets acquired and liabilities assumed.

In December 2021, the Company purchased all of the outstanding equity interests of iQuue, LLC (“iQuue”) in an acquisition that meets the definition of a business combination, for which the acquisition method of accounting was used (see Note 13). The acquisition was recorded on the date that the Company obtained control over the acquired business. The consideration paid was determined on the acquisition date and the acquisition-related costs, such as professional fees, were excluded from the consideration transferred and were recorded as expense in the period incurred. Assets acquired and liabilities assumed by the Company were recorded at their estimated fair values, while goodwill was measured as the excess of the consideration paid over the fair value of the net identifiable assets acquired and liabilities assumed.

Net Loss Per Share Attributable to Common Stockholders

The Company follows the two-class method to include the dilutive effect of securities that participated in dividends, if and when declared, when computing net income per common share. The two-class method determines net income per common share for each class of common stock and participating securities according to dividends, if and when declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The anti-dilutive effect of potentially dilutive securities is excluded from the computation of net loss per share because inclusion of such potentially dilutive shares on an as-converted basis would have been anti-dilutive.

The Company’s participating securities included convertible preferred stock, as the holders were entitled to receive noncumulative dividends on a pari passu basis in the event that a dividend is paid on common stock. The Company also considers any unvested common shares subject to repurchase to be participating securities because holders of such shares have non-forfeitable dividend rights in the event a dividend is paid on common stock. The holders of convertible preferred stock, as well as the holders of unvested common shares subject to repurchase, do not have a contractual obligation to share in losses. In conjunction with the Business Combination all convertible preferred stock converted to common stock.

Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase and any shares issuable by the exercise of warrants for nominal consideration.

10

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period using the treasury stock method or the if-converted method based on the nature of such securities. For periods in which the Company reports a net loss, the diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders, because inclusion of such potentially dilutive shares on an as-converted basis would have been anti-dilutive.

Cash and Cash Equivalents

The Company considers financial instruments with an original maturity of three months or less to be cash and cash equivalents. The Company maintains cash and cash equivalents at multiple financial institutions, and, at times, these balances exceed federally insurable limits. As a result, there is a concentration of credit risk related to amounts on deposit. The Company believes any risks are mitigated through the size and security of the financial institution at which our cash balances are held.

Restricted Cash

The Company considers cash to be restricted when withdrawal or general use is legally restricted. The Company reports the current portion of restricted cash as a separate item in the Consolidated Balance Sheets and the non-current portion is a component of other long-term assets in the Consolidated Balance Sheets. The Company determines current or non-current classification based on the expected duration of the restriction.

Accounts Receivable, net

Accounts receivable consist of balances due from customers resulting from the sale of hardware, professional services and hosted services. Accounts receivable are recorded at invoiced amounts, are non-interest bearing and are presented net of the associated allowance for doubtful accounts on the Consolidated Balance Sheets. The allowance for doubtful accounts totaled $357 as of March 31, 2022, and December 31, 2021. The provision for doubtful accounts is recorded in general and administrative expenses in the accompanying Consolidated Statements of Operations and Comprehensive Loss and totaled $15 for the three months ended March 31, 2021. There was no provision recorded for the three months ended March 31, 2022. There were no write-offs of accounts receivable deemed uncollectable for the three months ended March 31, 2022 and 2021. The Company evaluates the collectability of the accounts receivable balances and has determined the allowance for doubtful accounts based on a combination of factors, which include the nature of relationship and the prior experience the Company has with the account and an evaluation for current and projected economic conditions as of the Consolidated Balance Sheets date. Accounts receivable determined to be uncollectible are charged against the allowance for doubtful accounts. Actual collections of accounts receivable could differ from management’s estimates.

Significant Customers

A significant customer represents 10% or more of the Company’s total revenue or net accounts receivable balance at each respective Consolidated Balance Sheet date. The significant customers of the Company are also limited partners of an investor in the Company with approximately 20% and 22% ownership as of March 31, 2022 and December 31, 2021 respectively. The investor does not exert control or influence on these limited partners and, as such these limited partners do not meet the definition of related parties of the Company. Revenue as a percentage of total revenue and accounts receivable as a percentage of total accounts receivable for each significant customer follows.

	Accounts Receivable		Revenue
	As of		For the three months ended
	March 31, 2022	December 31, 2021	March 31, 2022	March 31, 2021
Customer A	33%	*	22%	36%
Customer B	*	*	*	11%
Customer C	*	15%	*	*
Customer D	16%	*	18%	*

* Total less than 10% for the respective period

Goodwill

Goodwill represents the excess of cost over net assets of the business combinations that were completed during the three months ended March 31, 2022, and year ended December 31, 2021 (see Note 13). The Company tests

11

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

for potential impairment of goodwill on an annual basis in November to determine if the carrying value is less than the fair value. The Company will conduct additional tests between annual tests if there are indications of potential goodwill impairment. Qualitative factors are considered first to determine if performing a quantitative test is necessary. No goodwill impairment was recorded as of March 31, 2022.

Intangible Assets

The Company recorded intangible assets with finite lives, including customer relationships and developed technology, as a result of the iQuue and SightPlan acquisitions. Intangible assets are amortized on a straight-line basis based on their estimated useful lives. The estimated useful life of these intangible assets are as follows.

Estimated useful life (in years)
Trade name	5
Customer relationships	10 - 13
Developed technology	1 - 7

Warranty Allowance

The Company provides its customers with limited service warranties associated with product replacement and related services. The warranty typically lasts one year following the installation of the product. The estimated warranty costs, which are expensed at the time of sale and included in hardware cost of revenue, are based on the results of product testing, industry and historical trends and warranty claim rates incurred and are adjusted for identified current or anticipated future trends as appropriate. Actual warranty claim costs could differ from these estimates. For the three months ended March 31, 2022 and 2021, warranty expense included in cost of hardware revenue was $284 and $308, respectively. As of March 31, 2022, and December 31, 2021, the Company’s warranty allowance was $4,595 and $6,106, respectively.

During the year ended December 31, 2020, the Company identified a deficiency with batteries contained in certain hardware sold and has included an estimate of the expected cost to remove these batteries, which were acquired from one supplier, in its warranty allowance. During the year ended December 31, 2021, the Company identified additional deficient batteries, and while the number of deficient batteries is less than one percent of the total number of all batteries deployed, the Company has elected to replace such batteries from previously deployed hardware devices. As of March 31, 2022, and December 31, 2021, $3,221 and $3,166, respectively, is included in the Company’s warranty allowance related to the remaining cost of replacement for this identified battery deficiency.

Convertible Preferred Stock

The Company assessed the provisions of Legacy SmartRent’s convertible preferred stock including redemption rights, dividends and voting rights to determine the appropriate classification. The Company determined that Legacy SmartRent’s shares of convertible preferred stock are appropriately classified as mezzanine equity because they were contingently redeemable into cash upon the occurrence of an event not solely within Legacy SmartRent’s control. When it is probable that a convertible preferred share will become redeemable, adjustments are recorded to adjust the carrying values. No such adjustments have been recorded during the three months ended March 31, 2022 or year ended December 31, 2021. As a result of the Business Combination, each share of Legacy SmartRent convertible preferred stock and common stock was converted into the right to receive approximately 4.8846 shares of the Company’s Common Stock. Refer to Note 7, Convertible Preferred Stock and Equity.

Fair Value of Financial Instruments

Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities subject to on-going fair value measurement are categorized and disclosed into one of three categories depending on observable or unobservable inputs employed in the measurement. These two types of inputs have created the following fair value hierarchy.

Level 1: Quoted prices in active markets that are accessible at the measurement date for assets and liabilities.

Level 2: Observable prices that are based on inputs not quoted in active markets but corroborated by market data.

12

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Level 3: Unobservable inputs are used when little or no market data is available.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when determining fair value. The Company recognizes transfers between levels of the hierarchy based on the fair values of the respective financial measurements at the end of the reporting period in which the transfer occurred. There were no transfers between levels of the fair value hierarchy during the three months ended March 31, 2022 or year ended December 31, 2021, respectively. The carrying amounts of the Company’s accounts receivable, accounts payable and accrued and other liabilities approximate their fair values due to their short maturities.

Revenue Recognition

The Company derives its revenue primarily from sales of systems that consist of hardware devices, professional services and hosted services to assist property owners and property managers with visibility and control over assets, while providing all-in-one home control offerings for residents. Revenue is recorded when control of these products and services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those products and services.

The Company may enter into contracts that contain multiple distinct performance obligations. The transaction price for a typical arrangement includes the price for: smart home hardware devices, which devices currently consist of door-locks, thermostats, sensors and light switches; a hub device, represented by either the Alloy Fusion or the Alloy SmartHub; professional services; and, a subscription for use of our proprietary software. The Company considers delivery for each of the hardware, professional services and the combination of the hardware Alloy SmartHub device with proprietary software (the “hosted services”) to be separate performance obligations. The hardware Alloy SmartHub device and the software subscription are not sold separately. The hardware performance obligation includes the delivery of smart home hardware devices and the Alloy Fusion device, which provides features that function independently without subscription to the Company’s proprietary software. The professional services performance obligation includes the services to install the hardware. The hosted services performance obligation provides a subscription that allows the customer access to software during the contracted-use term when the promised service is transferred to the customer. Contracts containing the Alloy SmartHub device, which only functions with the subscription to the Company’s proprietary software and related hosting services, are considered a single performance obligation. The Company partners with several manufacturers to offer a range of compatible hardware products for its customers. The Company maintains control of the hardware purchased from manufacturers prior to it being transferred to the customer. The Company has discretion in establishing the price the customer will pay for the good or service. Consequently, the Company is primarily responsible for fulfilling the promise to provide the product and the Company is considered the principal in these arrangements.

For each performance obligation identified, the Company estimates the standalone selling price, which represents the price at which the Company would sell the device or service separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price, considering available information such as market conditions, historical pricing data, and internal pricing guidelines related to the performance obligations. The Company then allocates the transaction price among those obligations based on the estimation of the standalone selling price.

Payments are received by the Company by credit card, check or automated clearing house (“ACH”) payments and payment terms are determined by individual contracts and generally range from due upon receipt to net 30 days. Taxes collected from customers and remitted to governmental authorities are not included in reported revenue. Payments received from customers in advance of revenue recognition are reported as deferred revenue. We have elected the following practical expedients following the adoption of ASC 606:

•
Shipping and handling costs: the Company elected to account for shipping and handling activities that occur after the customer has obtained control of a good as fulfillment activities (i.e., an expense) rather than as a promised service. Amounts billed for shipping and handling fees are recorded as revenue.
•
Sales tax collected from customers: the Company elected to exclude from the measurement of transaction price all taxes assessed by a government authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by us from a customer.
•
Measurement of the transaction price: the Company applies the practical expedient that allows for inclusion of the future auto-renewals in the initial measurement of the transaction price. The Company only applies these steps when it is probable that it will collect the consideration to which it is entitled in exchange for the goods or services it transfers to a customer.

13

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

•
Significant financing component: the Company elected not to adjust the promised amount of consideration for the effects of a significant financing component when the period between the transfer of promised goods or services and when the customer pays for the goods or services will be one year or less.

Timing of Revenue Recognition is as follows.

•
Hardware Revenue

Hardware revenue results from the direct sale to customers of hardware smart home devices, which devices currently consist of door-locks, thermostats, sensors, and light switches. These smart home devices connect to either the Alloy Fusion or the Alloy SmartHub. The performance obligation for hardware revenue is considered satisfied, and revenue is recognized at a point in time, when the hardware device is shipped to the customer, except for the Alloy SmartHub, which is discussed in “Hosted Services Revenue” below. The Alloy Fusion device provides features that function independently without subscription to our proprietary software, and the performance obligation for hardware revenue is considered satisfied and revenue is recognized at a point in time when the Alloy Fusion hub is shipped to the customer. The Company generally provides a one-year warranty period on hardware devices that are delivered and installed. The cost of the warranty is recorded as a component of cost of hardware revenue.

•
Professional Services Revenue

Professional services revenue results from installing smart home hardware devices, which does not result in significant customization of the product and is generally performed over a period from two to four weeks. Installations can be performed by the Company's employees, contracted out to a third-party with the Company's employees managing the engagement, or the customer can perform the installation themselves. The Company’s professional services contracts are generally arranged on a fixed price basis and revenue is recognized over the period in which the installations are completed.

•
Hosted Services Revenue

Hosted services revenue consists of recurring monthly subscription revenue generated from fees that provide customers’ access to one or more of the Company’s proprietary software applications including access controls, asset monitoring and related services. These subscription arrangements have contractual terms typically ranging from one-month to seven-years and include recurring fixed plan subscription fees. Arrangements with customers do not provide the customer with the right to take possession of the Company’s software at any time. Customers are granted continuous access to the services over the contractual period. Accordingly, fees collected for subscription services are recognized on a straight-line basis over the contract term beginning on the date the subscription service is made available to the customer. Variable consideration is immaterial.

The Company also sells the Alloy SmartHub hardware hub device. The Alloy SmartHub device functions only with the subscription to the Company’s proprietary software applications and related hosting services and is sold only on an integrated basis with the subscription to the software. The Company considers the Alloy SmartHub device and hosting services subscription a single performance obligation and therefore defers the recognition of revenue for the hub devices. The Alloy Fusion device operates together with the proprietary software, but also provides features with stand-alone functionality without subscription to the Company’s proprietary software, and the performance obligation for hardware revenue is considered satisfied and revenue is recorded at the point in time when the Alloy Fusion hub is shipped to the customer. When a hub device is included in a contract that does not require a long-term service commitment, the customer obtains a material right to renew the service because purchasing a new device is not required upon renewal. If a contract contains a material right, proceeds are allocated to the material right and recognized over the period of benefit, which is generally four years.

14

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Cost of Revenue

Cost of revenue consists primarily of direct costs of products and services together with the indirect cost of estimated warranty expense and customer care and support over the life of the service arrangement.

•
Hardware

Cost of hardware revenue consists primarily of direct costs of proprietary products, hardware devices, supplies purchased from third-party providers, and shipping costs together with, indirect costs related to warehouse facilities (including depreciation and amortization of capitalized assets and right-of-use assets), infrastructure costs, personnel-related costs associated with the procurement and distribution of products and warranty expenses together with the indirect cost of customer care and support.

•
Professional Services

Cost of professional services revenue consists primarily of direct costs related to personnel-related expenses for installation and supervision of installation services, general contractor expenses and travel expenses associated with the installation of products and indirect costs that are also primarily personnel-related expenses in connection with training of and ongoing support for customers and residents.

•
Hosted Services

Cost of hosted services revenue consists primarily of the amortization of the direct costs of the hardware hub device consistent with the revenue recognition period noted above in Hosted Services Revenue and infrastructure costs associated with providing software applications together with the indirect cost of customer care and support over the life of the service arrangement.

Deferred Cost of Revenue

Deferred cost of revenue includes all direct costs included in cost of revenue for hosted services and the hub device that have been deferred to future periods.

Research and Development

These expenses relate to the research and development of new products and services and enhancements to the Company’s existing product offerings and are expensed as incurred.

Advertising

Advertising costs are expensed as incurred and recorded as a component of sales and marketing expense. The Company incurred $74 and $156 of advertising expenses for the quarters ended March 31, 2022, and 2021, respectively.

Segments

The Company has one operating segment and one reportable segment as its chief operating decision maker, who is its Chief Executive Officer, reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance. The Company’s principal operations are in the United States and the Company’s long-lived assets are located primarily within the United States. The Company held $7,990 and $8,629 of assets outside the United States at March 31, 2022, and December 31, 2021, respectively.

15

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Recent Accounting Guidance

Recent Accounting Guidance Not Yet Adopted

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments—Credit Losses (Topic 326)” which modifies the measurement of expected credit losses of certain financial instruments. This update is effective for fiscal years beginning after December 15, 2022 and must be applied using a modified-retrospective approach, with early adoption permitted. The adoption of ASU 2016-13 may have an impact on the Company’s accounting for accounts receivable, bad debt expense, and loans receivable included in the accompanying Consolidated Balance Sheets and Consolidated Statements of Operations and Comprehensive Loss. The Company is evaluating the extent of such impact.

Recently Adopted Accounting Guidance

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740)”, which simplifies the accounting for income taxes, primarily by eliminating certain exceptions found in the Accounting Standards Codification, section 740. This standard is effective for fiscal periods beginning after December 15, 2021. We adopted ASU No. 2019-12 effective January 1, 2022, which did not have a material impact on the Company’s consolidated financial statements.

NOTE 3. FAIR VALUE MEASUREMENTS AND FAIR VALUE OF INSTRUMENTS

The following tables display the carrying values and fair values of financial instruments.

		As of March 31, 2022			As of December 31, 2021
Assets on the Consolidated Balance Sheets		Carrying Value	Unrealized Losses	Fair Value	Carrying Value	Unrealized Losses	Fair Value
Cash and cash equivalents	Level 1	$278,003	$-	$278,003	430,841	$-	$430,841
Restricted cash	Level 1	8,373	-	8,373	1,763	-	1,763
Total		$286,376	$-	$286,376	$432,604	$-	$432,604

		As of March 31, 2022		As of December 31, 2021
Liabilities on the Consolidated Balance Sheets		Carrying Value	Fair Value	Carrying Value	Fair Value
Acquisition earnout payment	Level 3	5,230	5,230	5,230	5,230
Total liabilities		$5,230	$5,230	$5,230	$5,230

Earnout payments related to acquisitions are measured at fair value each reporting period using Level 3 unobservable inputs. The changes in the fair value of the Company's Level 3 liabilities for the three months ended March 31, 2022 and year ended December 31, 2021 are as follows.

	As of
	March 31, 2022	December 31, 2021
Balance at beginning of period	$5,230	$-
Fair value of acquisition earnout payment	-	5,230
Balance at end of period	$5,230	$5,230

16

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

The fair value of the earnout payment is measured on a recurring basis at each reporting date. The following inputs and assumptions were used in the Monte Carlo simulation model to estimate the fair value of the earnout payment as of December 31, 2021. The inputs and assumptions were not significantly different from December 31, 2021, and as a result, the change in fair value was immaterial. Thus, no change to the fair value of the earnout payment was recorded as of March 31, 2022. See Note 13 for more information regarding the earnout payment.

	As of
	March 31, 2022	December 31, 2021
Discount Rate	4.62%	3.50%
Volatility	24.80%	24.80%

NOTE 4. REVENUE AND DEFERRED REVENUE

Disaggregation of Revenue

In the following tables, revenue is disaggregated by primary geographical market and type of revenue.

	For the three months ended March 31,
	2022	2021
Revenue by geography
United States	$36,447	$18,749
International	912	411
Total revenue	$37,359	$19,160

	For the three months ended March 31,
	2022	2021
Revenue by type
Hardware	$22,114	$12,398
Professional services	6,909	3,601
Hosted services	8,336	3,161
Total revenue	$37,359	$19,160

Remaining Performance Obligations

Advance payments received from customers are recorded as deferred revenue and are recognized upon the completion of related performance obligations over the period of service. Advance payments for the hardware hub device are recorded as deferred revenue and recognized over the average in-service life of the hub. Advance payments received from customers for subscription services are recorded as deferred revenue and recognized over the term of the subscription. A summary of the change in deferred revenue is as follows.

	For the three months ended March 31,
	2022	2021
Deferred revenue balance as of January 1	$95,597	$53,501
Revenue recognized from balance of deferred revenue at the beginning of the period	(6,864)	(3,992)
Revenue deferred during the period	30,247	18,420
Revenue recognized from revenue originated and deferred during the period	(2,208)	(3,922)
Deferred revenue balance as of March 31	$116,772	$64,007

17

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

As of March 31, 2022, the Company expects to recognize 50% of its total deferred revenue within the next 12 months, 18% of its total deferred revenue between 13 and 36 months, 30% between 37 and 60 months and 2% is expected to be recognized beyond five years.

Deferred cost of revenue includes all direct costs included in cost of revenue that have been deferred to future periods.

NOTE 5. OTHER BALANCE SHEET INFORMATION

Inventory consisted of the following.

	March 31, 2022	December 31, 2021
Finished Goods	$42,259	$33,007
Raw Materials	-	201
Total inventory	$42,259	$33,208

We write-down inventory for any excess or obsolete inventories or when we believe that the net realizable value of inventories is less than the carrying value. During the three months ended March 31, 2022, we recorded write-downs of $82, which is a component of cost of revenues on the Consolidated Statements of Operations. There were no write-downs recorded for the three months ended March 31, 2021.

Prepaid expenses and other current assets consisted of the following.

	March 31, 2022	December 31, 2021
Prepaid expenses	$12,580	$15,084
Other current assets	3,254	2,285
Total prepaid expenses and other current assets	$15,834	$17,369

Property and equipment, net consisted of the following.

	March 31, 2022	December 31, 2021
Computer hardware	$1,814	$1,768
Warehouse and other equipment	461	461
Leasehold improvements	459	284
Furniture and fixtures	162	161
Property and equipment, gross	2,896	2,674
Less: Accumulated depreciation	(990)	(800)
Total property and equipment, net	$1,906	$1,874

Depreciation and amortization expense on all property, plant and equipment was $190 and $80 during the three months ended March 31, 2022 and 2021, respectively.

Other long-term assets consisted of the following.

	March 31, 2022	December 31, 2021
Intangible assets, net	$29,871	$3,590
Operating lease - ROU asset, net	2,640	2,927
Restricted cash, long-term portion	495	495
Other long-term assets	5,532	3,790
Total other long-term assets	$38,538	$10,802

18

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Intangible assets, net, which is included in Other long-term assets on the Consolidated Balance Sheets, consisted of the following.

	March 31, 2022	December 31, 2021
Customer relationships	$18,590	$3,290
Developed technology	10,600	300
Trade name	900
Less: Accumulated amortization	(219)	-
Total intangible assets, net	$29,871	$3,590

Amortization expense on all intangible assets was $219 for the three months ended March 31, 2022. For the three months ended March 31, 2021 there was no amortization expense recorded as the assets were not acquired until December 2021. Accumulated amortization on all intangible assets was $219 as of March 31, 2022 There was no accumulated amortization as of December 31, 2021. Total future amortization for finite-lived assets is estimated as follows.

Amortization Expense
2022 - Remaining	$2,808
2023	3,433
2024	3,433
2025	3,433
2026	3,433
Thereafter	13,331
Total	$29,871

Accrued expenses and other current liabilities consisted of the following.

	March 31, 2022	December 31, 2021
Accrued acquisition consideration	$14,080	$2,665
Accrued expenses	6,976	4,559
Accrued compensation costs	4,632	6,588
Warranty allowance	4,595	6,106
Other	4,039	2,316
Total accrued expenses and other current liabilities	$34,322	$22,234

19

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

NOTE 6. DEBT

Term Loan and Revolving Line of Credit Facility

In December 2021, the Company entered into a $75,000 Senior Revolving Facility with a five-year term (the "Senior Revolving Facility"). The Senior Revolving Facility includes a letter of credit sub-facility in the aggregate availability of $10,000 as a sublimit of the Senior Revolving Facility, and a swingline sub-facility in the aggregate availability of $10,000 as a sublimit of the Senior Revolving Facility. Proceeds from the Senior Revolving Facility are to be used for general corporate purposes. Amounts borrowed under the Senior Revolving Facility may be repaid and, prior to the Senior Revolving Facility maturity date, reborrowed. The Senior Revolving Facility terminates on the Senior Revolving Facility maturity date in December 2026, when the principal amount of all advances, the unpaid interest thereon, and all other obligations relating to the Senior Revolving Facility shall be immediately due and payable. The Company has yet to draw on the Senior Revolving Facility as of March 31, 2022. The Company accounted for the cancellation of its previous revolving facility and the issuance of the Senior Revolving Facility as an exchange with the same creditor. As a result, all costs related to entering into the Senior Revolving Facility that are allowed to be deferred are recorded as a deferred asset and included in other assets on the Consolidated Balance Sheets. These costs totaled $665 and will be amortized ratably over the five-year term of the Senior Revolving Facility. For the three months ended March 31, 2022, the Company recorded $27 of amortization expense in connection with these costs, which is a component of Interest Expense on the Consolidated Statements of Operations and Comprehensive Loss.

Interest rates for draws upon the Senior Revolving Facility are determined by whether the Company elects a secured overnight financing rate loan (“SOFR Loan”) or alternate base rate loan (”ABR Loan”). For SOFR Loans, the interest rate is based upon the forward-looking term rate based on SOFR as published by the CME Group Benchmark Administration Limited (CBA) plus an applicable margin, subject to a floor of 0.00%. For ABR Loans, the interest rate is based upon the highest of the Prime Rate, Federal Funds Effective Rate plus an applicable margin, or 3.25%. As of March 31, 2022, the applicable margins for SOFR Loans and ABR Loans under the Senior Revolving Facility were 0.10% and 0.50%, respectively.

In addition to paying interest on the outstanding principal balance under the Senior Revolving Facility, the Company is required to pay a facility fee to the lender in respect of the unused commitments thereunder. The facility fee rate is based on the daily unused amount of the Senior Revolving Facility and is one fourth of one percent (0.25%) per annum based on the unused facility amount.

The Senior Revolving Facility contains certain customary affirmative and negative covenants and events of default. Such covenants will, among other things, restrict, subject to certain exceptions, the Company’s ability to (i) engage in certain mergers or consolidations, (ii) sell, lease or transfer all or substantially all of the Company’s assets, (iii) engage in certain transactions with affiliates, (iv) make changes in the nature of the Company’s business and our subsidiaries, and (v) incur additional indebtedness that is secured on a pari passu basis with the Senior Revolving Facility.

The Senior Revolving Facility also requires the Company, on a consolidated basis with its subsidiaries, to maintain a minimum cash balance. If the minimum cash balance is not maintained, the Company is required to maintain a minimum liquidity ratio. If an event of default occurs, the lender is entitled to take various actions, including the acceleration of amounts due under the Senior Revolving Facility and all actions permitted to be taken by a secured creditor. As of March 31, 2022, and through the date these consolidated financial statements were issued, the Company believes it was in compliance with all financial covenants.

The Senior Revolving Facility is collateralized by first priority or equivalent security interests in substantially all the property, rights, and assets of the Company.

As of March 31, 2022 and December 31, 2021, there was no outstanding principal amount under the Senior Revolving Facility.

20

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

In August 2019, Legacy SmartRent entered into a loan and security agreement for a Credit Facility. The Credit Facility provided $15,000 of borrowing capacity and consisted of a $10,000 Revolving Facility, which originally matured in August 2021, but was extended to December 2021, and a $5,000 Term Loan Facility, with a maturity date of November 2023. The Term Loan Facility was subject to monthly payments of interest, in arrears, accrued on the principal balance of the Term Loan Facility through November 2020. Thereafter, and continuing through the Term Loan Facility maturity date, the Term Loan Facility was subject to equal monthly payments of principal plus accrued interest. Proceeds from the Credit Facility were used for general corporate purposes. In connection with the Credit Facility, the Company issued warrants (see Note 7) to purchase Legacy SmartRent’s common stock, which were subsequently exercised on September 7, 2021 pursuant to a cashless exercise and resulting in the issuance of 147,911 shares of Common Stock. At the time of issuance, the fair value of the warrants was recorded as additional paid-in capital with a reduction to the carrying value of the Term Loan Facility. The resulting discount from outstanding principal balance of the Term Loan Facility was amortized using the effective interest rate method over the periods to maturity. Amortization of this discount is recorded as interest expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss and Comprehensive Loss. In December 2021, the Credit Facility was cancelled upon the repayment in full of the Term Loan Facility principal and accrued interest. The repayment of the Term Loan Facility was accounted for as an extinguishment of debt.

NOTE 7. CONVERTIBLE PREFERRED STOCK AND EQUITY

Preferred Stock

The Company is authorized to issue 50,000 shares of $0.0001 par value preferred stock.

As discussed in Note 1, the Company has retroactively adjusted the shares issued and outstanding prior to August 24, 2021 to give effect to the Exchange Ratio to determine the number of shares of Common Stock into which they were converted.

Prior to the Business Combination, Legacy SmartRent had shares of $0.00001 par value Series Seed, Series A, Series B, Series B-1, Series C, and Series C-1 preferred stock outstanding, all of which were convertible into shares of common stock of Legacy SmartRent on a 1:1 basis, subject to certain anti-dilution protections. Upon the closing of the Business Combination, the outstanding shares of preferred stock were converted into Common Stock of the Company based on the Exchange Ratio of approximately 4.8846.

The original issuance price per share of Legacy SmartRent’s authorized, issued and outstanding preferred stock follows as of August 24, 2021.

Issue Date	Series	Shares Authorized	Shares Issued and Outstanding	Original Issue Price per Share	Liquidation Preference
March 2018	Seed	4,707	4,707	$1.0000	$4,707
September 2018	A	4,541	4,541	$1.1011	5,000
May 2019	B-1	508	508	$4.9767	2,527
May 2019	B	5,425	5,425	$6.2209	33,750
March 2020	C-1	761	761	$10.0223	7,624
March - May 2020; March 2021	C	8,874	8,874	$10.4236	92,468
		24,816	24,816		$146,076

The original issuance price per share of the Company’s authorized, issued and outstanding preferred stock follows as of December 31, 2020.

Issue Date	Series	Shares Authorized	Shares Issued and Outstanding	Original Issue Price per Share	Liquidation Preference
March 2018	Seed	4,707	4,707	$1.0000	$4,707
September 2018	A	4,541	4,541	$1.1011	5,000
May 2019	B-1	508	508	$4.9767	2,527
May 2019	B	5,425	5,425	$6.2209	33,750
March 2020	C-1	761	761	$10.0223	7,624
March - May 2020	C	5,756	5,516	$10.4236	57,500
		21,698	21,458		$111,108

21

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

Upon the closing of the Business Combination, 24,816 outstanding shares of preferred stock were converted into 121,214 shares of Common Stock at the Exchange Ratio of 4.8846.

During the three months ended March 31, 2021, Legacy SmartRent issued an additional 3,358 shares of Series C preferred stock through two tranches that closed in February and March 2021. The Series C preferred stock was issued in exchange for $35,000 gross cash proceeds. Expenses in connection with the issuance of the Series C preferred stock were $207, resulting in net cash proceeds of $34,793.

Warrants

In February 2021, Legacy SmartRent issued 750 warrants to purchase Legacy SmartRent’s common stock as consideration to certain customers. The warrants are exercisable upon issuance until their expiration in February 2031 or earlier upon redemption. The number of warrants issued to these customers is dependent on the number of installed units, as defined by the warrant agreements, purchased by the customer. The fair value of the vested portion of the warrants has been recorded as additional paid in capital and contra-revenue on the accompanying Consolidated Balance Sheets and Consolidated Statements of Operations, respectively. For the quarters ended March 31, 2022 and 2021 respectively, the Company recorded $2 and $22, as contra-revenue in the Consolidated Statement of Operations related to these warrants. As part of the Business Combination on August 24, 2021, these warrants converted to warrants to purchase 3,663 shares of Common Stock at $0.01 per share pursuant to the Exchange Ratio and remain outstanding.

In April 2020, in connection with the closing of the second tranche of the Series C preferred stock, Legacy SmartRent issued a warrant to purchase common stock to an investor who participated in the second tranche closing. The warrant represents compensation paid for marketing services to be provided and was accounted for using stock-based compensation guidance. The warrant vests based on the number of installed units attained over a measurement period, which expires in April 2023. The variability in the units earned was determined to be a performance condition and did not require classification of the warrant as a liability. Upon vesting, the warrant holder is entitled to purchase 384 fully paid and non-assessable shares of Legacy SmartRent’s common stock at $0.01 per share, subject to adjustment pursuant to the warrant. The Company measured the fair value of the warrants using the Black-Scholes-Merton model. The Company records the associated marketing expense over the service period as the units are installed with an offset to additional paid-in-capital. During the three months ended March 31, 2022 and 2021 respectively, the Company recognized $217 and $210 of sales and marketing expense related to these warrants. As part of the Business Combination on August 24, 2021, these warrants converted to warrants to purchase 1,876 shares of Common Stock pursuant the Exchange Ratio. The remaining warrants fully vested during the three months ended March 31, 2022 (see Note 14).

In August 2019, in connection with the Credit Facility (Note 6), Legacy SmartRent issued warrants to purchase common stock of Legacy SmartRent to the lender. The warrants were exercisable upon issuance until their expiration in August 2029 or earlier upon redemption. The holder of the warrants, together with any successor or permitted assignee or transferee, was entitled to purchase 33 fully paid and non-assessable shares of the Legacy SmartRent’s common stock at $2.30 per share, subject to adjustment pursuant to the warrant. The fair value of the warrants has been recorded as additional paid in capital and a reduction to the carrying value of the Term Loan Facility. The resulting discount from outstanding principal balance of the Term Loan Facility was being amortized using the effective interest rate method over the periods to maturity. Amortization of this discount was recorded as interest expense. The warrants were exercised during the year ended December 31, 2021 as discussed above (Note 6).

In March 2019, Legacy SmartRent issued a warrant to purchase common stock to the purchaser of a $2,500 convertible note. The warrant represented compensation paid for marketing services to be provided and was accounted for using stock-based compensation guidance. The warrant vested based on the number of installed units attained over a measurement period, which expired in March 2021. The variability in the units earned was determined to be a performance condition and did not require classification of the warrant as a liability. Upon vesting, the warrant holder was entitled to purchase up to 503 fully paid and non-assessable shares of Legacy SmartRent’s common stock at $0.01 per share, subject to adjustment pursuant to the warrant. The Company measured the fair value of the warrant using the Black-Scholes-Merton model. The Company recorded the associated marketing expense over the service period as the units were installed with an offset to additional paid-in-capital. These warrants were exercised by the holder in March 2021, which resulted in 503 shares of common stock being issued by Legacy SmartRent. During the three months ended March 31, 2022 and 2021, no sales and marketing expense related to these warrants is in the accompanying Consolidated Statements of Operations and Comprehensive Loss.

22

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

NOTE 8. STOCK-BASED COMPENSATION

2018 Stock Plan

Legacy SmartRent’s board of directors adopted, and its stockholders approved, the SmartRent.com, Inc. 2018 Stock Plan (the “2018 Stock Plan”), effective March 2018. The purpose of the 2018 Stock Plan was to advance the interests of Legacy SmartRent and its stockholders by providing an incentive to attract, retain and reward persons performing services for Legacy SmartRent and by motivating such persons to contribute to the growth and profitability of Legacy SmartRent. The 2018 Stock Plan seeks to achieve this purpose by providing for awards in the form of options, restricted stock purchase rights or restricted stock bonuses. Awards granted under the 2018 Stock Plan generally expire ten years from the date of grant and become vested and exercisable over a four-year period. All options are subject to certain provisions that may impact these vesting schedules. As part of the Business Combination on August 24, 2021, all awards issued under the 2018 Stock Plan were assumed by the Company and converted to options to purchase Common Stock and RSUs for Common Stock using the Exchange Ratio.

Summaries of the Company’s 2018 Stock Plan activity for the three months ended March 31, 2022 is presented below.

	Options Outstanding
	Number of Options	Weighted- Average Exercise Price ($ per share)	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
December 31, 2021	10,457	$0.51	7.96	$-
Granted	175	$9.58
Exercised	(131)	$0.47
Cancelled and forfeited	(326)	$0.47
March 31, 2022	10,175	$0.66	7.75	$-
Vested options as of March 31, 2022	8,022	$0.49	7.53	$-

Amendment to the 2018 Stock Plan

In April 2021, the board of directors of Legacy SmartRent executed a unanimous written consent to provide an additional incentive to certain employees of Legacy SmartRent by amending the 2018 Stock Plan to allow for the issuance of RSUs and granted a total of 1,533 RSUs to certain employees which vest over four years. The estimated fair value for each RSU issued was approximately $21.55 per share and the total stock-based compensation expense to be amortized over the vesting period is $33,033. As part of the Business Combination on August 24, 2021 these RSUs were assumed by the Company and converted to 7,489 RSUs at a per share fair value of $4.41 pursuant to the Exchange Ratio and remain outstanding as of March 31, 2022. During the year ended December 31, 2021, $843 of stock compensation expense was recorded for these awards. The outstanding RSUs also contain a liquidity event vesting condition which was satisfied upon closing of the Business Combination. Accordingly, the Company recognized an additional one-time stock-based compensation expense of $2,827 in August 2021 as a retroactive catch-up of cumulative stock-based compensation expense for such awards from their original grant dates.

2021 Equity Incentive Plan

In connection with the Business Combination, the board of directors approved and implemented the SmartRent, Inc. 2021 Equity Incentive Plan. The purpose of the 2021 Plan is to enhance our ability to attract, retain and motivate persons who make, or are expected to make, important contributions to the Company by providing these individuals with equity ownership opportunities and equity-linked compensation opportunities.

The 2021 Plan authorizes the compensation committee to provide incentive compensation in the form of stock options, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. Under the 2021 Plan, the Company is authorized to issue up to 15,500 shares of stock. As part of the Business Combination on August 24, 2021, the RSUs granted in the 2018 Stock Plan were assumed by the Company and converted to 7,489 restricted stock units pursuant to the Exchange Ratio and remain outstanding. In August 2021, 354 RSUs were granted to certain executives and the board of directors at a fair value of $12.10. Non-employee board member RSUs will vest either over one year or three years. The RSUs granted to employees

23

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

are generally subject to a four-year vesting schedule and all vesting shall be subject to the recipient’s continued employment with the Company or its subsidiaries through the applicable vesting dates. In November 2021, the Company granted 72 RSUs to certain executives pursuant to the 2021 Equity Incentive Plan. These RSUs had a fair value of $12.10 at the time of the grant and will vest over four years. During the period ending March 31, 2022, the Company granted 1,510 RSUs to certain employees pursuant to the 2021 Equity Incentive Plan. These RSUs had a fair value of $7.54 at the time of the grant and will vest over four years. No right to any Common Stock is earned or accrued until such time that vesting occurs, nor does the grant of the RSU award confer any right to continue vesting or employment. Compensation expense associated with the unvested RSUs is recognized on a straight-line basis over the vesting period.

During the three months ended March 31, 2022, stock-based compensation expense of $3,123 was recognized in connection with the vesting of all RSUs. See footnote 14 for additional information in connection with the 2021 Equity Incentive Plan. No stock-based compensation expense related the RSUs was recognized during the three months ended March 31, 2021.

The following table summarizes activity related to the RSUs:

	Restricted Stock Units
	Number of Restricted Stock Units	Weighted Average Grant Date Fair Value (per share)
December 31, 2021	7,671	$4.98
Granted	1,510	$7.54
Cancelled	(136)	$4.82
March 31, 2022	9,045	$5.29

Employee Stock Purchase Plan

The Company has the ability to initially issue up to 2,000 shares of Common Stock under the Employee Stock Purchase Plan ("ESPP"), subject to annual increases effective as of January 1, 2022 and each subsequent January 1 through and including January 1, 2030 in an amount equal to the smallest of (i) 1% of the number of shares of the Common Stock outstanding as of the immediately preceding December 31, (ii) 2,000 shares or (iii) such amount, if any, as the Board may determine. During the three months ending March 31, 2022, stock-based compensation expense of $86 was recognized in connection with the ESPP. No expense related to the ESPP was recognized during the three months ended March 31, 2021.

Stock-Based Compensation

The fair value of stock option grants is estimated by the Company on the date of grant using the Black Scholes-Merton option pricing model with the following weighted-average assumptions for the three months ended March 31, 2022.

March 31, 2022
Risk free interest	1.47%
Dividend yield	0.00%
Expected volatility	58.80%
Expected life (years)	6.08

Expected life – The Company’s expected term represents the period that the Company’s stock-based awards are expected to be outstanding and is determined using the simplified method.

Risk-Free Interest Rate – The risk-free rate is based on the US Treasury zero coupon issuances in effect at the time of the grant for periods corresponding with the expected term of the option.

Expected Volatility – The expected volatility is based on the average of the implied volatility of publicly traded options for our common stock and the historical volatility of the Company's Common Stock.

Dividend Yield – The Company has never paid dividends on its common stock and has no plans to declare any dividends on its common stock. Therefore, the Company used an expected dividend yield of zero.

24

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

The Company recorded stock-based compensation expense as follows.

	For the three months ended March 31,
	2022	2021
Research and development	$881	$55
Sales and marketing	539	16
General and administrative	2,103	356
Total	$3,523	$427

During the three months ended March 31, 2022, stock-based compensation expense of $199 was recognized for 844 shares granted in connection with the Zenith Highpoint Inc. ("Zenith") acquisition and are recorded as a component of general and administrative expense. During the three months ended March 31, 2021, $200 of stock-based compensation expense related to these shares was recognized and are recorded as a component of general and administrative expense. As part of the Business Combination on August 24, 2021, these 844 shares converted into 4,123 shares pursuant to the Exchange Ratio.

During the three months ended March 31, 2022, stock-based compensation expense of $115 was recognized in connection with the vesting of outstanding options. During the three months ended March 31, 2021, stock-based compensation expense of $227 was recognized in connection with the vesting of outstanding options.

NOTE 9. INCOME TAXES

The Company’s effective tax rate (ETR) from continuing operations was 17.05% for the three months ended March 31, 2022 and (0.49%) for the three months ended March 31, 2021. The Company’s ETR during the three months ended March 31, 2022 differed from the federal statutory rate of 21% primarily due to changes in valuation allowance and foreign taxes.

The Company recorded net deferred tax liabilities in the quarter ended March 31, 2022, due to the acquisition of SightPlan. Those net deferred tax liabilities provide a source of taxable income to offset future tax deductions from deferred tax assets, and as a result, management reduced the valuation allowance by $4.8 million during the quarter.

NOTE 10. NET LOSS PER SHARE

The following potentially dilutive shares were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because inclusion of the shares on an as-converted basis would have been anti-dilutive.

	For the three months ended March 31,
	2022	2021
Convertible preferred stock	-	121,226
Common stock options and restricted stock units	19,218	11,016
Common stock warrants	3,664	161
Shares subject to repurchase	1,374	2,750
Total	24,256	135,153

NOTE 11. RELATED-PARTY TRANSACTIONS

During the quarters ended March 31, 2022 and 2021, the Company incurred marketing expense of $217 and $210, respectively, in connection with the vesting of warrants held by an investor.

The Company incurred consulting expense of $20 included in research and development expenses for the three months ended March 31, 2022 related to services provided by companies in which one of the Company's executives have control or significant influence. During the three months ended March 31, 2021, the Company incurred consulting expenses from these companies of $15.

On March 22, 2022, the Company purchased all of the outstanding equity interests of SightPlan (see Note 13). One of our directors, through a personal investment vehicle, held an unsecured convertible promissory note in SightPlan (the “SightPlan Convertible Note”). As consideration for the conversion and cancellation of the SightPlan Convertible Note, the director received $458 at the closing of the SightPlan acquisition. The director did not

25

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

participate in any negotiations, recused himself from all board discussions related to the SightPlan acquisition, and did not vote on the matter.

Entities affiliated with RET, which currently hold more than 5% of the outstanding shares of the Company's Common Stock, held more than 17% of the fully diluted shares outstanding of SightPlan (the “RET SightPlan Holdings”). As consideration for the RET SightPlan Holdings, entities affiliated with RET received $22,271 at the closing of the SightPlan acquisition. None of the Company's executive officers or directors hold any economic interest in RET and RET does not have a designee on the Company's board of directors. Further, RET did not assist the Company with any negotiations or participate in the Company's board discussions related to the SightPlan acquisition.

NOTE 12. COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is subject to various legal proceedings and claims that arise in the ordinary course of our business. Liabilities are accrued when it is believed that it is both probable that a liability has been incurred and that the Company can reasonably estimate the amount of the potential loss. The Company does not believe that the outcome of these proceedings or matters will have a material effect on the consolidated financial statements.

The Company entered into an agreement with a supplier in April 2020, as further amended in March 2021, to purchase minimum volumes of certain products through August 2022. Due to significant failure rates and other defects, the Company ceased ordering product from this supplier as of December 2020. Despite the Company’s requests, the supplier indicated they are not willing to refund the Company for the malfunctioning products previously purchased, and therefore, the Company filed a complaint against the supplier on March 22, 2022 in the Superior Court for the State of California, County of Santa Clara. As of the date of this filing, the supplier has not yet filed a response to the complaint. The Company does not believe it has any further commitment to the supplier.

The Company regularly reviews outstanding legal claims, actions and enforcement matters, if any exist, to determine if accruals for expected negative outcomes of such matters are probable and can be reasonably estimated. The Company evaluates any such outstanding matters based on management’s best judgment after consultation with counsel. There is no assurance that the Company's accruals for loss contingencies will not need to be adjusted in the future. The amount of such adjustment could significantly exceed the accruals the Company has recorded. The Company had no such accruals as of March 31, 2022 or December 31, 2021.

NOTE 13. ACQUISITIONS

iQuue Acquisition

On December 31, 2021, the Company purchased all of the outstanding equity interests of iQuue, LLC. iQuue was founded in 2015 and is headquartered in Altamonte Springs, Florida. iQuue is a software-as-a-service ("SaaS") company providing a smart home and smart building technology platform for property owners, managers, and residents in the multifamily industry. Backed by Samsung SmartThings, the iQuue technology platform is capable of integrating with any smart device. iQuue offerings include access control, door code management, managed WiFi, and professional installation.

The Company accounted for the iQuue acquisition as a business combination. The preliminary purchase price consisted of $7,213 of cash and restricted cash, estimated fair market value of $5,230 in contingent consideration relating to three earnout payments tied to the attainment of installed unit targets during the period of December 31, 2021 to June 30, 2025, and a Net Working Capital Adjustment of $508 to be paid out 91 days after the acquisition date. On the acquisition date, the Company paid cash of $6,192, and placed $1,021 in escrow accounts. As of March 31, 2022, the current escrow deposits are classified as “Restricted cash, current portion” in the Consolidated Balance Sheets. The Company determines current or non-current classification based on the expected duration of the restriction. The maximum value of the earnout payments is $6,375. To the extent these are earned, they will be payable in cash on, or promptly after, the earnout period dates of December 31, 2022, December 31, 2023, and June 30, 2025. The $5,230 fair value of the earnout payments is determined using the Monte Carlo simulation model based on installed unit projections during the period of December 31, 2021 through June 30, 2025, implied revenue volatility, a risk-adjusted discount rate, and a credit spread. Each reporting period, the Company is required to remeasure the fair value of the earnout liability as assumptions change and such adjustments will be recorded as a gain or loss in other income (expense), net within the Consolidated Statement

26

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

of Operations and Comprehensive Loss. The fair value of the earnout liability falls within Level 3 of the fair value hierarchy as a result of the unobservable inputs used for the measurement. The Company determined there was no change to the fair value of the earnout during the period ending March 31, 2022 and therefore, no gain or loss was recorded.

As part of the business combination, the Company agreed to pay up to approximately $742 to the former shareholders of iQuue over the next three years, subject to the shareholders’ continued employment at the Company. As this payment is contingent upon the continuous service of the key employees, it is accounted for as post-combination compensation expense and is being recognized ratably over the service period of three years. The Company deposited $742 cash in escrow on the acquisition date for this obligation. The current portion of the escrow deposit is classified as “Restricted cash, current portion” and the non-current portion is classified as a component of "Other long-term assets" on the Consolidated Balance Sheets. During the three months ended March 31, 2022, the Company recognized $62 of compensation expense in connection with this bonus.

The fair value and allocation of the business combination are preliminary, are based upon management’s best estimates and assumptions, and are subject to future revision. The Company will finalize these amounts no later than one year from the acquisition date, once it obtains the information necessary to complete the measurement process. Any changes resulting from facts and circumstances that existed as of the acquisition date may result in adjustments to the preliminary amounts disclosed above which may impact the reported results in the period those adjustments are identified.

The total purchase consideration and the fair values of the acquired assets and liabilities at the acquisition date were as follows.

Consideration
Cash paid at acquisition		$6,192
Contingent consideration		5,230
Cash consideration held in escrow		1,021
Net working capital adjustment		508
Fair value of total consideration transferred		12,951

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	$290
Accounts receivable	721
Inventory	49
Intangible assets	3,590
Prepaid expenses and other assets	5
Total identifiable net assets acquired	4,655
Accounts payable	48
Deferred revenue	91
Accrued expenses and other liabilities	69
Total liabilities assumed	208

Total identifiable assets		4,447

Goodwill		$8,504

The Company recognized approximately $234 of acquisition related costs that were expensed during the three months ended March 31, 2022 and are included in general and administrative expenses.

The fair value of the assets acquired includes accounts receivable of $721. The gross amount due under contracts for accounts receivable is $721, all of which is expected to be collected. The Company did not acquire any other class of receivable as a result of the acquisition of iQuue.

The aggregate purchase price has been allocated to the assets acquired and liabilities assumed based on the fair market value of such assets and liabilities at the date of acquisition. Intangible assets associated with the acquisition totaled $3,590 and primarily related to customer relationships. The excess purchase price over the fair value of net assets acquired was recognized as goodwill and totaled $8,504. The goodwill is attributable primarily to the workforce of the acquired business and expected synergies with the Company’s existing operations and is deductible over 15 years for income tax purposes.

27

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

The Company recorded intangible assets at their fair value, which consisted of the following.

	Estimated useful life (in years)	December 31, 2021
Customer relationships	13	$3,290
Developed technology	1	300
Total intangible assets		$3,590

The valuation of intangible assets was determined using an income approach methodology. The fair value of the customer relationship intangible assets was determined using the multi-period excess earnings method based on discounted projected net cash flows associated with the net earnings attributable to the acquired customer relationships. The fair value of the acquired developed technology was determined using the relief from royalty method, which measures the value by estimating the cost savings associated with owning the asset rather than licensing it. The income approach methodology involves estimating cash flows over the remaining economic life of the intangible assets, which are considered from a market participant perspective. Key assumptions used in estimating future cash flows included projected revenue growth rates and customer attrition rates. The projected future cash flows were discounted to present value using an appropriate discount rate. As such, all aforementioned intangible assets were valued using Level 3 inputs. During the three months ending March 31, 2022, the Company recorded amortization expense of $141 related to intangible assets. There was no such amortization expense recorded for the year ended December 31, 2021 as the acquisition occurred on December 31, 2021. These intangible assets are deductible over 15 years for income tax purposes.

The Company’s Consolidated Balance Sheet as of March 31, 2022, and other financial statements presented herein for the three months ended March 31, 2022 and 2021 include the results of operations of iQuue since the acquisition date. Pro forma disclosures have not been provided since the acquisition did not have, and is not expected to have, a material impact on the Company’s results of operations.

SightPlan Acquisition

On March 22, 2022, the Company purchased all of the outstanding equity interests of SightPlan for approximately $135,000. SightPlan was founded in 2013 and is headquartered in Orlando, Florida. SightPlan is a SaaS company that provides a real estate operating platform offering automated answering, resident engagement, field service and maintenance management, inspections management, and due diligence and audit management services to real estate owners and managers.

The Company accounted for the SightPlan acquisition as a business combination. The preliminary purchase price consisted of $131,781 of cash and restricted cash and a post-closing downward adjustment of $(127). On the acquisition date, the Company paid cash consideration of $130,931 and placed $850 in escrow accounts legally owned by the Company. As of March 31, 2022, $11,428 of the cash consideration paid has yet to be transferred to former SightPlan shareholders and is classified in the Company’s cash and cash equivalents and other current liabilities on the Consolidated Balance Sheets. As of March 31, 2022, the current escrow deposits are classified as restricted cash, current portion and other current liabilities on the Consolidated Balance Sheets. The Company determines current or non-current classification based on the expected duration of the restriction.

As part of the business combination, the Company agreed to pay up to approximately $5,760 to the former employees of SightPlan on the one-year anniversary of the acquisition date, subject to continued employment at the Company. As this payment is contingent upon the continuous service of the employees, it is accounted for as post-combination expense and will be recognized ratably over the service period of one year. During the three months ended March 31, 2022, the Company recorded $142 to general and administrative expenses on the Statements of Operations and Comprehensive Loss and to other current liabilities on the Consolidated Balance Sheets in connection with this contingent consideration. The Company deposited $5,760 cash in escrow on the acquisition date for this obligation. The escrow deposit is classified as restricted cash, current portion.

The fair value and allocation of the business combination are preliminary, are based upon management’s best estimates and assumptions, and are subject to future revision. The Company will finalize these amounts no later than one year from the acquisition date, once it obtains the information necessary to complete the measurement process. Any changes resulting from facts and circumstances that existed as of the acquisition date may result in adjustments to the preliminary amounts disclosed above which may impact the reported results in the period those adjustments are identified.

28

SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

The total purchase consideration and the fair values of the acquired assets and liabilities at the acquisition date were as follows.

Consideration
Cash paid at acquisition		$130,931
Cash consideration held in escrow		850
Net working capital adjustment		(127)
Fair value of total consideration transferred		131,654

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash	$1,978
Accounts receivable	1,284
Intangible assets	26,500
Other assets	724
Total identifiable net assets acquired	30,486
Accounts payable	6
Deferred revenue	885
Accrued expenses and other liabilities	735
Deferred tax liability (Note 9)	5,390
Other long-term liabilities	256
Total liabilities assumed	7,272

Total identifiable assets		23,214

Goodwill		$108,440

The following table reconciles the elements of the acquisition to the Consolidated Statement of Cash Flows.

Cash paid at acquisition	$130,931
Cash acquired	(1,978)
Acquisition consideration owed to shareholders	(11,418)
Payment of acquisition consideration, net of cash acquired	$117,535

The Company recognized approximately $523 of acquisition related costs that were expensed during the three months ended March 31, 2022 and are included in general and administrative expenses.

The fair value of the assets acquired includes accounts receivable of $1,284. The gross amount due under contracts for accounts receivable is $1,284, substantially all of which is expected to be collected. The Company did not acquire any other class of receivable as a result of the acquisition of SightPlan.

In October 2021, the FASB issued Accounting Standards Update (“ASU”) No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). Upon the adoption of this update, contract assets and contract liabilities (i.e., deferred revenue) acquired in a business combination will be recognized and measured by the acquirer on the acquisition date in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers as if the acquirer had originated the contracts, which would generally result in an acquirer recognizing and measuring acquired contract assets and contract liabilities consistent with how they were recognized and measured in the acquiree’s financial statements. The Company adopted ASU 2021-08 on October 1, 2021, prior to the acquisition of SightPlan. Therefore, SightPlan’s historical deferred revenue balance as of March 22, 2022 has been included in the purchase price allocation in accordance with ASU 2021-08.

The aggregate purchase price has been allocated to the assets acquired and liabilities assumed based on the fair market value of such assets and liabilities at the date of acquisition. Intangible assets associated with the acquisition totaled $26,500 and primarily related to customer relationships and developed technology. The excess purchase price over the fair value of net assets acquired was recognized as goodwill and totaled $108,440. The goodwill is attributable primarily to the workforce of the acquired business and expected synergies with the Company’s existing operations and is not deductible for income tax purposes.

The Company recorded intangible assets at their fair value, which consisted of the following.

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SMARTRENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except per share amounts)

	Estimated useful life (in years)	March 31, 2022
Trade Name	5	$900
Customer relationships	10	15,300
Developed technology	7	10,300
Total intangible assets		$26,500

The valuation of intangible assets was determined using an income approach methodology. The fair value of the customer relationship intangible assets was determined using the multi-period excess earnings method based on discounted projected net cash flows associated with the net earnings attributable to the acquired customer relationships. The fair value of the trade name and the acquired developed technology was determined using the relief from royalty method, which measures the value by estimating the cost savings associated with owning the asset rather than licensing it. The income approach methodology involves estimating cash flows over the remaining economic life of the intangible assets, which are considered from a market participant perspective. Key assumptions used in estimating future cash flows included projected revenue growth rates and customer attrition rates. The projected future cash flows were discounted to present value using an appropriate discount rate. As such, all aforementioned intangible assets were valued using Level 3 inputs. During the three months ending March 31, 2022, the Company recorded amortization expense of $78 related to intangible assets. There was no such amortization expense recorded in the year ended December 31, 2021 as the acquisition occurred on March 22, 2022. These intangible assets are deductible over 15 years for income tax purposes.

Pro Forma Operating Results

The Company’s Consolidated Balance Sheet as of March 31, 2022, and other financial statements presented herein for the three months ended March 31, 2022 and 2021 include the results of operations of SightPlan since the acquisition date. The following unaudited pro forma information presents consolidated financial information as if the SightPlan acquisition had occurred on January 1, 2021. Pro forma disclosures for net loss have not been provided as the acquisition did not have, and is not expected to have, a material impact on the consolidated results through the year of acquisition. Pro forma operating results were prepared for comparative purposes only and are not indicative of what would have occurred had the acquisition been made as of January 1, 2021 or of the results that may occur in the future.

	For the three months ended
	March 31, 2022	March 31, 2021
Revenues	$39,711	$21,023

NOTE 14. SUBSEQUENT EVENTS

In connection with the preparation of the accompanying consolidated financial statements, the Company has evaluated events and transactions occurring after March 31, 2022 and through May 11, 2022, the date these financial statements were issued, for potential recognition or disclosure and has determined that there are no additional items to disclose except as disclosed below.

In April 2022, the Company announced the appointment of Hiroshi Okamoto as the Company’s Chief Financial Officer effective May 9, 2022.

In May 2022, the Company announced the appointment of Robyn Young as the Company’s Chief Marketing Officer effective May 9, 2022.

In May 2022, the Company awarded $800 of Restricted Stock Units, which will vest over four years, to certain executives pursuant to the 2021 Equity Incentive Plan.

In May 2022, an investor exercised its warrant to purchase 937 shares of Common Stock (see Note 7).

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes included herein and the consolidated financial statements and notes thereto for the year ended December 31, 2021 contained in our Annual Report on Form 10-K filed with the SEC on March 25, 2022.

This discussion also contains forward-looking statements based upon current expectations that involve risks and uncertainties. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “our,” “us,” “the Company” and “SmartRent” generally refer to SmartRent Technologies, Inc., Legacy SmartRent, and its consolidated subsidiaries prior to the Business Combination.

Overview

SmartRent is an enterprise technology company that provides a comprehensive real estate platform designed for property owners, managers and residents. Our suite of products and services, which includes both smart building hardware and cloud-based SaaS solutions, provides seamless visibility and control over real estate assets. Our comprehensive platform lowers operating costs, increases revenues, mitigates operational friction and protects assets for owners and operators, while providing a differentiated, elevated living experience for residents. Through our central connected device, called SmartHub, we integrate our proprietary enterprise software with third-party smart devices and other technology interfaces through an open-architecture, brand-agnostic approach, which allows owners, operators, and residents to manage their smart home systems through a single connected interface. Our products and solutions include smart apartments and homes, access control for buildings, common areas, and rental units, asset protection and monitoring, parking management, self-guided tours, and community and resident Wi-Fi. We also have a professional services team operating across the United States through which we provide customers with installation, training, and support services. Our recent SightPlan acquisition advances our product roadmap and augments the cloud-based SaaS solutions for current and prospective customers.

We believe SmartRent is the category leader in the enterprise smart home solutions industry. As of March 31, 2022, our customers owned an aggregate of approximately 5.1 million units, representing approximately 12% of the U.S. market for institutionally owned multifamily rental units and single-family rental homes, and included 15 of the top 20 multifamily residential owners in the United States. In addition to multifamily residential owners, our customers include some of the leading homebuilders, single-family rental homeowners, and iBuyers in the United States.

We estimate that the U.S. market for residential real estate consists of approximately 44 million institutionally owned multifamily rental units and single-family rental homes as of March 31, 2022. While several of the top multifamily residential owners are current SmartRent customers, we believe that we have only begun to take advantage of the full market opportunity in residential and commercial real estate sectors and in domestic and international markets. For example, we recently adapted our software and applications to target new opportunities in other residential real estate sectors, including student housing, senior housing, and new construction homes. In addition, we believe there is significant potential for growth beyond residential real estate to other commercial real estate asset classes, including, among others, office, hotel, retail, industrial, and self-storage. Furthermore, we believe there is an attractive opportunity to expand our smart home solutions into other markets globally and have started pilot programs and/or developed partner relationships in the United Kingdom, Canada, the Netherlands, and Ireland.

We have designed our open-architecture, brand-agnostic smart home operating system to help the residential real estate industry become more efficient and effective. Importantly, our enterprise software integrates into most existing property management systems used by residential property owners and operators. With features speciﬁcally designed to increase productivity, while decreasing operating costs, we estimate that owners and operators can realize a 50% return on investment after installation of our smart home operating system.

The Business Combination

On August 24, 2021, we consummated the Business Combination contemplated by the Merger Agreement. Upon the closing of the Business Combination, Merger Sub merged with and into Legacy SmartRent, with Legacy SmartRent continuing as the surviving company and changing its name to “SmartRent Technologies, Inc.” In connection with the consummation of the Business Combination, we changed our name from “Fifth Wall Acquisition Corp. I” to “SmartRent, Inc.” and changed our trading symbol and exchange listing from “FWAA” on Nasdaq to “SMRT” on the NYSE.

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Immediately prior to the effective time of the Business Combination, each share of Legacy SmartRent’s preferred stock converted into one share of Legacy SmartRent's common stock. As a result of and upon the closing of the Business Combination, (i) each share of common stock of Legacy SmartRent was canceled and converted into the right to receive the applicable portion of the merger consideration comprised of shares of FWAA’s Class A Common Stock, par value $0.0001 ("Class A Common Stock") as determined pursuant to the Exchange Ratio (as defined in the Merger Agreement), (ii) each share of FWAA’s Class B common stock, was canceled and converted into Class A Common Stock, and (iii) each restricted stock unit, outstanding option and warrant to purchase Legacy SmartRent's common stock (whether vested or unvested) was assumed by FWAA and converted into comparable restricted stock units, options or warrants that are exercisable for shares of Class A Common Stock, with a value determined in accordance with the Exchange Ratio.

The Business Combination is accounted for as a reverse capitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under the guidance in FASB ASC 805, “Business Combinations,” FWAA is treated as the “acquired” company for financial reporting purposes. SmartRent Technologies, Inc. is deemed the accounting predecessor of the combined business and the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Business Combination had a significant impact on our reported financial condition and results of operations as a consequence of the reverse capitalization. The most significant change in our reported financial condition and results of operations was a net increase in cash (as compared to our Consolidated Balance Sheet at June 30, 2021) of approximately $444.6 million, which includes approximately $155.0 million in proceeds from the PIPE Investment (described below), offset by additional transaction costs for the Business Combination. Transaction costs incurred in connection with the Business Combination are approximately $56.0 million, including $12.1 million which represents deferred underwriter fees from the FWAA IPO.

In connection with the consummation of the Business Combination, holders of 246 shares of FWAA Class A Common Stock elected to have their shares redeemed.

On April 21, 2021, concurrently with the execution of the Merger Agreement, FWAA entered into subscription agreements with certain investors to which such investors collectively subscribed for an aggregate of 15,500,000 shares of Class A common stock at $10.00 per share for aggregate gross proceeds of $155,000,000 (the “PIPE Investment”). The PIPE Investments were consummated substantially concurrently with the closing of the Business Combination.

Our Model

Our smart home products and solutions provide an enterprise-grade holistic approach to what it means to be a connected community. A SmartRent connected community is a “curb to couch” concept where an entire property utilizes a variety of proprietary and third-party smart devices from various manufacturers and features that can be remotely managed to provide efficiency, automation, asset protection and ancillary revenue opportunities. A SmartRent connected community can combine in-rental unit smart home technology with our Alloy Access control system and our Alloy Parking system, which are connected by our Community WiFi solution and can be managed remotely using our core smart home operating system, Community Manager.

Impact of COVID-19

The extensive impact of the COVID-19 pandemic has resulted and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. In an effort to halt the spread of COVID-19, a number of countries, states, and other jurisdictions have imposed, and may impose in the future, various measures, including voluntary and mandatory quarantines, stay-at-home orders, travel restrictions, limitations on gatherings, reduced operations and extended business closures.

While the broader and long-term implications of the COVID-19 pandemic on our workforce, operations and supply chain, customer demand, results of operations and overall financial performance remain uncertain, we believe that we will continue to experience COVID-related disruptions to our business through 2022. For example, we have experienced production delays on our sourcing, manufacturing, and logistics channels, including SmartHub production delays as a result of a global shortage of Z-wave chips. Additionally, although we continue to see strong demand for our products, we have experienced purchasing delays from current and prospective customers where COVID-19 and related supply chain delays on their projects have pushed a portion of the transactions we expected to be completed in early 2022 to later in the year.

Comparability of Financial Information

Our future results of operations and financial position may not be comparable to historical results as a result of the Business Combination.

Factors Affecting Our Performance

We believe that our future success will be dependent on many factors, including those further discussed below. Our future operating results and cash flows are dependent upon a number of opportunities, challenges and other factors, including our ability to grow our customer base in a cost-effective manner, expand our hardware and hosted service offerings to generate

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increased revenue per Unit Deployed (as defined below), provide high quality hardware products and hosted service applications to maximize revenue and improve the leverage of our business model. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address in order to operate our business.

Investing in Research and Development

Our performance is significantly dependent on the investments we make in research and development, including our ability to attract and retain highly skilled research and development personnel. We must continually develop and introduce innovative new software services and hardware products, integrate with third-party products and services, mobile applications and other new offerings. If we fail to innovate and enhance our brand and our products, our market position and revenue will likely be adversely affected.

Active Supply Chain Management

We are focused on successfully navigating global supply chain disruptions. Specifically, increased demand for electronics as a result of the COVID-19 pandemic, the U.S. trade relations with China and certain other factors have led to a global shortage of semiconductors, including Z‑wave chips, which are a central component of our SmartHubs. Due to this shortage, we have experienced SmartHub production delays, which have occasionally affected our ability to meet scheduled installations and facilitate customer upgrades to our higher-margin Alloy Fusion SmartHub. We believe these supply chain disruptions may continue, with varying degrees of operational impact, through 2022.

New Products, Features and Functionality

We will need to expend additional resources to continue introducing new products, features and functionality to enhance the value of our smart home operating system. We have recently introduced a number of product enhancements and features, including the Building Access Control, Video Intercom, WiFi and Parking Management solutions. In the future, we intend to continue to release new products and solutions and enhance our existing products and solutions, and we expect that our operating results will be impacted by these releases.

The acquisition of SightPlan enhances our overall platform offering and customer value proposition by providing a comprehensive one-stop platform that broadens our support of property operations, enhancing the experience for residents, property owners and managers. Both SmartRent and SightPlan offer an open-API architecture that enables a myriad of third-party partner integrations, resulting in a multi-functional platform that enhances property management workflow efficiencies, empowers teams to get more done, elevates resident interactions, and improves resident living experiences.

Category Adoption and Market Growth

Our future growth depends in part on the continued consumer adoption of hardware and software products which improve resident experience and the growth of this market. We need to deliver solutions that enhance the resident experience and deliver value to our customers, rental property owners and operators, as well as homebuilders and developers, by providing products and solutions designed to enhance visibility and control over assets while providing additional revenue opportunities. In addition, our long-term growth depends in part on our ability to expand into international markets in the future.

Basis of Presentation

The consolidated financial statements and accompanying notes of SmartRent included elsewhere in this report are prepared in accordance with GAAP.

Key Operating Metrics

We regularly monitor a number of operating and financial metrics, which include certain non-GAAP financial measures in order to evaluate our operating performance, identify trends affecting our business, formulate business plans, measure our progress and make strategic decisions. Non-GAAP financial measures may not provide accurate predictions of future GAAP financial results.

The limitations our Key Operating Metrics have as an analytical tool are: (1) they might not accurately predict our future GAAP financial results, (2) we might not realize all or any part of the anticipated value reflected in Units Booked and (3) other companies, including companies in our industry, may calculate our Key Operating Metrics or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Units Deployed and New Units Deployed

We define Units Deployed as the aggregate number of SmartHubs that have been installed (including customer self-installations) as of a stated measurement date. We define New Units Deployed as the aggregate number of SmartHubs that were installed (including customer self-installations) during a stated measurement period. We use these operating metrics to assess the general health and trajectory of our business and growth. We had 51,196, and 32,486 New Units Deployed during the quarters

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ended March 31, 2022, and 2021, respectively. As of March 31, 2022, and March 31, 2021, we had an aggregate of 390,681 and 187,591 Units Deployed, respectively.

Committed Units

We define Committed Units as the aggregate number of SmartHub (i) units that are subject to binding orders from customers together with (ii) units that existing customers who are parties to a SmartRent master services agreement have informed us (on a non-binding basis) that they intend to order in the future for deployment within two years of the measurement date. We track the number of Committed Units to assess the general health and trajectory of our business and to assist in our longer-term resource analysis. As of March 31, 2022 and 2021, we had 760,591 and 604,478 Committed Units, respectively.

Units Booked

We define Units Booked as the aggregate number of SmartHub units associated with binding orders executed during a stated measurement period. We utilize the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that we will earn and record. Units Booked represent binding orders only and accordingly are a subset of Committed Units. We had 91,482 and 45,536 Units Booked during the three months ended March 31, 2022, and 2021, respectively.

EBITDA and Adjusted EBITDA

We define EBITDA as net income or loss computed in accordance with GAAP before the following items: interest expense, income tax expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA before the following items: stock-based compensation expense, non-employee warrant expense, and non-recurring expenses in connection with acquisitions. Management uses EBITDA and Adjusted EBITDA to identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance, while neutralizing the impact of expenses included in our operating results which could otherwise mask underlying trends in our business. See “Non-GAAP Financial Measures” for additional information and reconciliation of these measures.

Annual Recurring Revenue

We define Annual Recurring Revenue (“ARR”) as the annualized value of our recurring SaaS services revenue earned. We monitor our ARR to assess the general health and trajectory of our hosted services business. Our ARR was approximately $16.3 million and $5.3 million during the quarters ended March 31, 2022, and 2021, respectively.

Components of Results of Operations

Revenue

We generate revenue primarily from sales of systems that consist of hardware devices, professional installation services and hosted services enabling property owners and property managers to have visibility and control over assets, while providing all-in-one home control offerings for residents. We record revenue as earned when control of these products and services is transferred to the customer in an amount that reflects the consideration we expect to collect for those products and services.

Hardware Revenue

We generate revenue from the direct sale to our customers of hardware smart home devices, which devices currently consist of door-locks, thermostats, sensors, and light switches. These smart home devices connect to either the Alloy Fusion or the Alloy SmartHub. The performance obligation for hardware revenue is considered satisfied, and revenue is recognized, when the hardware device is shipped to the customer, except for the Alloy SmartHub, which is discussed in Hosted Services Revenue below. The Alloy Fusion device operates together with the proprietary software, discussed in Hosted Services Revenue below, but also provides features that function independently without subscription to our proprietary software, and the performance obligation for hardware revenue is considered satisfied and revenue is recognized at a point in time when the Alloy Fusion hub is shipped to the customer. We generally provide a one-year warranty period on hardware devices that are delivered and installed. We record the cost of the warranty as a component of cost of hardware revenue.

Professional Services Revenue

We generate professional services revenue from installing smart home hardware devices, which does not result in significant customization of the installed products and is generally performed over a period ranging from two to four weeks. Installations can be performed by our employees, can be contracted out to a third party with our employees managing the engagement, or can be performed by the customer. Professional services contracts are generally performed on a fixed-price basis and revenue is recognized over the period in which installations are completed.

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Hosted Services Revenue

Hosted services consist of recurring monthly subscription revenue earned from the fees collected from customers to provide access to one or more of our software applications including access controls, asset monitoring and related services. These subscription arrangements have contractual terms typically ranging from one month to seven years and include recurring fixed plan subscription fees. Our arrangements do not provide the customer with the right to take possession of our software at any time. Customers are granted continuous access to the services over the contractual period. Accordingly, fees collected for subscription services are recognized on a straight-line basis over the contract term beginning on the date the subscription service is made available to the customer. Variable consideration is immaterial.

We sell the hardware Alloy SmartHub device, which only functions with the subscription to our proprietary software applications and related hosting services. We consider the Alloy SmartHub device and hosting services subscription as a single performance obligation, and therefore we defer the recognition of revenue for the Alloy SmartHub devices that are sold with application subscriptions. The estimated average in-service life of the Alloy SmartHub devices is four years. When an Alloy SmartHub device is included in a contract that does not require a long-term service commitment, the customer obtains a material right to renew the service because purchasing a new device is not required upon renewal. If a contract contains a material right, proceeds are allocated to the material right and recognized over the period of benefit, which is generally four years.

Cost of Revenue

Cost of revenue consists primarily of direct costs of products and services together with the indirect cost of estimated warranty expense and customer care and support over the life of the service arrangement. We expect cost of revenue to increase in absolute dollars in future periods. We record any change to cost of job performance and job conditions in the period during which the revision is identified.

Hardware

Cost of hardware revenue consists primarily of direct costs of proprietary products, Alloy Fusion, hardware devices and supplies purchased from third-party providers, shipping costs, warehouse facility (including depreciation and amortization of capitalized assets and right-of-use assets) and infrastructure costs, personnel-related costs associated with the procurement and distribution of our products and estimated warranty expenses together with the indirect cost of customer care and support. We expect cost of revenue to increase in absolute dollars in future periods.

In 2019, the U.S. administration imposed significant changes to U.S. trade policy with respect to China. Tariffs have subjected certain SmartRent products manufactured overseas to additional import duties. The amount of the import tariff has changed numerous times based on action by the U.S. administration. We continue to monitor the change in tariffs. If tariffs are increased, such actions may increase our cost of hardware revenue and reduce our hardware revenue margins further in the future.

Professional Services

Cost of professional services revenue consists primarily of direct costs related to personnel-related expenses for installation and supervision of installation services, general contractor expenses and travel expenses associated with installation of our products, and indirect costs that are also primarily personnel-related expenses in connection with training of and ongoing support for customers and residents. We expect cost of revenue to increase in absolute dollars in future periods.

Hosted Services

Cost of hosted services revenue consists primarily of the amortization of the direct costs of our Alloy SmartHub device consistent with the revenue recognition period noted above in “Hosted Services Revenue” and infrastructure costs associated with providing our software applications together with the indirect cost of customer care and support over the life of the service arrangement. We expect cost of revenue to increase in absolute dollars in future periods at a rate that is lower than the corresponding increase in hosted services revenue.

Operating Expenses

Research and Development

Research and development expenses consist primarily of personnel-related costs directly associated with our research and development. Our research and development efforts are focused on enhancing and developing additional functionality for our existing products and on new product development. We account for the cost of research and development by capitalizing qualifying costs, which are incurred during the product development stage, and amortizing those costs over the product’s estimated useful life, which generally ranges from three to five years depending on the type of application. Costs incurred and capitalized during the product development stage generally include the costs of software configuration, coding, installation and testing. Such costs primarily include payroll and payroll related expenses for employees directly involved in the product development. We expense preliminary evaluation costs as they are incurred before the product development stage, as well as post development implementation and operation costs, such as training, maintenance and minor upgrades. We begin amortizing

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capitalized costs when a project is ready for its intended use, and we periodically reassess the estimated useful life of a project considering the effects of obsolescence, technology, competition and other economic factors which may result in a shorter remaining life. We expect our research and development costs to increase in absolute dollars as we increase our investment in product development to broaden the capabilities of our solutions and introduce new products and features.

Sales and Marketing Expenses

Our sales and marketing expenses consist of costs directly associated with our sales and marketing activities, which primarily include personnel-related costs, sales commissions, marketing programs, trade shows, and promotional materials. We expect that our sales and marketing expenses will increase over time as we hire additional sales and marketing personnel, increase our marketing activities, grow our domestic and international operations, and continue to build brand awareness.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related costs associated with our general and administrative organization, professional fees for legal, accounting and other consulting services, office facility, insurance and information technology costs.

We expect to incur additional general and administrative expenses as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and stock exchange listing requirements, additional insurance expense, investor relations activities and other administrative and professional services. We also expect to increase the size of our general and administrative staff in order to support the growth of our business.

Other Expenses

Other expenses consist primarily of interest expense, foreign currency transaction gains and losses, and other income related to the operations of Zipato, a wholly owned subsidiary of Zenith Highpoint, Inc., which entities we acquired in a business combination in February 2020. Interest expense is recorded in connection with our various debt facilities. Foreign currency transaction gains and losses relate to the impact of transactions denominated in a foreign currency other than the U.S. dollar. As we have expanded our international operations, our exposure to fluctuations in foreign currencies has increased, which we expect to continue.

Provision for Income Taxes

The income tax benefit on the Consolidated Statement of Operations is primarily related to the valuation allowance release due to deferred tax liabilities from the SightPlan acquisition. We have established a full valuation allowance for net deferred U.S. federal and state tax assets, including net operating loss carryforwards. We expect to maintain this valuation allowance until it becomes more likely than not that the benefit of our federal and state deferred tax assets will be realized in future periods if we report taxable income. We believe that we have established an adequate allowance for our uncertain tax positions, although we can provide no assurance that the final outcome of these matters will not be materially different. To the extent that the final outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made.

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Results of Operations for the Three Months Ended March 31, 2022 and 2021

The results of operations presented below should be reviewed together with the consolidated financial statements and notes included elsewhere in this Report. The following table summarizes our historical consolidated results of operations data for the periods presented. The period-to-period comparison of operating results is not necessarily indicative of results for future periods. All dollars are in thousands unless otherwise stated.

	Three months ended March 31,		Change	Change
	2022	2021	$	%
	(dollars in thousands)
Revenue
Hardware	$22,114	$12,398	$9,716	78%
Professional services	6,909	3,601	3,308	92%
Hosted services	8,336	3,161	5,175	164%
Total revenue	37,359	19,160	18,199	95%

Cost of revenue
Hardware	21,858	12,143	9,715	80%
Professional services	15,167	5,460	9,707	178%
Hosted services	5,078	1,971	3,107	158%
Total cost of revenue	42,103	19,574	22,529	115%

Operating expense
Research and development	6,446	3,093	3,353	108%
Sales and marketing	5,162	1,754	3,408	194%
General and administrative	11,951	3,957	7,994	202%
Total operating expenses	23,559	8,804	14,755	168%

Loss from operations	(28,303)	(9,218)	(19,085)	207%

Other Expense
Interest expense	(12)	(82)	70	(85)%
Other income, net	114	79	35	44%
Loss before income taxes	(28,201)	(9,221)	(18,980)	206%

Provision for income taxes	(4,807)	46	(4,853)	(10550)%
Net Loss	$(23,394)	$(9,267)	$(14,127)	152%

Comparison of the three months ended March 31, 2022 and 2021

Revenue

	Three months ended March 31,		Change	Change
	2022	2021	$	%
	(dollars in thousands)
Revenue
Hardware	$22,114	$12,398	$9,716	78%
Professional services	6,909	3,601	3,308	92%
Hosted services	8,336	3,161	5,175	164%
Total revenue	$37,359	$19,160	$18,199	95%

Total revenue increased by $18.2 million, or 95%, to $37.4 million for the three months ended March 31, 2022, from $19.2 million for the three months ended March 31, 2021. The increase in revenue resulted primarily from an increase in New Units Deployed during 2022 compared to 2021 and from the increased number of cumulative active subscriptions for our hosted services during 2022 compared to 2021.

Our revenue is primarily driven by New Units Deployed and the aggregate number of Units Deployed. We had 51,196 New Units Deployed during the three months ended March 31, 2022, compared to 32,486 New Units Deployed during the same period in 2021, an increase of 18,710 New Units Deployed, or 58%. The aggregate number of Units Deployed was 390,681 at March 31, 2022, compared to 187,591 at March 31, 2021.

Hardware revenue increased by $9.7 million, or 78%, to $22.1 million for the three months ended March 31, 2022, from $12.4 million for the three months ended March 31, 2021, primarily attributable to an increase in hardware sales volumes of $9.8 million resulting from the increase in units shipped. Average revenue per unit (“ARPU”) increased 5% to $415.33 for the 2022 period from $397.16 for the 2021 period.

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Professional services revenue increased by $3.3 million, or 92%, to $6.9 million for the three months ended March 31, 2022, from $3.6 million for the three months ended March 31, 2021. The increases were primarily attributable to an increase in New Units Deployed.

Hosted services revenue increased by $5.2 million, or 164%, to $8.3 million for the three months ended March 31, 2022, from $3.2 million for the three months ended March 31, 2021. Of the $8.3 million revenue in 2022, $4.3 million is related to hub amortization and $4.1 million is related to SaaS revenue. Revenue increased from hub amortization and SaaS by $2.4 and $2.7 million, respectively, from the three months ended March 31, 2021 to the three months ended March 31, 2022. The increase from both components of hosted services revenue resulted primarily from the increased aggregate number of Units Deployed from 187,591 units at March 31, 2021 to 390,681 units at March 31, 2022. Approximately $0.5 million and $0.2 million of the increase in SaaS resulted from contributions from iQuue and SightPlan, respectively. We expect SaaS revenue to further increase as a result of the SightPlan acquisition beginning the three month period ending June 30, 2022.

We measure and evaluate Committed Units to assess the general health and trajectory of our business operations and growth. As of March 31, 2022 and March 31, 2021, SmartRent had 760,591 and 604,478 Committed Units, respectively. We utilize the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that we will earn and record. Units Booked represent binding orders only and accordingly are a subset of Committed Units. We had 91,482 and 45,536 Units Booked during the quarters ended March 31, 2022 and 2021, respectively.

Cost of Revenue

	Three months ended March 31,		Change	Change
	2022	2021	$	%
	(dollars in thousands)
Cost of revenue
Hardware	$21,858	$12,143	$9,715	80%
Professional services	15,167	5,460	9,707	178%
Hosted services	5,078	1,971	3,107	158%
Total cost of revenue	$42,103	$19,574	$22,529	115%

Total cost of revenue increased by $22.5 million, or 115%, to $42.1 million for the three months ended March 31, 2022, from $19.6 million for the three months ended March 31, 2021. The increase in cost of revenue resulted primarily from an increase in the volume of sales and New Units Deployed of our smart home hardware devices, increased personnel-related costs, and the increased number of active subscriptions for our software service applications.

Hardware cost of revenue increased by $9.7 million, or 80%, to $21.9 million for the three months ended March 31, 2022, from $12.1 million for the three months ended March 31, 2021. This increase in hardware cost of revenue was primarily attributable to approximately $6.9 million resulting from greater sales volumes and an increase of approximately $1.2 million for indirect personnel-related costs for the three months ended March 31, 2022.

Professional services cost of revenue increased by $9.7 million, or 178%, to $15.2 million for the three months ended March 31, 2022, from $5.5 million for the three months ended March 31, 2021. The increase in professional services cost of revenue is primarily attributable to approximately $5.7 million resulting from increased sales volumes of our smart home devices leading to an increase in New Units Deployed and related services provided, including third-party direct labor costs. Direct personnel-related costs, and related travel costs, increased by $3.6 million as we increased our professional services staff to increase our capacity to deploy units in anticipation of increased sales volumes.

Hosted services cost of revenue increased by $3.1 million, or 158%, to $5.1 million for the three months ended March 31, 2022, from $2.0 million for the three months ended March 31, 2021, resulting from the increase in the aggregate number of Units Deployed and the resulting increase in the number of active subscriptions for our software service applications.

Operating Expenses

	Three months ended March 31,		Change	Change
	2022	2021	$	%
	(dollars in thousands)
Research and development	$6,446	$3,093	$3,353	108%
Sales and marketing	5,162	1,754	3,408	194%
General and administrative	11,951	3,957	7,994	202%

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Research and development expenses increased by $3.4 million, or 108%, to $6.4 million for the three months ended March 31, 2022, from $3.1 million for the three months ended March 31, 2021, resulting primarily from approximately $2.0 million of personnel-related expenses, as we increased our research and development staff, and an increase in stock-based compensation of $0.8 million. We believe that our personnel-related expenses will continue to increase in future periods as we continue to develop new applications and enhance existing products and solutions including the expenses in connection with SightPlan's operations.

Sales and marketing expenses increased by $3.4 million, or 194%, to $5.2 million for the three months ended March 31, 2022, from $1.8 million for the three months ended March 31, 2021, resulting primarily from approximately $1.8 million of increased personnel-related expenses as we increased our sales and marketing staff, and an increase in stock-based compensation of $0.5 million. We believe that our personnel-related expenses will continue to increase in future periods as we continue to expand our sales and marketing efforts to increase sales with existing customers and initiate business with new customers, and we expect that our conference and trade show expenses and other sales and marketing expense will increase in future periods. The number of our customers increased by 129, or 80%, to 290 at March 31, 2022, from 161 at March 31, 2021. We had 91,482 and 45,536 Units Booked during the three months ended March 31, 2022 and 2021, respectively.

For the three months ended March 31, 2022, general and administrative expenses increased by $8.0 million, or 202%, to $12.0 million from $4.0 million for the three months ended March 31, 2021, resulting primarily from approximately $2.5 million in personnel-related expenses, stock-based compensation of $1.7 million, business insurance of $1.7 million, primarily related to Directors and Officers insurance, and third-party consultants of $1.4 million, of which $523 was related to the SightPlan acquisition. We expect our general and administrative expenses to increase in future periods as we incur expenses to support the anticipated growth of our business, and the significant accounting, legal, and compliance infrastructure required to operate as a public company.

For the three months ended March 31, 2022, our total operating expenses increased by $0.8 million, or 4%, to $23.6 million from $22.8 million for the three months ended December 31, 2021. The increase is primarily attributable to $0.6 million of non-recurring, third-party expenses directly attributable to our recent acquisitions of iQuue and SightPlan. We believe our total operating expenses will increase on a recurring basis beginning the three-month period ending June 30, 2022 by approximately $3.0 million as a result of the SightPlan acquisition. Additionally, we believe our total operating expenses will increase in future periods for the reasons set forth above, at a pace less than the pace of our revenue growth.

Other Expenses

	Three months ended March 31,		Change	Change
	2022	2021	$	%
	(dollars in thousands)
Interest expense	$(12)	$(82)	$70	(85)%
Other income, net	114	79	35	44%

Interest expense decreased by $70 or 85%, to $12 for the three months ended March 31, 2022, from $82 for the three months ended March 31, 2021. The decrease in net interest expense is primarily attributable to interest on the Term Loan which was recorded during the three months ended March 31, 2021. No interest expense was recorded for the three months ended March 31, 2022 in connection with the Term Loan as the Term loan was extinguished in November 2021.

Other income, net increased to $112, or 44% for the three months ended March 31, 2022, from $79 of other income, net for the three months ended March 31, 2021, primarily due to foreign currency adjustments.

Income Taxes

	Three months ended March 31,		Change	Change
	2022	2021	$	%
	(dollars in thousands)
Loss before income taxes	$(28,201)	$(9,221)	$(18,980)	206%
Provision for income taxes	(4,807)	46	(4,853)	(10550)%

We provided a full valuation allowance on our net U.S. federal and state deferred tax assets at March 31, 2022, and March 31, 2021. As of March 31, 2022, we had $158.7 million of U.S. federal and $170.3 million of state gross net operating loss carryforwards available to reduce future taxable income, which will be carried forward indefinitely for U.S. federal tax purposes and will expire on varying dates for state tax purposes. The income tax benefit is related to the valuation allowance release due to deferred tax liabilities from the SightPlan acquisition.

Non-GAAP Financial Measures

To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, we present EBITDA and Adjusted EBITDA, described below, as non-GAAP measures. We believe the presentation of both GAAP and

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non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team, and it also improves investors’ understanding of our underlying operating performance and their ability to analyze our ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures - these non-GAAP financial measures are not intended to supersede or replace our GAAP results.

We define EBITDA as net income or loss computed in accordance with GAAP before interest expense, income tax expense and depreciation and amortization.

We define Adjusted EBITDA as EBITDA reduced by stock-based compensation expense, non-employee warrant expense, and non-recurring expenses in connection with acquisitions.

Our management uses EBITDA and Adjusted EBITDA to assess our financial and operating performance, and we believe these measures are helpful to management and external users in understanding our performance. EBITDA and Adjusted EBITDA help management identify controllable cash expenses and make decisions designed to help us meet our identified financial and operational goals and to optimize our financial performance, while neutralizing the impact of some expenses included in our operating results caused by external influences over which management has little or no control and by non-recurring, or unusual, events that might otherwise mask trends in our performance. Accordingly, we believe these metrics measure our financial performance based on operational factors that management can impact in the short-term, namely our cost structure and expenses.

We believe that the presentation of EBITDA and Adjusted EBITDA provides information useful to investors in assessing our results of operations. The GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income or loss. EBITDA and Adjusted EBITDA are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA and Adjusted EBITDA may not be comparable to the EBITDA and Adjusted EBITDA of other companies due to the fact that not all companies use the same definitions of EBITDA and Adjusted EBITDA. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies.

The following table presents a reconciliation of net loss (as determined in accordance with GAAP) to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended March 31,
(amounts in thousands)	2022	2021
Net loss	$(23,394)	$(9,267)
Interest expense, net	12	82
Provision for income taxes	(4,807)	46
Depreciation and amortization	409	80
EBITDA	(27,780)	(9,059)
Stock-based compensation	3,523	427
Non-employee warrant expense	217	232
Compensation expense in connection with acquisitions	279	-
Other non-recurring acquisition expenses	620	-
Adjusted EBITDA	$(23,141)	$(8,400)

Liquidity and Capital Resources

Sources of Liquidity

Debt Issuances

As of March 31, 2022, we had cash and cash equivalents of $278.0 million, which were held for working capital and general corporate purposes. Our cash equivalents are comprised primarily of money market funds. To date, our principal sources of liquidity have been the net proceeds we received through the private issuance of our convertible SmartRent preferred stock, the net proceeds received as a result of the Business Combination, payments collected from sales to our customers, and proceeds from a Revolving Facility (defined below), convertible notes and Term Loan Facility (defined below). The term of our Revolving Facility matured in August 2021, and we extended the maturity of the Revolving Facility through December 2021, at which time, we revised the Revolving Facility and entered into a $75.0 million senior secured revolving credit facility with a five-year term.

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In December 2021, we revised our Revolving Facility and entered into a $75.0 million senior secured revolving credit facility with a five-year term (the "Senior Revolving Facility"). Interest rates for advances from the Senior Revolving Facility are determined by whether the Company elects a secured overnight financing rate loan (“SOFR Loan”) or alternate base rate loan (”ABR Loan”). For SOFR Loans, the interest rate is based upon the forward-looking term rate based on SOFR as published by the CME Group Benchmark Administration Limited (CBA) plus an applicable margin, subject to a floor of 0.00%. For ABR Loans, the interest rate is based upon the highest of the Prime Rate, Federal Funds Effective Rate plus an applicable margin, or 3.25%. As of December 31, 2021, the applicable margins for SOFR Loans and ABR Loans under the Senior Revolving Facility were 0.10% and 0.50%, respectively. The Senior Revolving Facility is secured by substantially all of the Company’s assets and guaranteed by each of the Company’s material domestic subsidiaries.

In February 2020, Legacy SmartRent issued a subordinated convertible note in the principal amount of $0.1 million, bearing interest at 5% per annum, pursuant to a note purchase agreement (the “February 2020 Convertible Note”). Interest on the February 2020 Convertible Note accrued at the coupon rate, compounded annually. The February 2020 Convertible Note was converted in March 2020 into shares of Legacy SmartRent Series C-1 Preferred Stock, which automatically converted into a number of shares of the Company's Class A Common Stock upon consummation of the Business Combination.

In August 2019, we entered into a loan and security agreement for a credit facility (the “Credit Facility”). The Credit Facility provided $15.0 million of borrowing capacity and consisted of a $10.0 million revolving line of credit (the “Revolving Facility”), which matured in December 2021 and a $5.0 million term loan (the “Term Loan Facility”), which was to mature in November 2023. In December 2021, the balance of the Term Loan Facility was repaid and we revised the Credit Facility and entered into the Senior Revolving Facility.

Legacy SmartRent Preferred Stock Issuances

During the year ended December 31, 2020, Legacy SmartRent issued a total of approximately 5.5 million shares of Series C Preferred Stock in three tranches that closed in March, April, and May 2020, respectively. The Series C Preferred Stock was issued in exchange for $57.5 million gross cash proceeds. Expenses in connection with the issuance of the Series C Preferred Stock were $0.1 million, resulting in net cash proceeds of $57.4 million. During the year ended December 31, 2020, Legacy SmartRent also issued 761 shares of Series C-1 Preferred Stock (which automatically converted into a number of shares of Common Stock upon consummation of the Business Combination) in connection with the redemption of certain convertible notes.

In February and March 2021, Legacy SmartRent issued approximately 3.4 million additional shares of Series C Preferred Stock (which automatically converted into a number of shares of Common Stock upon consummation of the Business Combination) in exchange for $35.0 million gross cash proceeds. Expenses in connection with the issuance of the Series C Preferred Stock were $0.2 million, resulting in net cash proceeds of $34.8 million.

We have incurred negative cash flows from operating activities and significant losses from operations in the past as reflected in our accumulated deficit of $178.0 million as of March 31, 2022. We may require additional capital to continue our operations in future periods. We expect to incur expenses related to non-cancellable contractual obligations such as from our operating leases.

We believe that our current cash, cash equivalents, available borrowing capacity under the Senior Revolving Facility, and cash raised in the Business Combination will be sufficient to fund our operations for at least the next 12 months beyond the issuance date of this Report. Our future capital requirements, however, will depend on many factors, including our sales volume, the expansion of sales and marketing activities, and market adoption of our new and enhanced products and features. We may in the future enter into arrangements to acquire or invest in complementary businesses, services, and technologies, including intellectual property rights. From time to time, we may seek to raise additional funds through equity and debt. If we are unable to raise additional capital when desired and on reasonable terms, our business, results of operations, and financial condition may be adversely affected.

Cash Flow Summary - Three Months Ended March 31, 2022 and 2021

The following table summarizes our cash flows for the periods presented:

	Three months ended March 31,
	2022	2021
	(dollars in thousands)
Net cash provided by (used in)
Operating activities	$(28,787)	$(7,896)
Investing activities	(117,768)	(93)
Financing activities	480	34,381

Operating Activities

For the three months ended March 31, 2022, our operating activities used $28.8 million in cash resulting primarily from our net loss of $23.4 million and $5.4 million from changes in our operating assets and liabilities. Changes in our operating assets and

41

liabilities primarily resulted from a $17.0 million increase in deferred revenue, a $5.4 million increase in accounts payable and a $3.8 million decrease in prepaid expenses and other assets. These changes were partially offset by a $15.8 million increase in accounts receivable, a $9.2 million increase in inventory, and a $5.7 million increase in deferred cost of revenue. Changes in non-cash expenses consisted primarily of a deferred tax benefit of $4.8 million resulting from a change in valuation allowance due to the SightPlan acquisition, partially offset by an increase in stock-based compensation of $3.5 million.

For the three months ended March 31, 2021, our operating activities used $7.9 million in cash resulting primarily from our net loss of $9.3 million, which was partially offset by $0.9 million of non-cash expenses consisting primarily of $0.2 million of non-cash compensation expense related to the Zenith acquisition, provision for warranty expenses of $0.2 million, and stock-based compensation of $0.2 million. For the three months ended March 31, 2021, $0.5 million was provided from changes in our operating assets and liabilities resulting primarily from an increase of $10.7 million in deferred revenue. This was partially offset by a $4.1 million increase in accounts receivable, a $2.8 million increase in deferred cost of revenue, a $2.8 million increase in prepaid expenses and other assets, and a $2.1 million decrease in accrued expenses and other liabilities.

Investing Activities

For the three months ended March 31, 2022, we used $117.8 million of cash for investing activities, resulting primarily due to $117.5 million used for the SightPlan acquisition, net of cash acquired.

For the three months ended March 31, 2021, we used $0.1 million of cash for investing activities, primarily related to the purchase of property and equipment.

Financing Activities

For the three months ended March 31, 2022, our financing activities provided $0.5 million of cash consisting primarily of payments received for ESPP purchases.

For the three months ended March 31, 2021, our financing activities provided $34.4 million of cash consisting primarily of convertible preferred stock issued of $34.8 million.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2022.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates, assumptions and judgments that can significantly impact the amounts we report as assets, liabilities, revenue, costs and expenses and the related disclosures. We base our estimates on historical experience and other assumptions that we believe are reasonable under the circumstances. Our actual results could differ significantly from these estimates under different assumptions and conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance as these policies involve a greater degree of judgment and complexity.

Revenue Recognition

We derive revenue primarily from sales of systems that consist of hardware devices, professional installation services and hosted services to assist property owners and property managers with visibility and control over assets, while providing all-in-one home control offerings for residents. Revenue is recognized when control of these products and services are transferred to the customer in an amount that reflects the consideration we expect to be entitled to receive in exchange for those products and services.

Payments we receive by credit card, check, or automated clearing house payments, and payment terms are determined by individual contracts and range from due upon receipt to net 30 days. Taxes collected from customers and remitted to governmental authorities are not included in reported revenue. Payments received from customers in advance of revenue recognition are reported as deferred revenue.

We apply the practical expedient that allows for inclusion of the future auto-renewals in the initial measurement of the transaction price. We only apply these steps when it is probable that we will collect the consideration to which we are entitled in exchange for the goods or services it transfers to a customer.

Accounting for contracts recognized over time involves the use of various estimates of total contract revenue and costs. Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation may be revised in the future as we observe the economic performance of our contracts. Changes in job performance, job conditions and estimated profitability may result in revision to our estimates of revenue and costs and are recognized in the period in which the revision is identified.

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We may enter into contracts that contain multiple distinct performance obligations including hardware and hosted services. The hardware performance obligation includes the delivery of hardware, and the hosted services performance obligation allows the customer use of our proprietary software during the contracted-use term. The subscription for the software and the hub device combines as one performance obligation, and there is no support or ongoing subscription for other device hardware. We partner with several manufacturers to offer a range of compatible hardware options for its customers. We maintain control of the hardware purchased from manufacturers prior to it being transferred to the customer, and accordingly, SmartRent is considered the principal in these arrangements.

For each performance obligation identified, we estimate the standalone selling price, which represents the price at which we would sell the good or service separately. If the standalone selling price is not observable through past transactions, we estimate the standalone selling price, considering available information such as market conditions, historical pricing data, and internal pricing guidelines related to the performance obligations. We then allocate the transaction price among those obligations based on the estimation of the standalone selling price.

Inventory Valuation

Inventories are stated at the lower of cost or estimated net realizable value. Cost is computed under the first-in, first-out method. We adjust the inventory balance based on anticipated obsolescence, usage, and historical write-offs. Significant judgment is used in establishing our forecasts of future demand and obsolete material exposures. We consider marketability and product life cycle stage, product development plans, demand forecasts, historical revenue, and assumptions about future demand and market conditions in establishing our estimates. If the actual product demand is significantly lower than forecast, which may be caused by factors within and outside of our control, or if there were a higher incidence of inventory obsolescence because of rapidly changing technology and our customer requirements, we may be required to increase our inventory adjustment. A change in our estimates could have a significant impact on the value of our inventory and our results of operations.

Stock-Based Compensation

Our stock-based compensation relates to stock options and restricted stock units ("RSUs") granted to our employees and directors. Stock-based awards are measured based on the grant date fair value. We estimate the fair value of stock option awards on the grant date using the Black-Scholes option-pricing model. The fair value of RSUs is based on the grant date fair value of the stock price. The fair value of these awards is recognized as compensation expense on a straight-line basis over the requisite service period in which the awards are expected to vest. Forfeitures are recognized as they occur by reversing previously recognized compensation expense.

The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield, the expected stock price volatility over the expected term and forfeitures, which are recognized as they occur. For all stock options granted, we calculated the expected term using the simplified method for “plain vanilla” stock option awards.

The grant date fair value is also utilized with respect to RSUs with performance and service conditions to vest. For RSUs with a performance condition, based on a liquidity event, as well as a service condition to vest, no compensation expense is recognized until the performance condition has been satisfied. Subsequent to the liquidity event, compensation expense is recognized to the extent the requisite service period has been completed and compensation expense thereafter is recognized on an accelerated attribution method. Under the accelerated attribution method, compensation expense is recognized over the remaining requisite service period for each service condition tranche as though each tranche is, in substance, a separate award. In August 2021, the Company completed the merger with FWAA, which met the liquidity event vesting condition and triggered the recognition of compensation expense for RSUs for which the time-based vesting condition had been satisfied or partially satisfied.

SmartRent Common Stock Valuations

Prior to the Business Combination, in the absence of a public trading market, the fair value of our common stock was determined by our board of directors, with input from management, taking into account our most recent valuation from an independent third-party valuation specialist. Our board of directors intend that all stock options granted have an exercise price per share not less than the per share fair value of our common stock on the date of grant. The valuations of our common stock were determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The assumptions we used in the valuation models were based on future expectations combined with management judgment, and considered numerous objective and subjective factors to determine the fair value of our common stock as of the date of each option grant, including the following factors:

•
relevant precedent transactions involving our capital stock;
•
the liquidation preferences, rights, preferences, and privileges of our redeemable convertible preferred stock relative to the common stock;

43

•
our actual operating and financial performance;
•
current business conditions and projections;
•
our stage of development;
•
the likelihood and timing of achieving a liquidity event for the shares of common stock underlying the stock options, such as an initial public offering, given prevailing market conditions;
•
any adjustment necessary to recognize a lack of marketability of the common stock underlying the granted options;
•
recent secondary stock sales and tender offers;
•
the market performance of comparable publicly-traded companies; and;
•
the U.S. and global capital market conditions.

In valuing our common stock at various dates, our board of directors determined the equity value of our business using the market approach. The market approach estimates value considering an analysis of guideline public companies. The guideline public company method estimates value by applying a representative revenue multiple from a peer group of companies in similar lines of business to our forecasted revenue. To determine our peer group of companies, we considered publicly traded companies based on consideration of business descriptions, operations and geographic presence, financial size and performance, and management recommendations regarding most similar companies. This approach involves the identification of relevant transactions and determining relevant multiples to apply to our revenue.

Application of this approach involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock.

The estimates were no longer necessary to determine the fair value of new awards once the underlying shares began trading in August 2021.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts “emerging growth companies” as defined in Section 2(A) of the Securities Act of 1933, as amended, from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” and have elected to take advantage of the benefits of this extended transition period.

We will use this extended transition period for complying with new or revised accounting standards that have different effective dates for public business entities and non-public business entities until the earlier of the date we (a) are no longer an emerging growth company or (b) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. The extended transition period exemptions afforded by our emerging growth company status may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of this exemption because of the potential differences in accounting standards used.

We will remain an “emerging growth company” under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of our initial public offering, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the last date of our fiscal year in which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non- convertible debt securities during the previous three years. We expect that we will cease to be an emerging growth company as of December 31, 2022.

Recent Accounting Pronouncements

See Note 2, “Significant Accounting Policies” - Recent Accounting

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Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial condition due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates.

We do not believe that inflation has had a material effect, to date, on our business, results of operations or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations or financial condition.

Interest Rate Risk

As of March 31, 2022, we had cash, cash equivalents, and restricted cash of approximately $286.4 million, which consisted primarily of institutional money market funds, which carries a degree of interest rate risk. A hypothetical 10% change in interest rates would not have a material impact on our financial condition or results of operations due to the short-term nature of our investment portfolio.

Foreign Currency Risk

Our results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Substantially all of our revenue is generated in U.S. dollars. Our expenses are generally denominated in the currencies of the jurisdictions in which we conduct our operations, which are primarily in the U.S. and to a lesser extent in Croatia and the United Kingdom. Our results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign currency exchange rates. The effect of a hypothetical 10% change in foreign currency exchange rates applicable to our business would not have a material impact on our historical consolidated financial statements. To date, we have not engaged in any hedging strategies. As our international operations grow, we will continue to reassess our approach to manage our risk relating to fluctuations in currency rates.

Item 4. Controls and Procedures

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework set forth in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of December 31, 2021.

Management identified material weaknesses in internal control over financial reporting for the period ended December 31, 2020 related to: (a) accounting for non-routine transactions; (b) the lack of consistent review of journal entries prior to their posting to the general ledger; and (c) the need to provide formal segregation controls over our information technology. These material weaknesses were due to us being a private company with limited resources and not having the necessary business processes, controls, and technical expertise to oversee our business processes and controls.

Based on the remediation efforts described below, weakness (a) as noted above, has been fully remediated as of December 31, 2021, and while substantial progress has been made related to weaknesses (b) and (c), further actions and testing are necessary before we can conclude full remediation. We believe we are on schedule to remediate material weaknesses (b) and (c) during the year ended December 31, 2022. Remediation efforts to date include the following:

•
Adding experienced technical accounting personnel, and continuing to engage with external technical accounting consultants, to facilitate timely and accurate accounting for non-routine transactions. These procedures remediated item (a) above;
•
Expanding the team of experienced accounting personnel to allow for appropriate review of journal entries and general segregation of duties;
•
Implementing new software tools to facilitate systematic processing and effective review of journal entries prior to entering in the general ledger; and,
•
Partnering with external consultants specializing in public company control compliance, to assess and implement controls over financial and information technology processes.

Notwithstanding the assessment that our internal controls over financial reporting are not effective and that material weaknesses exist, we believe we have employed supplementary procedures to ensure the financial statements contained in

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this report fairly present in all material respects, our financial position for the periods ending March 31,2022 and December 31, 2021, and results of operations and cash flows for the periods ending March 31, 2022 and 2021.

Part II. Other Information

Item 1 – Legal Proceedings

From time to time, we are subject to various claims, charges and litigation matters that arise in the ordinary course of business. We believe these actions are a normal incident of the nature and kind of business in which we are engaged. While it is not feasible to predict the outcome of these matters with certainty, we do not believe that any asserted or unasserted legal claims or proceedings, individually or in the aggregate, will have a material adverse effect on our business, financial condition, results of operations or prospects.

Item 1A – Risk Factors

We are subject to various risks and uncertainties in the course of our business. For a discussion of risks and uncertainties relating to our business following the Business Combination, please see the section in our Annual Report on 10-K filed with the SEC on March 25, 2022 titled “Risk Factors.” There have been no material changes to the risk factors disclosed therein.

Item 2 – Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3 – Defaults Upon Senior Securities

None.

Item 4 – Mine Safety Disclosures

Not Applicable.

Item 5 – Other Information

None.

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PART IV

Item 6. Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

Incorporated by Reference
Exhibit	Exhibit Description	Form	Exhibit	Filing Date
2.1*	Merger Agreement, dated as of April 21, 2021, by and among the Company, Merger Sub and Legacy SmartRent.	8-K	2.1	April 22, 2021
2.2	Amendment No. 1 to Merger Agreement, dated as of July 23, 2021, by and among the Company, Merger Sub and Legacy SmartRent.	8-K	2.1	July 26, 2021
2.3	Merger Agreement, dated as of March 21, 2022, by and among the Company, Atlas Merger Corp., SightPlan Holdings, Inc., and Joseph Westlake (filed herewith).
3.1	Third Amended and Restated Certificate of Incorporation.	8-K	3.1	August 30, 2021
3.2	Amended and Restated Bylaws.	8-K	3.2	August 30, 2021
31.1	Certification of Principal Executive Officer as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).
31.2	Certification of Principal Financial Officer as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith).
32.1	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith).
32.2	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith).
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request. Filed herewith.

47

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 11th day of May 2022.

SmartRent, Inc.

By:	/s/ Lucas Haldeman

Lucas Haldeman
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Hiroshi Okamoto

Hiroshi Okamoto
Chief Financial Officer
(Principal Financial Officer)

48

EXHIBIT 2.3

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

By and Among

SMARTRENT, INC.,

as Buyer

ATLAS MERGER CORP.,

as Merger Sub

SIGHTPLAN HOLDINGS, INC.,

as the Company

and

Joseph Westlake,

solely in his capacity as the Representative

Dated as of March 21, 2022

1

i

4.7 Sufficient Funds.	45
4.8 Non-Reliance.	46
Article V CONDUCT PRIOR TO THE CLOSING	46
5.1 Conduct of Business.	46
5.2 Access and Information	48
Article VI ADDITIONAL AGREEMENTS	48
6.1 Appropriate Actions; Consents; Filings.	48
6.2 Confidentiality; Public Announcements	49
6.3 Exclusivity	49
6.4 Company Stockholder Approval.	50
6.5 Employee Matters.	50
6.6 R&W Insurance Policy	51
6.7 Indemnification of Director and Officers; Tail Insurance Policies.	51
6.8 Ratification of Prior Actions.	52
6.9 Representative.	52
6.10 Release	53
6.11 Certain Acknowledgments	53
6.12 Repaid Debt	54
6.13 Transfer Taxes	54
6.14 Termination of Company Plans	54
6.15 280G Waiver and Consent	54
6.16 Release of Retention and Contingent Executive Merger Consideration Escrow Amounts	55
Article VII CONDITIONS TO CLOSING	56
7.1 Conditions to Obligations of Each Party	56
7.2 Additional Conditions to Obligations of Buyer and Merger Sub	56
7.3 Additional Conditions to Obligations of the Company	57
7.4 Frustration of Closing Conditions	58
Article VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES	58
Article IX TERMINATION, AMENDMENT AND WAIVER	59
9.1 Termination	59
9.2 Effect of Termination	59
Article X GENERAL PROVISIONS	60
10.1 Notices	60
10.2 Interpretation	61
10.3 Severability	61
10.4 Entire Agreement	61
10.5 Fees and Expenses	61
10.6 Amendments and Waivers	62
10.7 Failure or Indulgence Not Waiver	62
10.8 Company Disclosure Schedule	62
10.9 Assignment	63
10.10 Parties in Interest	63
10.11 Specific Performance.	63
10.12 Governing Law; Exclusive Jurisdiction.	64
10.13 Counterparts	65
10.14 Waiver of Conflicts Regarding Representation.	65

ii

INDEX OF EXHIBITS

Exhibit Description

Exhibit A Form of Support and Restrictive Covenants Agreement

Exhibit B Form of Stockholder Written Consent

Exhibit C Form of Certificate of Merger

Exhibit D Form of Paying Agent Agreement

Exhibit E Form of Letter of Transmittal

Exhibit F Form of Escrow Agreement

Annex A Net Working Capital Schedule

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of March 21, 2022, by and among (a) SmartRent, Inc., a Delaware corporation (“Buyer”), (b) Atlas Merger Corp., a Delaware corporation and a wholly-owned Subsidiary of Buyer (“Merger Sub”), (c) SightPlan Holdings, Inc., a Delaware corporation (the “Company”), and (d) Joseph Westlake, solely in his capacity as the representative of the Company Securityholders (the “Representative”). Unless the context otherwise requires, each of Buyer, Merger Sub, the Company and the Representative are referred to herein individually as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, the boards of directors of Buyer, Merger Sub and the Company each determined that it is advisable and in the best interests of their respective securityholders for Buyer to acquire the Company upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of the Company (the “Company Board”) unanimously (a) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents (collectively with the Merger, the “Transactions”), and (b) determined, subject to the terms of this Agreement, to recommend that the Company Stockholders adopt and approve this Agreement and approve the Merger;

WHEREAS, the Parties have determined that the Merger shall be effected by merging Merger Sub with and into the Company (with the Company being the surviving entity) such that upon consummation of the Merger, the Company will be a wholly-owned Subsidiary of Buyer;

WHEREAS, as a condition and inducement to Buyer’s and Merger Sub’s willingness to enter into this Agreement, the Company will, within one (1) Business Day following the execution hereof, deliver executed written consents in accordance with Section 228(a) of the General Corporation Law of the State of Delaware (the “Delaware Act”), dated as of the date hereof, duly executed by Company Stockholders who collectively own at least (i) ninety percent (90%) of the outstanding shares of Company Common Stock, and (ii) one hundred percent (100%) of the outstanding shares of Company Preferred Stock, adopting this Agreement and approving the Transactions, including the Merger, in accordance with the Delaware Act and Company Charter Documents (as defined below), in each case as in effect as of immediately prior to the date hereof; and

WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Buyer’s and Merger Sub’s willingness to enter into this Agreement, the Support Agreement Parties (as defined below) have executed and delivered the Support and Restrictive Covenants Agreements (as defined below).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Accounting Firm” has the meaning set forth in Section 2.8(d).

“Accounts Receivable” has the meaning set forth in Section 3.21.

“Acquisition Engagement” has the meaning set forth in Section 10.14.

“Acquisition Proposal” means (i) any merger, liquidation, recapitalization, consolidation or other business combination involving the Company, (ii) any issuance by the Company of more than fifty percent (50%) of its capital stock or (iii) any acquisition of all or substantially all of the consolidated total assets of the Company Group, in each case, other than the Transactions.

“Actual Cash” has the meaning set forth in Section 2.8(b).

“Actual Debt” has the meaning set forth in Section 2.8(b).

“Actual Merger Consideration” has the meaning set forth in Section 2.8(b).

“Actual Net Working Capital” has the meaning set forth in Section 2.8(b).

“Actual Transaction Expenses” has the meaning set forth in Section 2.8(b).

“Adjustment Escrow Amount” means Eight Hundred Fifty Thousand Dollars ($850,000).

“Affidavit” has the meaning set forth in Section 2.9(b).

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreed Accounting Principles” means GAAP consistently applied throughout the periods covered thereby, except as set forth on Schedule I of the Company Disclosure Schedule.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“AML Laws” has the meaning set forth in Section 3.8(d).

“Annual Financial Statements” has the meaning set forth in Section 3.5(a).

“Applicable Preference Amount” means the Series A Per Share Liquidation Preference and the Series B Per Share Liquidation Preference, as applicable.

“Attorney-Client Communications” has the meaning set forth in Section 10.14.

“Balance Sheet Date” has the meaning set forth in Section 3.5(a).

“Base Merger Consideration” means One Hundred Thirty-Five Million Dollars ($135,000,000).

“Broker” means SEG Capital Advisors, L.L.C.

“Business” means the business of the Company as conducted as of the date hereof, including providing software solutions for multi-family maintenance and services related to the same, including (without limitation) a real estate operating platform that offers automated answering, resident engagement, field service and maintenance task management software, inspections management software, and due diligence and audit management software to real estate owners and managers.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions located in Atlanta, Georgia or Scottsdale, Arizona are authorized or obligated by Law or executive order to close.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Certificate” has the meaning set forth in Section 2.8(b).

“Buyer Representatives” has the meaning set forth in Section 5.2.

“CARES Act” has the meaning set forth in Section 3.9(p).

“Cash” means all cash, cash equivalents (including money market accounts, money market funds, money market instruments, certificates of deposit and demand deposits) and marketable securities of the Company Group, determined on a consolidated basis in accordance with the Agreed Accounting Principles. For the avoidance of doubt, “Cash” shall be calculated net of all restricted cash and issued but uncleared checks and drafts issued by the Company Group and shall include all checks and wire transfers and drafts deposited or available for deposit for the account of the Company Group.

“Certificate” has the meaning set forth in Section 2.9(b).

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Close Family Member” means a parent, grandparent, child or sibling, whether by blood or marriage, or a spouse or civil union partner.

“Closing” has the meaning set forth in Section 2.2.

“Closing Balance Sheet” has the meaning set forth in Section 2.8(b).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Payment” means (a) the Estimated Merger Consideration, less (b) the Option Consideration, less (c) the aggregate exercise price of all Vested In-the-Money Options outstanding immediately prior to the Effective Time (to the extent cancelled), less (d) the Escrow Amount, less (e) the Representative Amount.

“Closing Statement” has the meaning set forth in Section 2.7(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Approvals” means, any consent, license, permit, approval, waiver or authorization or order of, filings with or any notification to any third-Person or Governmental Authority required as a result of the Transactions.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Capital Stock” means the Company Common Stock and Company Preferred Stock, collectively.

“Company Charter Documents” means the Restated Certificate and the bylaws of the Company.

“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company Disclosure Schedule” has the meaning set forth in Article III.

“Company Group” means the Company and each of its Subsidiaries, collectively.

“Company Indemnified Party” has the meaning set forth in Section 6.7.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company Group.

“Company IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company.

“Company Material Adverse Effect” means any change, effect, event, occurrence or development that has had, or would reasonably be expected to have, a materially adverse effect on either (a) the business, assets, results of operations or financial condition of the Company Group, taken as a whole; or (b) the ability of the Company Group to consummate the Transactions; provided, however, that the following and the effects of the following shall not be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Company Material Adverse Effect: (i) any general condition affecting the industries or markets in which the Company Group conducts operations or the economy in any of the countries or jurisdictions in which the Company Group conducts operations which do not affect the Company Group in a materially disproportionate and adverse manner as compared to other companies in the Company Group’s industry; (ii) general economic, capital market, financial, political or regulatory conditions (including any changes therein), worldwide, national, international, or in any particular region, if such conditions do not affect the Company Group in a materially disproportionate and adverse manner as compared to other companies in the Company Group’s industries; (iii) an occurrence, outbreak, escalation or material worsening of war, armed hostilities, acts of terrorism, political instability (including any impeachment proceeding of the President of the United States) or other worldwide, national or international calamity, crisis or emergency, or any governmental or other response or reaction to any of the foregoing; (iv) any fires, earthquakes, hurricanes, tornadoes, epidemics or other natural or manmade disasters; (v) any change in applicable accounting requirements or principles or interpretations or implementations thereof (including to GAAP), or any change in applicable Laws, rules or regulations or the implementation or interpretation thereof; (vi) any action taken or omissions to act by the Company Group at Buyer’s or its Affiliates’ express request or as expressly required by the terms of the Transaction Documents; (vii) any failure of the Company Group to meet its financial or operational budgets, targets or projections (it being understood that the facts or occurrences giving rise to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account when determining whether there has been a Company Material Adverse Effect); (viii) any matter arising from or related to matters disclosed with reasonable specificity in the Company Disclosure

Schedule; (ix) any local, national, or global communicable disease outbreak, epidemic or pandemic or other national or international calamity, crisis or emergency, public and/or global health emergency (including COVID-19 or any worsening thereof or any COVID-19 Actions or COVID-19 Measures or any change in such COVID-19 Measures or the interpretation or enforcement thereof), or any governmental or other response to any of the foregoing; and (x) any effect related to or resulting from the terms, announcement, pendency or consummation of the Transactions or execution of this Agreement or the other Transaction Documents, including any loss of customers, employees, suppliers or vendors resulting in whole or in part from the foregoing and any actions or omissions to act by customers, suppliers, vendors or employees or by reason of the Transactions, identity of Buyer or its Affiliates or any communication by Buyer or its Affiliates regarding its plans or intentions with respect to the conduct of the Business or the Surviving Corporation.

“Company Optionholders” means the holders of Company Options.

“Company Options” means all outstanding options to purchase shares of Company Common Stock granted pursuant to the Option Plan.

“Company Parties” has the meaning set forth in Section 10.14.

“Company Preferred Stock” means the Series B Preferred Stock and Series A Preferred Stock, collectively.

“Company Representatives” has the meaning set forth in Section 6.3.

“Company Securityholders” means, collectively, the Company Stockholders and Company Optionholders.

“Company Stockholder Approval” has the meaning set forth in Section 3.2(b).

“Company Stockholders” means the holders of Company Capital Stock, taken together.

“Company 401(k) Plan” has the meaning set forth in Section 6.14.

“Competition Law” shall mean any Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, including the HSR Act.

“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement, dated as of November 22, 2021, by and between Buyer and the Company.

“Contingent Executive Merger Consideration Escrow Amount” means an amount equal to Two Million Four Hundred Fifty-One Thousand Dollars ($2,451,000).

“Contract” means any legally binding, written contract, agreement, lease, obligation, commitment or undertaking.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Actions” means all reasonable actions taken, planned, or planned to be taken in response to events, occurrences, conditions, circumstances, or developments arising directly or indirectly as a result of the COVID-19 outbreak, its impact on economic conditions, its impact on the operations of the Company, risks to the health and safety of any Person, or actions taken by Governmental Authorities or other Persons in response thereto or any escalation or material worsening of any of the foregoing or any governmental or other response or reaction to any of the foregoing.

“COVID-19 Law” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, the Families First Coronavirus Response Act of 2020, the Paycheck Protection Program Flexibility Act of 2020, any U.S. presidential memorandum, executive order or similar publication or document permitting or requiring the deferral of any Taxes, and any other law intended to address the consequences of COVID-19, in each case, as may be amended or modified, together with all rules and regulations and guidance issued by any Governmental Authority.

“COVID-19 Measures” means any quarantine, ‘shelter in place,’ ‘stay at home,’ workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, Order, directive, guideline, pronouncement, or recommendation promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, or an industry group providing for business closures, in each case, in connection with or in response to COVID-19.

“Current Assets” means the consolidated total current assets of the Company Group, as defined by and determined in accordance with the Agreed Accounting Principles (excluding any Cash and deferred Tax assets) applied consistently with the principles, practices, estimation techniques and assumptions applied in the preparation of the Financial Statements and the policies and procedures (if any) set forth on the Net Working Capital Schedule and, in the event of any conflict between such policies and procedures and the Agreed Accounting Principles, the policies and procedures set forth on Net Working Capital Schedule shall control.

“Current Liabilities” means the consolidated total current liabilities of the Company Group (including, for the avoidance of doubt, deferred revenue), as defined by and determined in accordance with the Agreed Accounting Principles applied consistently with the principles, practices, estimation techniques and assumptions applied in the preparation of the Financial Statements and the policies and procedures (if any) set forth on the Net Working Capital Schedule and, in the event of any conflict between such policies and procedures and the Agreed Accounting Principles, the policies and procedures set forth on Net Working Capital Schedule shall control; provided, that Current Liabilities shall exclude (a) liabilities underlying outstanding checks or funds in transit that are excluded from the calculation of Cash, (b) any Debt, (c) Transaction Expenses and (d) deferred Tax liabilities; provided, further, that any other amount payable from the Merger Consideration that would otherwise be considered a Current Liability (including the Option Consideration) shall not be included as a Current Liability (the purpose and intent of the foregoing to avoid double-counting). Any Tax liabilities included in the computation of Current Liabilities shall be calculated on a basis consistent with past practices of the Company Group in filing Tax Returns and paying Taxes and shall also include an estimate of Tax liabilities, if any, related to the operating results of the Company Group for the year ended December 31, 2021.

“Debt” means, without duplication, any liability of any member of the Company Group in respect of the following: (a) indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar instruments; (b) guarantees of the obligations described in the foregoing clause (a) above of any other Person; (c) all accrued interest on the foregoing; (d) all obligations under leases required to be capitalized in accordance with GAAP (for the sake of clarity, it being understood that ASC 842 shall be disregarded for purposes of this definition); (e) all obligations for deferred purchase price or deferred rent for property, equity interests, assets or rights, or earn-out or similar contingent payment obligations (whether or not currently payable and to the fullest extent payable); (f) any indebtedness and liabilities and related costs or obligations under any interest rate protection agreements, foreign currency exchange agreements, forward contracts or other interest, exchange rate or commodity hedging or swap agreements; and (g) letters of credit issued on behalf of such Person (excluding any undrawn letters of credit); provided, however, that, for purposes of clarity, notwithstanding anything to the contrary herein, “Debt” shall not include any (i) Transaction Expenses, (ii) Current Liabilities, (iii) deferred revenue, (iv) undrawn letters of credit, performance bonds, bankers acceptances, indemnities and similar obligations entered into in the ordinary course of business, (v) Tax liabilities, (vi) indebtedness owing from any member of the Company Group to any other member of the Company Group, or (vii) any items of the nature described above incurred by Buyer or its Affiliates prior to or following the Closing.

“Delaware Act” has the meaning set forth in the recitals to this Agreement.

“Delaware Courts” has the meaning set forth in Section 10.12(b).

“Dissenting Shares” has the meaning set forth in Section 2.11(a).

“Distribution Procedures” means, with respect to the applicable payment to be made hereunder, payment to the Company Stockholders and, with respect to the Company Optionholders, payment to the Company for distribution to Company Optionholders, in each case, in accordance with the amounts set forth on the Closing Statement (or any subsequent payment instruction executed by the Representative); provided the payments to the Company Optionholders shall be in accordance with the Company’s payroll practices and shall be subject to withholding in accordance with the terms hereof.

“Downward Net Working Capital Adjustment” means the amount, if any, by which the Estimated Net Working Capital or Actual Net Working Capital, as the case may be, is less (more negative) than the Target Net Working Capital.

“Effective Time” has the meaning set forth in Section 2.2.

“Employee” means any employee of the Company or any of its Subsidiaries.

“Employee Plan” means any plan, program, policy, arrangement or Contract, whether or not reduced to writing, and whether covering a single individual or a group of individuals, that is (a) an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, (b) an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (c) an equity bonus, equity purchase, equity option, restricted equity, equity appreciation right or similar equity-based plan or (d) any other deferred-compensation, retirement, severance, welfare-benefit, reimbursement, bonus, profit-sharing, incentive or fringe-benefit plan, program or arrangement, in each case, whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA.

“Enforceability Exceptions” has the meaning set forth in Section 3.2(a).

“Environmental Laws” means any applicable Laws that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use or recycling of hazardous materials, including the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended, the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, the European Union RoHS Directive and the Waste Electrical and Electronic Equipment Directive.

“Equity Interest” means, with respect to any Person, (a) any capital stock, partnership or membership interest, unit of participation or other similar interest (however designated) in such Person, and (b) any option, warrant, purchase right, conversion right, exchange right or other Contract that would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including equity appreciation, phantom equity, profit participation or other similar rights).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Escrow Account” means the account into which the Escrow Funds are deposited.

“Escrow Agent” means Citibank, N.A.

“Escrow Agreement” means that certain Escrow Agreement, dated as of the Closing Date, entered into by and among Buyer, the Representative and the Escrow Agent, in substantially the form attached hereto as Exhibit F, subject to any administrative changes as may be required by the Escrow Agent.

“Escrow Amount” means the sum of (a) the Adjustment Escrow Amount, (b) the Retention Escrow Amount, and (c) the Contingent Executive Merger Consideration Amount.

“Escrow Funds” means the funds maintained from time to time in the Escrow Account established pursuant to the Escrow Agreement, including any interest earned thereon (which funds initially shall be equal to the Escrow Amount and shall be disbursed and released in accordance with the terms and conditions of this Agreement and the Escrow Agreement).

“Estimated Cash” has the meaning set forth in Section 2.8(a).

“Estimated Debt” has the meaning set forth in Section 2.8(a).

“Estimated Merger Consideration” means (a) the Base Merger Consideration, (b) plus (i) all Estimated Cash, (ii) the Upward Net Working Capital Adjustment (if any) and (iii) the aggregate exercise price of all Vested In-the-Money Options outstanding immediately prior to the Effective Time (to the extent cancelled), and (c) less (i) the Estimated Transaction Expenses, (ii) the Estimated Debt, and (iii) the Downward Net Working Capital Adjustment (if any).

“Estimated Net Working Capital” has the meaning set forth in Section 2.8(a).

“Estimated Transaction Expenses” has the meaning set forth in Section 2.8(a).

“FCPA” has the meaning set forth in Section 3.8(e).

“Final Merger Consideration” has the meaning set forth in Section 2.8(e).

“Financial Statements” has the meaning set forth in Section 3.5(a).

“Fraud”, with respect to the Company, means actual and intentional fraud with respect to the making of the representations and warranties expressly set forth in Article III with actual knowledge of breach when the related representations and warranties were made with the express intention that a party to this Agreement would rely thereon to its detriment.

“Fully-Diluted Capitalization” means the sum of (without duplication) (a) the aggregate number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time on an as converted basis and (b) the aggregate number of shares of Company Common Stock issuable upon exercise of all In-the-Money Company Options outstanding as of immediately prior to the Effective Time.

“GAAP” means generally accepted accounting principles in effect in the United States.

“Governing Documents” means, with respect to any business entity, all documents by which such entity established its legal existence or which govern its internal corporate affairs, including its certificate of incorporation, articles of organization, limited partnership agreement, operating agreement, limited liability company agreement, bylaws and any other governing document, as applicable, of such entity.

“Governmental Authority” means any court, administrative agency, commission or other United States, federal, national, provincial, state, local, foreign or other governmental authority, instrumentality, agency or commission, in each case, to the extent the same has jurisdiction over the Person, assets or property in question.

“Government Official” means any officer, director or employee of any Governmental Authority. Without limiting the foregoing, “Government Official” includes any government officer, director or employee, any officer, director or employee of any government-controlled entity or public international organization, any officer, director or employee of a government-owned or -controlled (in whole or in part) business, corporation, organization or entity, any Person acting in an official capacity for or on behalf of any Governmental Authority or any political party, party official or candidate for public office.

“Health Care Reform Laws” has the meaning set forth in Section 3.15(j).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“In-the-Money Company Options” means all vested Company Options that are outstanding immediately prior to the Effective Time with an exercise price per share of Company Common Stock that is less than the Residual Per Share Merger Consideration.

“Insurance Policies” has the meaning set forth in Section 3.18.

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction worldwide (a) issued patents and patent applications (including provisional and non-provisional, continuations, continuations-in-part, divisionals, renewals, reissues, reexaminations, and extensions thereof), inventions, whether patentable or not, and whether reduced to practice or not, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing, and moral rights (“Copyrights”); (c) mask works; (d) trademarks, service marks, brands, certification marks, logos, Internet domain names, URLs, associated web addresses, websites and web pages, social media accounts and handles and content and data thereon or relating thereto, logos, trade names and trade dress, corporate names and other source indicators, and symbolized by, and all common law marks, registrations, applications for registration, and renewals of, any of the foregoing and all goodwill related thereto, (“Trademarks”); (e) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential information and proprietary information and all rights therein (“Trade Secrets”); (f) Software; and (g) all other intellectual or industrial property and proprietary rights.

“Interim Balance Sheet” has the meaning set forth in Section 3.5(a).

“Interim Financial Statements” has the meaning set forth in Section 3.5(a).

“Knowledge of the Company”, “to the Company’s Knowledge” or other similar phrases means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of Joseph Westlake, Terry Danner, Helen Deer, and Daniel Polfer, after due inquiry.

“Law” or “Laws” means any applicable statute, law, ordinance, regulation, rule, writ, decree, code or rule of law of any Governmental Authority.

“Legal Proceeding” has the meaning set forth in Section 10.12(b).

“Legislation” has the meaning set forth in Section 3.8(e).

“Letter of Transmittal” has the meaning set forth in Section 2.9(b).

“Licensed Intellectual Property” means all Intellectual Property licensed by any Person to the Company Group, or that the Company Group otherwise holds any rights or interests granted by other Persons.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, charge, easement, encroachment or other similar encumbrance.

“Material Contract” has the meaning set forth in Section 3.13(a).

“Material Customers” has the meaning set forth in Section 3.20(a).

“Material Suppliers” has the meaning set forth in Section 3.20(b).

“Merger” has the meaning set forth in Section 2.1.

“Merger Consideration” means (a) the Base Merger Consideration, (b) plus (i) all Estimated Cash, (ii) the Upward Net Working Capital Adjustment (if any) and (iii) the aggregate exercise price of all Vested In-the-Money Options outstanding immediately prior to the Effective Time (to the extent cancelled), and (c) less (i) the Estimated Transaction Expenses, (ii) the Estimated Debt, and (iii) the Downward Net Working Capital Adjustment (if any) (in each case, without duplication).

“Merger Sub” has the meaning set forth in the preamble to this Agreement.

“Merger Sub Common Stock” has the meaning set forth in Section 2.5(b).

“MMM” has the meaning set forth in Section 10.14.

“Net Working Capital” means (a) Current Assets, minus (b) Current Liabilities, all as more particularly described and set forth in the Net Working Capital Schedule.

“Net Working Capital Certificate” means a certificate delivered by an officer of the Company, certifying the Estimated Net Working Capital, Estimated Cash, Estimated Transaction Expenses and Estimated Debt as set forth on the Closing Statement, and the amount, if any, by which (a) Estimated Net Working Capital exceeds the Target Net Working Capital or (b) the Estimated Net Working Capital is less than the Target Net Working Capital.

“Net Working Capital Schedule” means the schedule pursuant to which Net Working Capital is to be calculated, attached as Annex A hereto, which calculation on Annex A is based for illustrative purposes on Net Working Capital as of February 28, 2022.

“Objection Notice” has the meaning set forth in Section 2.8(c).

“OFAC” has the meaning set forth in Section 3.8(c).

“Open Source Software” means all Software and other materials that are distributed as “open source software” or under a similar licensing or distribution model, including to any license for Software that meets the “Open Source Definition” promulgated by the Open Source Initiative.

“Option Consideration” means, for each In-the-Money Company Option, the amount of cash by which (a) the Residual Per Share Merger Consideration exceeds (b) the exercise price of such In-the-Money Company Option.

“Option Plan” means the SightPlan Holdings, Inc. 2014 Incentive Stock Plan, as amended.

“Order” means any judicial or administrative interpretations, judicial or administrative orders, consent decrees, judgments and any agreement with any Governmental Authority.

“Outside Date” has the meaning set forth in Section 9.1(e).

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Paying Agent Agreement” has the meaning set forth in Section 2.9(a).

“Payoff Amounts” has the meaning set forth in Section 6.12.

“Payoff Letters” has the meaning set forth in Section 6.12.

“Permit” means any permit, license, authorization, registration, franchise, approval, consent, certificate, variance and similar right obtained, or required to be obtained for the conduct of the Company Group’s business as currently conducted, from any Governmental Authority.

“Permitted Liens” means: (a) Taxes, assessments and other governmental levies, fees, or charges that are (i) not due and payable as of the Closing Date or (ii) being contested by appropriate proceedings (which have been disclosed in the Company Disclosure Schedule); (b) mechanics’ Liens, workmans’ Liens and similar Liens for labor, materials, or supplies provided with respect to such real property incurred in the ordinary course of business for amounts that are (i) not delinquent and that would not, in the aggregate, have a Company Material Adverse Effect or (ii) being contested by appropriate proceedings; (c) zoning, building codes, and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such real property; (d) liens for any financing secured by real property; (e) easements, covenants, conditions, restrictions and other similar matters affecting title to real property and other encroachments and title and survey defects that do not or would not materially impair the use or occupancy of real property in the operation of the business of the Company Group, taken as a whole; and (f) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business.

“Person” means an individual or entity, including a partnership, a limited liability company, a corporation, a business association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority (or any department, agency, or political subdivision thereof).

“Plan” has the meaning set forth in Section 3.15(a).

“Post-Transaction Employee” has the meaning set forth in Section 6.5(a).

“Preferred Dividends” means, (a) with respect to the Series A Preferred Stock, any accrued but unpaid Series A Preferred Dividend (as defined in the Restated Certificate), if any with respect to such shares as of immediately prior to the Effective Time, and (b) with respect to the Company Preferred Stock, any declared but unpaid dividends, if any, with respect to such shares as of immediately prior to the Effective Time (subject, in each case, to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization of the applicable shares of Company Preferred Stock after the date hereof but prior to the Effective Time).

“Preferred Merger Consideration” has the meaning set forth in Section 2.5(a)(ii).

“Pro Rata Portion” means, with respect to each Company Securityholder, the applicable percentage set forth opposite the name of such Company Securityholder under the column titled “Pro Rata Portion” on the Closing Statement, which percentage shall equal a fraction, (a) the numerator of which is the portion of the Estimated Merger Consideration payable to such Company Securityholder pursuant to the terms of this Agreement and (b) the denominator of which is the Estimated Merger Consideration less the aggregate exercise price of all Vested In-the-Money Options outstanding immediately prior to the Effective Time (it being understood that the “Pro Rata Portion” of each Company Securityholder, when taken together with the “Pro Rata Portion” of each of the other Company Securityholders shall equal one hundred percent (100%)).

“Products” means any proprietary products and solutions offered for sale or otherwise distributed by or on behalf of the Company Group to any Person.

“R&W Insurance Policy” means that certain representation and warranty insurance policy issued to Buyer in connection with the execution of this Agreement.

“Real Property Leases” has the meaning set forth in Section 3.10(b).

“Reference Date” means the date that is three (3) years prior to the date of this Agreement.

“Related Person” means, with respect to any Person, any director, senior officer or trustee of such Person or other person or entity that controls or otherwise holds a direct interest in such Person; provided, that as to any Person that is publicly held, the term shall only include such controlling Persons whose holdings are required to be, and are, publicly reported.

“Released Claims” has the meaning set forth in Section 6.10.

“Repaid Debt” has the meaning set forth in Section 6.12.

“Representative” shall have the meaning set forth in the preamble to this Agreement.

“Representative Amount” means Fifty Thousand Dollars ($50,000).

“Residual Per Share Merger Consideration” means the quotient (calculated to five decimal places) obtained by dividing (a) the Residual Total Merger Consideration by (b) the sum of the Fully-Diluted Capitalization.

“Residual Total Merger Consideration” means the amount equal to (a) the Merger Consideration minus (b) the sum of the Series A Total Liquidation Preference and Series B Total Liquidation Preference, in each case, to the extent such liquidation preference is payable pursuant to Section 2.5.

“Restated Certificate” means the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on October 2, 2020, as amended from time to time.

“Retention Escrow Amount” means an amount equal to Three Million Three Hundred and Eight Thousand Five Hundred and Ninety-Seven Dollars ($3,308,597).

“Sanctioned Country” has the meaning set forth in Section 3.8(c).

“Sanctioned Persons” has the meaning set forth in Section 3.8(c).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.

“Series A Merger Consideration” has the meaning set forth in Section 2.5(a)(ii).

“Series A Per Share Liquidation Preference” means $0.9552, plus the amount of any Preferred Dividends.

“Series A Preferred Stock” means the preferred stock, $0.0001 par value per share, of the Company designated as “Series A Preferred Stock.”

“Series A Shares Outstanding” means the number of shares of Series A Preferred Stock issued and outstanding as of immediately prior to the Effective Time.

“Series A Total Liquidation Preference” means an amount equal to the product of (a) the Series A Per Share Liquidation Preference multiplied by (b) Series A Shares Outstanding.

“Series B Merger Consideration” has the meaning set forth in Section 2.5(a)(i).

“Series B Preferred Stock” means the preferred stock, $0.0001 par value per share, of the Company designated as “Series B Preferred Stock.”

“Series B Per Share Liquidation Preference” means Zero Dollars ($0).

“Series B Shares Outstanding” means the number of shares of Series B Preferred Stock issued and outstanding as of immediately prior to the Effective Time.

“Series B Total Liquidation Preference” means an amount equal to the product of (a) the Series B Per Share Liquidation Preference multiplied by (b) Series B Shares Outstanding.

“SightPlan India” means SightPlan India Pvt. Ltd., a private limited company organized under the Laws of India.

“SightPlan India Financial Statements” has the meaning set forth in Section 3.5(a).

“SightPlan U.S. Financial Statements” has the meaning set forth in Section 3.5(a).

“Software” means (a) all software, firmware, middleware, computer programs, applications, interfaces, tools, operating systems, software code of any nature, (including all object code, source code, interpreted code, data files, rules, definitions and methodology derived from the foregoing) and any derivations, updates, enhancements and customization of any of the foregoing, together with all processes, technical data, scripts, algorithms, APIs, subroutines, techniques, operating procedures, screens, user interfaces, report formats, development tools, templates, menus, buttons, icons and user interfaces, (b) all electronic databases and data collections, and (c) all documentation, including user manuals, technical manuals, training manuals, programming comments, descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing.

“Specified Time” has the meaning set forth in Section 6.3.

“Stockholder Written Consent” shall mean the action by written consent executed by the Company Stockholders, in substantially the form attached hereto as Exhibit B, constituting the Company Stockholder Approval.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

“Support Agreement Parties” means (a) each holder of Company Preferred Stock, (b) each holder of Company Common Stock holding (together with such holder’s Affiliates) shares of Company Common Stock and/or Company Preferred Stock representing at least two percent (2%) of the issued and outstanding shares of Company Capital Stock as of the date hereof, and (c) to the extent not included in the preceding clauses (a) or (b), each of Joseph Westlake, Terry Danner, Helen Deer and Daniel Polfer.

“Support and Restrictive Covenants Agreements” means those certain Support and Restrictive Covenants Agreements, entered into by and between Buyer and each of the Support Agreement Parties in connection with the execution and delivery of this Agreement, in substantially the form attached hereto as Exhibit A.

“Supporting Documentation” has the meaning set forth in Section 2.8(b).

“Surplus” has the meaning set forth in Section 2.8(f)(i)

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Target Net Working Capital” means negative Three Hundred Twenty-Nine Thousand Twenty-Four Dollars (i.e. ($329,024)).

“Tax” means (a) any and all United States, federal, state, local or municipal, foreign or other taxes, including license, registration, payroll, employment, excise, severance, occupation, premium, windfall profits, ad valorem, environmental, capital stock, franchise, profits, payroll or employment or other withholding, health insurance, social security (or similar), unemployment, disability, real property, personal property, abandoned property, forfeitures, escheat, alternative or add-on minimum or estimated taxes (and any and all United States, federal, state, local or municipal, foreign or other fees, duties and other assessments in the nature of a tax) imposed by any Tax Authority, including any related interest, fines or penalties, (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group (including any arrangement for group or consortium relief or similar arrangement) for any period, and (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity or transferor or otherwise by operation of Law.

“Tax Authority” means any Governmental Authority responsible for the imposition, administration, assessment or collection of any Tax or the administration of any Laws relating to Taxes.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, in each case required to be filed with any Tax Authority in connection with the imposition, administration, assessment or collection of any Tax or the administration of any Laws relating to Taxes.

“Transaction Documents” means this Agreement, the Company Disclosure Schedule, the closing certificates delivered pursuant to this Agreement, the annexes to this Agreement, the Certificate of Merger, the Paying Agent Agreement, the Escrow Agreement and all other documents, agreements, certificates and other instruments contemplated by this Agreement.

“Transaction Expenses” means, without duplication, and to the extent not paid prior to the Effective Time, (a) all third party fees, costs and expenses relating to this Agreement and the Transactions that are incurred at or prior to the Effective Time and are payable by any member of the Company Group, the Representative or any Company Securityholder to any financial advisor, broker, or finder or to any attorney, accountant, consultant or other professional that rendered services to the Company Group or such other Person in connection with this Agreement and the Transactions; (b) all liabilities for any change of control or similar bonuses payable by the Company Group to any member of the Company Group’s officers, directors, employees, consultants or contractors solely as a result of the consummation of the Transactions; (c) the employer portion of any payroll or employment Taxes associated with the payments described in clause (b) of this definition and the In-the-Money Company Options; (d) fifty percent (50%) of the filing fee (if any) required under the HSR Act; (e) one hundred percent (100%) of the premiums payable by the Company in connection with the “tail” insurance policies pursuant to and in accordance with Section 6.7; (f) fifty percent (50%) of any fees and expenses of the Escrow Agent under the Escrow Agreement; and fifty percent (50%) of any fees and expenses of the Paying Agent under the Paying Agent Agreement;

provided, however, that notwithstanding anything to the contrary set forth herein, “Transaction Expenses” shall not include (i) any fees and costs relating to this Agreement and the Merger that are payable by any member of the Company Group for services following the Closing or by Buyer, Merger Sub or Buyer’s Affiliates in connection with the Transactions, including any financings obtained by Buyer, Merger Sub, Buyer’s Affiliates or the Company in connection herewith, (ii) any amount which is included in the calculation of Debt or Net Working Capital, or (iii) any premiums, underwriting fees or other amounts payable in connection with the R&W Insurance Policy (which amounts will be borne by Buyer).

“Transactions” has the meaning set forth in the recitals to this Agreement.

“Transfer Taxes” has the meaning set forth in Section 6.13.

“Transmittal Documents” has the meaning set forth in Section 2.9(b).

“Treasury Regulations” means the regulations of the U.S. Department of the Treasury promulgated under the Code.

“Upward Net Working Capital Adjustment” means the amount, if any, by which the Estimated Net Working Capital or Actual Net Working Capital, as the case may be, exceeds (is less negative) than the Target Net Working Capital.

“Vested In-the-Money Options” means all vested Company Options that are outstanding immediately prior to the Effective Time with an exercise price per share of Company Common Stock that is less than the Common Merger Consideration, which, for the avoidance of doubt, shall include any Company Options with an exercise price per share of Company Common Stock that is less than the Common Merger Consideration that become vested Company Options by virtue of acceleration of vesting as of immediately prior to the Effective Time.

“Waived 280G Benefits” has the meaning set forth in Section 6.15.

“2020 U.S. Tax Acts” has the meaning set forth in Section 3.9(p).

“280G Approval” has the meaning set forth in Section 6.15.

ARTICLE 2

THE MERGER
2.1
The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware Act, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation and as a wholly-owned Subsidiary of Buyer. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”
2.2
Effective Time; Closing. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the certificate of merger in substantially the form attached hereto as Exhibit C (the “Certificate of Merger”), which shall be executed and filed in accordance with the relevant provisions of the Delaware Act (the time of such filing (or such later time as may be agreed in writing by the Company and Buyer prior to the Closing and specified in the Certificate of Merger) being the “Effective Time”). The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as soon as practicable on or after the execution and delivery of this Agreement by each of the Parties, but in any event, (a) no later than two (2) Business Days after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (Conditions to Closing) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, if permissible, waiver of such conditions), or (b) at such other time, date and location as the Parties mutually agree in writing (the time and date on which the Closing occurs, the “Closing Date”). The Closing shall take place on the Closing Date remotely via the electronic exchange of documents and signatures.
2.3
Effect of the Merger.
(a)
General. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the Delaware Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation (subject to Section 10.14), and all of the debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.
(b)
Officers and Directors.
(i)
At the Effective Time, the directors of the Merger Sub shall be appointed the initial directors of the Surviving Corporation immediately after the Effective Time, each to serve in accordance with the Governing Documents of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.
(ii)
At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be appointed the initial officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the Governing Documents of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.
2.4
Certificate of Incorporation and Bylaws of Surviving Corporation.
(a)
Certificate of Incorporation. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as provided in Exhibit A attached to the Certificate of Merger.

(b) Bylaws. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the bylaws of the Surviving Corporation shall be amended and restated to read the same as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time until thereafter amended in accordance with the Delaware Act, the Certificate of Incorporation of the Surviving Corporation and such bylaws; provided, however, that any references in such bylaws to the name of Merger Sub shall be amended to refer to “SightPlan Holdings, Inc.”

2.5
Effect of Merger on the Capital Stock of the Constituent Corporations.
(a)
Effect on Company Capital Stock. Upon the terms and subject to the conditions of this Agreement, including this Section 2.5 and in accordance with the Restated Certificate, at the Effective Time, by virtue of the Merger and without any action on the part of any Party or the Company Stockholders, each share of:

(i)
Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) will be cancelled and extinguished and be converted automatically into the right to receive a portion of the Merger Consideration in cash per share equal to the greater of (x) the Residual Per Share Merger Consideration, and (y) the Applicable Preference Amount as set forth on the Closing Statement under heading Series B Merger Consideration (the “Series B Merger Consideration”), which Series B Merger Consideration shall be calculated in accordance with the terms of the Restated Certificate;
(ii)
Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) will be cancelled and extinguished and be converted automatically into the right to receive a portion of the Merger Consideration in cash per share equal to (x) the Residual Per Share Merger Consideration, and (y) the Applicable Preference Amount as set forth on the Closing Statement under heading Series A Merger Consideration (the “Series A Merger Consideration,” and together with the Series B Merger Consideration, the “Preferred Merger Consideration”), which Series A Merger Consideration shall be calculated in accordance with the terms of the Restated Certificate; and
(iii)
Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) will be cancelled and extinguished and be converted automatically into the right to receive a portion of the Merger Consideration in cash equal to the Residual Per Share Merger Consideration as set forth in the Closing Statement under the heading Common Merger Consideration (the “Common Merger Consideration”), which Common Merger Consideration shall be calculated in accordance with the terms of the Restated Certificate.
(b)
The aggregate Common Merger Consideration and the Preferred Merger Consideration shall be payable without interest as set forth in this Article II to each Company Stockholder, upon delivery of a Letter of Transmittal; provided, that, at the Effective Time, each Company Stockholder’s Pro Rata Portion of the Escrow Amount and the Representative Amount with respect to such shares shall be deposited with the Escrow Agent and with the Representative (as applicable) and each Company Stockholder shall have a contingent right to receive such Person’s Pro Rata Portion of the Escrow Funds or the Representative Amount to the extent released from escrow for the benefit of the Company Securityholders or otherwise distributed to the Company Securityholders in accordance with the terms hereof. For purposes of calculating the amount of cash issuable to each Company Stockholder pursuant to this Section 2.5, all Company Capital Stock held by each Company Stockholder shall be aggregated, and the aggregate amount of cash issuable to each Company Stockholder shall be rounded (up or down) to the nearest whole cent.
(c)
Cancellation of Treasury and Buyer-Owned Shares. Notwithstanding the provisions of Section 2.5(a), each share of Company Capital Stock held by the Company or owned by Merger Sub, Buyer or any direct or indirect wholly-owned Subsidiary of the Company or Buyer immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and without any additional consideration therefor.
(d)
Capital Stock of Merger Sub. Each share of common stock, par value $0.0001 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.0001 par value per share, of the Surviving Corporation. Each certificate evidencing shares of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall evidence ownership of such shares of capital stock of the Surviving Corporation. Except with respect to any payments in the nature of compensation, Buyer shall consult with the Representative in good faith prior to withholding any amounts payable to a Company Securityholder hereunder.

2.6
Treatment of Company Options.
(a)
At the Effective Time, each Company Option, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and each Vested In-the-Money Option shall be converted into the right to receive the applicable Option Consideration; provided that each Company Optionholder’s Pro Rata Portion of the Escrow Amount and the Representative Amount with respect to such Company Option shall be withheld at the Effective Time and deposited with the Escrow Agent and with the Representative (as applicable) and each holder of a Vested In-the-Money Option shall have a contingent right to receive such Person’s Pro Rata Portion of the Escrow Funds or the Representative Amount to the extent released from escrow for the benefit of the Company Securityholders or otherwise distributed to the Company Securityholders in accordance with the terms hereof. For the avoidance of doubt, all Company Options that are not Vested In-The-Money Options (including any unvested portion of any Company Options that are outstanding immediately prior to the Effective Time and any Company Options that are outstanding immediately prior to the Effective Time with an exercise price per share of Company Common Stock that is more than the Common Merger Consideration) shall be terminated and cancelled without the payment of any consideration.
(b)
The Company shall, prior to the Effective Time, take all necessary actions (including adopting any necessary resolutions of the Company Board and/or a committee of the Company Board or providing all required notices and obtaining any required consents) to ensure that all outstanding Company Options are treated as provided for in this Section 2.6, and that no holder of any such Company Option have any rights thereafter with respect thereto except as expressly provided in this Section 2.6. In addition, the Company shall, prior to the Effective Time, take all necessary actions (including adopting any necessary resolutions of the Company Board) to terminate any and all equity compensation plans and programs, including the Option Plan, effective as of the Effective Time to ensure that such Option Plan shall no longer have any force or effect as of such Effective Time and no Company Optionholder shall have any rights thereunder, including any rights to acquire any equity securities of the Company, other than as set forth herein or by applicable Law.
(c)
Payments under this Agreement which are delayed beyond the Closing are intended to satisfy the requirements of Treasury Regulations Section 1.409A-3(i)(5)(iv)(A), applicable to transaction-based compensation that is payable on account of the consummation of a change in ownership or effective control of the Company and that otherwise satisfies the definition in Treasury Regulations Section 1.409A-3(i)(5)(i). The execution of this Agreement is not intended to cause the Company Options to be classified as nonqualified deferred compensation plans under Section 409A of the Code.
2.7
Payments at Closing.
(a)
At least two (2) Business Days prior to the Closing, the Company shall prepare and deliver to Buyer a draft closing statement (the “Closing Statement”), which shall, in accordance with Section 2.8(a), set forth as of immediately prior to the Effective Time: (i) the names of all Company Securityholders; (ii) the number and kind of shares of Company Capital Stock held by, or subject to the Company Options held by, such Persons and, in the case of outstanding shares of Company Capital Stock; (iii) the number of shares vested and the exercise price per share in effect for each Company Option; (iv) the calculation of the Estimated Merger Consideration, the Residual Total Merger Consideration, the Series A Merger Consideration and the Series B Merger Consideration, the Common Merger Consideration, the Residual Per Share Merger Consideration, the Option Consideration (based, in each case, on the Estimated Merger Consideration); (v) the calculation of the Closing Payment; (vi) the calculation of the applicable payment to such Person in exchange for shares of Company Capital Stock and In-the-Money Company Options (as applicable) held by such Person (based, in each case, on the Estimated Merger Consideration); (vii) each Company Securityholder’s Pro Rata Portion and the interest in dollar terms of each Company

Securityholder’s Pro Rata Portion of the Escrow Amount and the Representative Amount, and any adjustment to the Merger Consideration pursuant to Section 2.8, and (viii) a schedule of the applicable payment(s) to each Person receiving payments pursuant to this Section 2.7(a).
(b)
At Closing:
(i)
the Company and Merger Sub shall cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware; and
(ii)
Buyer shall:
(A)
deliver to the Escrow Account, by wire transfer of immediately available funds, an aggregate amount equal to the Escrow Amount, which shall be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement and this Agreement;
(B)
deliver to the account designated by the Representative (as set forth in the Closing Statement), by wire transfer of immediately available funds, an aggregate amount equal to the Representative Amount;
(C)
on behalf of the Company, pay to such account or accounts as the Company specifies in the Closing Statement the aggregate amount of all Transaction Expenses and Payoff Amounts;
(D)
deliver to the Paying Agent, for distribution to Company Stockholders, in accordance with Section 2.7(a), the aggregate Estimated Merger Consideration, with each Company Stockholder receiving by wire transfer of immediately available funds the amount of cash set forth in the Closing Statement (which amount shall represent each such Company Stockholder’s, as applicable, Preferred Merger Consideration and Common Merger Consideration, as applicable, payable in accordance with Section 2.5(a), less each Company Securityholder’s Pro Rata Portion of the Escrow Amount and Representative Amount with respect such shares of Company Capital Stock to be withheld at the Effective Time and deposited with the Escrow Agent and the Representative (as applicable) in accordance with the terms hereof);
(E)
deliver to the Company, for distribution by the Company in accordance with its normal payroll practices and the Distribution Procedure, the aggregate Option Consideration for payment to the holders of In-the-Money Company Options, less the aggregate Company Optionholders’ Pro Rata Portion of the Escrow Amount and Representative Amount with respect such Company Options to be withheld at the Effective Time and deposited with the Escrow Agent and the Representative (as applicable) in accordance with the terms hereof; and
(F)
deliver to the Company Stockholders the aggregate Common Merger Consideration and Preferred Merger Consideration, with each Company Stockholder receiving by wire transfer of immediately available funds the amount of cash set forth in the Closing Statement (which amount shall represent each such Company Stockholder’s aggregate Common Stock Consideration and Preferred Stock Consideration payable in accordance with Section 2.5(a), less each Company Stockholder’s Pro Rata Portion of the Escrow Amount and Representative Amount with respect such Company Capital Stock to be withheld at the Effective Time and deposited with the Escrow Agent and the Representative (as applicable)) in accordance with the terms hereof.
(c)
The Escrow Amount and the Representative Amount shall be withheld at the Closing from the Merger Consideration payable to the Company Stockholders in respect of Company Capital Stock in accordance with Section 2.5(a), and the Company Optionholders in respect of Vested In-the-Money Options in accordance with Section 2.6, in each case, in accordance with their respective Pro Rata Portions with respect to such Company Capital Stock, Company Options, as applicable. Without any further act of any Company Securityholders and without actual receipt of the Escrow Amount or Representative Amount, each Company Securityholder will be deemed to have received the full Merger Consideration payable in respect of his, her or its Equity Interests in accordance with Sections 2.5(a) and 2.6 and to have deposited with the Escrow Agent or the Representative (as applicable) an amount equal to such Company Securityholder’s Pro Rata Portion of the Escrow Amount and Representative Amount (as applicable). The Parties agree that, for income Tax purposes only, Buyer will be treated as the owner of any amounts in the Escrow Account, and that all interest on or other taxable income, if any, earned from the investment of such amounts shall be treated for income Tax purposes as earned by Buyer. The Parties further agree that (i) the rights of the Company Securityholders to the amounts held in the Escrow Account shall be treated for income Tax purposes as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Code to the maximum extent permitted by Law, and (ii) if and to the extent any portion of the amounts held in the Escrow Account is actually distributed to the Company Securityholders, interest may be imputed on such amounts, as required by Section 483 or 1274 of the Code, as applicable.
2.8
Merger Consideration Adjustment. The Merger Consideration shall be adjusted upward or downward, on a dollar-for-dollar basis, as set forth below:
(a)
At least two (2) Business Days prior to the Closing, the Company shall deliver to Buyer a draft of the Net Working Capital Certificate containing the Company’s good faith estimate of (i) Net Working Capital as of immediately prior to the Effective Time and without giving effect to the Merger, calculated in accordance with the Agreed Accounting Principles and the Net Working Capital Schedule (provided, that in the event of differences between the Agreed Accounting Principles and the Net Working Capital Schedule, the Net Working Capital Schedule shall govern) (the “Estimated Net Working Capital”), (ii) Cash as of immediately prior to the Effective Time and without giving effect to the Merger (“Estimated Cash”), (iii) Debt of the Company Group as of immediately prior to the Effective Time and without giving effect to the Merger (“Estimated Debt”), (iv) Transaction Expenses as of immediately prior to the Effective Time (“Estimated Transaction Expenses”) and (v) the Estimated Merger Consideration based thereon.
(b)
Not later than 5:00 p.m. (Eastern Time) on the day that is ninety (90) days after the Closing Date, Buyer shall prepare and deliver to the Representative a certificate (the “Buyer Certificate”) providing (i) an unaudited consolidated balance sheet of the Company Group as of immediately prior to the Effective Time and without giving effect to the Merger (the “Closing Balance Sheet”), (ii) Buyer’s calculations of (A) Net Working Capital as of immediately prior to the Effective Time and without giving effect to the Merger, calculated based on the Closing Balance Sheet and in accordance with the Agreed Accounting Principles and the Net Working Capital Schedule (provided, that in the event of differences between the Agreed Accounting Principles and the Net Working Capital Schedule, the Net Working Capital Schedule shall govern) (“Actual Net Working Capital”), and the amount of the Upward Net Working Capital Adjustment or the Downward Net Working Capital Adjustment, as applicable, (B) Cash as of immediately prior to the Effective Time and without giving effect to the Merger (“Actual Cash”), (C) Debt as of immediately prior to the Effective Time and without giving effect to the Merger (“Actual Debt”), (D) Transaction Expenses as of immediately prior to the Effective Time (“Actual Transaction Expenses”) and (E) the Merger Consideration based thereon, calculated by replacing Estimated Net Working Capital, Estimated Cash, Estimated Debt and Estimated Transaction Expenses with, respectively, Actual Net Working Capital, Actual Cash, Actual Debt and Actual Transaction Expenses (the “Actual Merger Consideration”), and (iii) the amount, if any, by which the Actual Merger Consideration is less than or greater than the calculation of Estimated Merger Consideration at the Closing. The Buyer Certificate shall include reasonable detail of the calculations of, and a description and reasons for variations from (including supporting documentation), Estimated Net Working Capital, Estimated Cash, Estimated Debt, Estimated

Transaction Expenses, and the Merger Consideration. Additionally, during the forty-five (45) day period following delivery of the Buyer Certificate, Buyer shall promptly provide to the Representative (and its representatives and advisors) reasonable access to Buyer’s and the Company Group’s books and records (including financial records and supporting documents) and access to employees of Buyer and the Company Group, in each case, used to prepare, or otherwise relevant to the calculation of, Actual Net Working Capital, Actual Cash, Actual Debt, Actual Transaction Expenses and the Actual Merger Consideration as the Representative may reasonably request for the purposes of verifying the Buyer Certificate and the calculations set forth therein (the “Supporting Documentation”). If Buyer fails to timely deliver the Buyer Certificate in accordance with this Section 2.7(b), the Representative shall notify Buyer of the expiration of the ninety (90) day period, after which Buyer shall have an additional ten (10) days from the delivery of such notice to provide the Buyer Certificate. If Buyer fails to timely deliver the Buyer Certificate in such ten (10) day period, all calculations set forth in the Net Working Capital Certificate shall be deemed final and no further adjustments as set forth in Section 2.8(c) through (f) shall be made; provided, however, that the Representative will have all of its rights under this Section 2.8 with respect thereto, including the right to dispute the calculations set forth therein in accordance with the provisions set forth in Sections 2.8(c) and 2.8(d).
(c)
On or prior to 5:00 p.m. (Eastern Time) on the day that is forty-five (45) days following Buyer’s delivery of the Buyer Certificate, the Representative may give Buyer written notice stating in reasonable detail of the Representative’s objections (an “Objection Notice”) to Buyer’s determination of Actual Net Working Capital, Actual Cash, Actual Debt and Actual Transaction Expenses and calculation of the Actual Merger Consideration. If the Representative does not give Buyer an Objection Notice within such forty-five (45) day period, then the Closing Balance Sheet and calculations of the Actual Merger Consideration, Actual Net Working Capital, Actual Cash, Actual Debt and Actual Transaction Expenses as determined by Buyer in the Buyer Certificate will be conclusive and binding upon Buyer, the Representative and the Company Securityholders, and will constitute the final determination of Actual Net Working Capital, Actual Cash, Actual Debt, Actual Transaction Expenses and the Actual Merger Consideration for purposes of this Section 2.8.
(d)
Following Buyer’s receipt of an Objection Notice (if any), the Representative and Buyer shall attempt to negotiate to resolve such dispute for a period of thirty (30) days. In the event that the Representative and Buyer fail to agree on any of the Representative’s proposed adjustments set forth in the Objection Notice within such thirty (30) day period (as may be mutually extended by the Representative and Buyer), the Representative and Buyer agree to engage a nationally recognized firm of independent certified public accountants selected by mutual agreement of Buyer and the Representative (the “Accounting Firm”), and shall use their commercially reasonable efforts to cause the Accounting Firm to make its final determination of Actual Net Working Capital, Actual Cash, Actual Debt, Actual Transaction Expenses and the Actual Merger Consideration, in accordance with the terms of this Agreement, within the thirty (30) day period immediately following such engagement. Buyer and the Representative each shall provide the Accounting Firm with its respective determinations of Actual Net Working Capital, Actual Cash, Actual Debt, Actual Transaction Expenses and Actual Merger Consideration, as well as all supporting documentation reasonably required by the Accounting Firm. The Accounting Firm shall render a written decision as to each disputed matter set forth in the Objection Notice, including a statement in reasonable detail of the basis for its decision. The determination of Actual Net Working Capital, Actual Cash, Actual Debt, Actual Transaction Expenses and Actual Merger Consideration by the Accounting Firm shall be final and binding on Buyer, the Representative and the Company Securityholders. The Accounting Firm shall address only those items disputed in accordance with this Section 2.8 and the Accounting Firm may not assign a value greater than the greatest value for any such item assigned by Buyer, on the one hand, or the Representative, on the other hand, or less than the smallest value for any such item assigned by Buyer, on the one hand, or the Representative, on the other hand. The fees and expenses of the Accounting Firm shall be allocated between Buyer and the Representative (on behalf of the Company Securityholders) so that the

Representative (on behalf of the Company Securityholders) shall be responsible for that portion of the fees and expenses equal to such fees and expenses multiplied by a fraction, the numerator of which is the aggregate dollar value of issues in dispute submitted to the Accounting Firm that are resolved in a manner further from the position submitted to the Accounting Firm by the Representative and closer to the position submitted to the Accounting Firm by Buyer (as finally determined by the Accounting Firm), and the denominator of which is the total dollar value of the issues in dispute so submitted, and Buyer shall be responsible for the remainder of such fees and expenses. Any portion of the Accounting Firm’s fees and expenses payable hereunder by the Representative shall be paid solely from the Escrow Funds.
(e)
Following the final determination of the Actual Merger Consideration, the Merger Consideration shall be recalculated by replacing Estimated Net Working Capital, Estimated Cash, Estimated Debt and Estimated Transaction Expenses with, respectively, Actual Net Working Capital (for purposes of calculating the Upward Net Working Capital Adjustment or the Downward Net Working Capital Adjustment, as the case may be), Actual Cash, Actual Debt and Actual Transaction Expenses, in each case as finally determined in accordance with this Section 2.8 (the “Final Merger Consideration”).
(f)
Upon the final determination of the Final Merger Consideration:
(i)
If the Final Merger Consideration is greater than or equal to the Merger Consideration calculated at Closing (if greater, such amount, the “Surplus”), then, within three (3) Business Days from the date on which the Final Merger Consideration is determined in accordance with the terms hereof, (x) Buyer shall pay (or caused the Paying Agent to pay) an amount equal to the Surplus to the Company Securityholders (in accordance with their respective Pro Rata Portions) and pursuant to the Distribution Procedures and (y) Buyer and the Representative shall execute and deliver a joint written instruction to the Escrow Agent directing the Escrow Agent to release from the Escrow Account and pay (or cause the Paying Agent to pay) the remaining Adjustment Escrow Amount to the Company Securityholders in accordance with the Pro Rata Portions and the Distribution Procedures.
(ii)
If the Final Merger Consideration is less than the Merger Consideration calculated at Closing (such amount, a “Deficit”), then Buyer and the Representative shall execute and deliver a joint written instruction to the Escrow Agent within three (3) Business Days following the date on which the Final Merger Consideration is determined pursuant to this Section 2.8 directing the Escrow Agent to release from the Escrow Account and pay to (x) Buyer an amount (expressed as a positive number) equal to such Deficit (to the extent there are Escrow Funds, it being understood and agreed that the Escrow Funds in an amount not to exceed the Adjustment Escrow Amount shall be the sole source of recovery for any Deficit) and (y) the Company Securityholders in accordance with their respective Pro Rata Portions the balance (if any) of the Adjustment Escrow Amount in accordance with the Distribution Procedures.
(g)
All payments under this Section 2.8 shall, to the extent permitted by applicable Law, be treated for all income Tax purposes as adjustments to the Merger Consideration. No Party shall take any position on any Tax Return, or before any Tax Authority, that is inconsistent with such treatment unless otherwise required by applicable Law.
2.9
Payment Procedures and Mechanics.
(a)
Paying Agent. Citibank, N.A. shall serve as the paying agent (the “Paying Agent”) for the Transactions. At or prior to the Closing, Buyer, the Company and the Paying Agent shall enter into a Paying Agent Agreement, in substantially the form attached hereto as Exhibit D (the “Paying Agent Agreement”).

(b)
Letter of Transmittal. Prior to the Effective Time, the Paying Agent shall send a letter of transmittal in the form attached hereto as Exhibit E (each, a “Letter of Transmittal”) to the Company Stockholders. The Letter of Transmittal shall direct each Company Stockholder to deliver to the Paying Agent: (i) all certificates representing the Company Capital Stock (each a “Certificate”), duly endorsed in blank or accompanied by duly executed stock powers, or in the case of a lost, stolen or destroyed Certificate, a duly executed affidavit of lost certificate in the form attached to the Letter of Transmittal (an “Affidavit”), (ii) such Letter of Transmittal, duly completed and validly executed in accordance with the instructions therein and (iii) any other documents or materials as may be required by the Paying Agent for purposes of payment under the Letter of Transmittal (collectively, the “Transmittal Documents”). The Paying Agent shall deliver to each such Company Stockholder who so delivers duly completed and executed Transmittal Documents the consideration payable as of the Closing to such Company Stockholder in accordance with the Closing Statement (without interest), promptly upon receipt of the Transmittal Documents from such Company Stockholder. Outstanding stock certificates shall be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the consideration payable in respect of such shares of Company Capital Stock in accordance with Section 2.5(a).
(c)
Payments with Respect to Unsurrendered Company Capital Stock; No Liability. Neither Buyer nor the Surviving Corporation shall be liable to any Company Securityholder for any consideration delivered in respect of any share of Company Capital Stock or Company Options to a public official pursuant to any applicable abandoned property, escheat or other similar Law.
(d)
Withholding. Each of Buyer, the Company, the Surviving Corporation, the Escrow Agent, the Representative and the Company Securityholders shall be entitled to withhold from the amounts otherwise payable pursuant to this Agreement and the Escrow Agreement to any payee (unless the payor has received from such payee an exemption from such withholding Tax in respect of each such payment to payor’s reasonable satisfaction) such Taxes as the payor is required to withhold with respect to the making of any such payment under any applicable Law (in which case payor shall pay all such withheld Taxes to the appropriate Tax Authority promptly following the withholding of such amounts). To the extent that Taxes are so withheld and timely paid to the proper Tax Authority pursuant to applicable Law, such withheld Taxes shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such withholding was made. Except with respect to any payments in the nature of compensation, Buyer shall consult with the Representative in good faith prior to withholding any amounts payable to a Company Securityholder hereunder.
(e)
Adjustments. If during the period from the date of this Agreement through the Effective Time, any change in the outstanding shares of Company Capital Stock or securities convertible or exchangeable into or exercisable for shares of Company Capital Stock, shall occur by reason of any reclassification, recapitalization, split or combination, exchange or readjustment of shares of Company Capital Stock, or any similar transaction, or any dividend thereon with a record date during such period, the consideration payable in respect of such shares shall be appropriately adjusted to reflect such change.
2.10
Representative Amount. The Representative Amount shall be held and used by the Representative to satisfy potential future obligations of the Representative and/or the Company Securityholders to the Representative. The Representative Amount shall be retained in whole or in party by the Representative until the Representative reasonably determines that the Representative Amount is no longer required to be withheld. The Representative is not providing any investment supervision, recommendations or advice and shall have not responsibility or liability for any loss of principal of the Representative Amount other than as a result of his, her or its gross negligence or willful misconduct. The Representative is not acting as a withholding agent or in any similar capacity in connection with the Representative Amount, and has no tax reporting or income distribution obligations hereunder. If the Representative shall reasonably determine to release all or any portion of the Representative Amount to the

Company Securityholders, it shall pay to the Paying Agent such amounts for further distribution to the Company Securityholders in accordance with their respective Pro Rata Portions and the Distribution Procedures.
2.11
Dissenting Shares.
(a)
Notwithstanding any other provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and that are held by Company Stockholders who shall have not voted in favor of the Merger or consented thereto in writing (or who shall have not otherwise contractually waived their rights to appraisal) and who shall have properly demanded appraisal for such shares in accordance with the Delaware Act (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive a portion of the Merger Consideration. Such Company Stockholders instead shall be entitled to receive payment from the Company of the appraised value of such shares of Company Capital Stock held by them in accordance with the provisions of the Delaware Act.
(b)
Notwithstanding the provisions of Section 2.11(a), if any holder of Dissenting Shares shall effectively withdraw, waive or otherwise lose (through failure to perfect or otherwise) its, his or her appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares of Company Capital Stock shall automatically be converted into and represent only the right to receive the consideration for Company Common Stock or Company Preferred Stock, as applicable, to which such Company Stockholder would otherwise be entitled as set forth herein, without interest thereon, upon surrender of the Company Stock Certificate representing such shares (or a lost certificate affidavit).
(c)
The Company shall give the Representative and Buyer prompt written notice of any demand for appraisal received by the Company pursuant to the Delaware Act.
ARTICLE 3

REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY GROUP

The Company represents and warrants to Buyer as of the date hereof, except as set forth herein or in the disclosure schedule, dated as of the date hereof, and delivered by the Company to Buyer contemporaneously with the execution of this Agreement (the “Company Disclosure Schedule”).

3.1
Organization and Qualification; Subsidiaries.
(a)
Each member of the Company Group is (i) a legal entity duly incorporated, validly existing and in good standing (where such concept is applicable) under the Laws of the jurisdiction of its organization, (ii) has the requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing would not have a Company Material Adverse Effect.
(b)
Except as set forth on Section 3.1(b) of the Company Disclosure Schedule, the Company has no Subsidiaries. Except as set forth on Section 3.1(b) of the Company Disclosure Schedule, other than the Company’s direct or indirect ownership of Equity Interests of its Subsidiaries, neither the Company nor any member of the Company Group owns or controls, directly or indirectly, Equity Interests in any Person, other than for cash management purposes.

3.2
Authorization of Agreement.
(a)
The Company has all requisite corporate power and authority to execute and deliver this Agreement, and, subject to receipt of the Company Stockholder Approval and the Company Approvals and the filing and recordation of the Certificate of Merger, to perform its obligations hereunder and to consummate the Transactions. Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held or by written consent in lieu of a meeting, unanimously (i) determined that the Merger is fair and in the best interests of the Company and the Company Stockholders, (ii) approved this Agreement and declared its advisability in accordance with the provisions of the Delaware Act, and (iii) directed that this Agreement be submitted to the Company Stockholders for their adoption and resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement. Subject to the foregoing, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action and, except as contemplated by this Agreement (including the Company Stockholder Approval), no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other Parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at Law or under applicable legal codes) (such exceptions, the “Enforceability Exceptions”).
(b)
The affirmative vote or consent of Company Stockholders (i) holding at least a majority of the outstanding shares of Company Capital Stock voting together as a single class (with the Company Preferred Stock counted on an as converted to Company Common Stock basis), and (ii) holding at least a majority of the outstanding shares of Series B Preferred Stock voting separately as a single class, are the only votes of the holders of any class or series of shares of Company Capital Stock necessary to approve and adopt this Agreement and approve the Merger (such affirmative vote, whether at a meeting of Company Stockholders, however called, or in connection with any written consent of Company Stockholders, shall herein be referred to as the “Company Stockholder Approval”).
3.3
Capitalization.
(a)
Section 3.3(a) of the Company Disclosure Schedule sets forth the classes and amounts of its authorized Company Capital Stock, the amount of each class and series of the issued or outstanding Company Capital Stock, and the record and beneficial owners of the issued and outstanding Company Capital Stock, in each case, as of the date hereof. As of the date hereof, except as set forth on Section 3.3(a) of the Company Disclosure Schedule, there are no shares of Company Capital Stock issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Company Capital Stock are duly authorized, validly issued and are fully paid and nonassessable, and none of the issued and outstanding shares of Company Capital Stock are subject to or were issued in violation of any applicable securities Laws, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or by which the Company or its properties or assets are bound.
(b)
Section 3.3(b) of the Company Disclosure Schedule sets forth for each Subsidiary of the Company, where applicable, the classes and amounts of its authorized ownership interests, the amount of its issued or outstanding Equity Interests, and the record and beneficial owners of its issued and outstanding equity interests. Except as set forth on Section 3.3(b) of the Company Disclosure Schedule, there are no Equity Interests of any Subsidiary of the Company issued, reserved for issuance or outstanding. All of the issued and outstanding equity interests of the Company’s Subsidiaries have been duly authorized and validly issued in accordance with applicable Law and are fully paid and non-assessable.
(c)
Except as set forth on Section 3.3(c) of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any member of the Company Group to issue, sell or otherwise cause to become outstanding any equity interest in such member of the Company Group. Except as set forth on Section 3.3(c) of the Company Disclosure Schedule, there are no outstanding or authorized equity appreciation, phantom stock, profit participation or similar rights with respect to any member of the Company Group. As of the date of this Agreement, the Company has reserved 2,732,383 shares of Company Common Stock for issuance under the Option Plan, of which 1,229,112 shares have been issued and are currently outstanding, 1,394,307 shares have been reserved for issuance upon exercise of Company Options previously granted and currently outstanding under the Option Plan, and 108,964 shares of Company Common Stock remain available for future issuance pursuant to the Option Plan. The Company has made available to Buyer accurate and complete copies of the Option Plan, the standard forms of stock option and other award agreements evidencing outstanding equity granted thereunder, and each award agreement that does not conform to the standard forms of award agreement. The terms of the Option Plan permit the treatment of the Company Options as provided in this Agreement without the consent or approval of the Company Optionholders. All Company Options and any equity interests issued under the Option Plan have been issued in accordance with the Option Plan and in compliance with all applicable Laws.
(d)
Except as set forth in Section 3.3(d) of the Company Disclosure Schedule, no member of the Company Group has, directly or indirectly, sought, pursued, applied for, obtained, received, accepted or otherwise availed itself of any loan, grant, funding or other similar benefit, relief or assistance under (i) any COVID-19 Law, (ii) any government program established or expanded thereunder, related thereto or funded thereby or (iii) any other legislation enacted, any rule or regulation promulgated, or any other program established or expanded, by any Governmental Authority in connection with, or in response to, COVID-19 or designed to provide economic or other benefit, relief or assistance to Persons in connection therewith or in relation thereto (including (x) the SBA’s Economic Injury Disaster Loan program, (y) the Paycheck Protection Program and (z) any program or facility established or expanded by the Federal Reserve in response to COVID-19, including the Main Street Lending Program, the Main Street New Loan Facility, the Main Street Priority Loan Facility, the Main Street Expanded Loan Facility, the Primary Market Corporate Credit Facility and the Secondary Market Corporate Credit Facility) or pursuant to any other applicable COVID-19 Law.
3.4
Non-contravention. Except as set forth in Section 3.4 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the Merger or the other Transactions, will (a) violate any Laws to which any member of the Company Group is subject (including the (Indian) Companies Act, 2013, the (Indian) Foreign Exchange Management Act, 1999 and the regulations and rules framed thereunder), (b) assuming the Company Stockholder Approval is obtained, violate any provision of the Governing Documents of any member of the Company Group, or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, require any notice or consent under, or result in the imposition of any Lien (other than Permitted Liens) upon any of the assets of any member of the Company Group under, any Material Contract, except for, in each case, compliance with and filings, notices, permits, authorizations, consents and approvals that may be required under any Competition Laws. Except for the filing of the Certificate of Merger under the Delaware Act, the pre-merger notification requirements of the HSR Act and any applicable filing under any Competition Laws, no member of the Company Group is required to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the Company to consummate the Transactions.
3.5
Financial Statements; Internal Accounting Controls.
(a)
Section 3.5(a) of the Company Disclosure Schedule sets forth copies of: (i) the audited balance sheet of the Company Group (excluding SightPlan India) as of December 31, 2019 prepared in accordance with the Agreed Accounting Principles, and the unaudited balance sheets of the Company Group (excluding SightPlan India) as of December 31, 2020 and as of December 31, 2021, and in each case, and the related statements of income and cash flows of the Company Group for the applicable fiscal year then ended (the “Annual Financial Statements”) prepared in accordance with the Agreed Accounting Principles; and (ii) the unaudited balance sheet (the “Interim Balance Sheet”) of the Company Group (excluding SightPlan India) as of February 28, 2022 (the “Balance Sheet Date”) and the related unaudited statements of income and cash flows of the Company Group (excluding SightPlan India) for the two-month period then ended (collectively, the “Interim Financial Statements” prepared in accordance with the Agreed Accounting Principles and, collectively with the Annual Financial Statements, the “SightPlan U.S. Financial Statements”) prepared in accordance with the Agreed Accounting Principles; and (iii) with respect to SightPlan India, (A) the audited balance sheets of SightPlan India as of March 31, 2019, 2020 and 2021, and the audited statements of profit and loss, cash flow statements, supplemental schedules and (with respect to fiscal year 2021 only) financial statement notes for the fiscal years then ended, and (B) the unaudited balance sheet of SightPlan India as of February 28, 2022, and the unaudited statement of profit and loss for the 11-month period then ended (the “SightPlan India Financial Statements” and, collectively with the SightPlan U.S. Financial Statements, the “Financial Statements”).
(b)
The Financial Statements: (i) fairly present, in all material respects, the financial position of the Company Group and the consolidated results of operations and cash flows of the Company Group as of the respective dates thereof and for the periods covered thereby; and (ii) except as set forth in Section 3.5(b) of the Company Disclosure Schedule, were prepared in accordance with the Agreed Accounting Principles, applied on a consistent basis throughout the periods covered thereby, subject to the absence of footnote disclosures and other presentation items and, in the case of the Interim Financial Statements, to normal year-end adjustments. Since December 31, 2021, except as required by applicable Law or the Agreed Accounting Principles, there has been no material change in any accounting principle, procedure or practice followed by the Company Group or in the method of applying any such principle, procedure or practice.
(c)
The Company Group has established and maintains, adheres to and enforces a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements (including the Financial Statements), in accordance with the Agreed Accounting Principles, including policies and procedures that (i) require the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company Group, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with the Agreed Accounting Principles, and that receipts and expenditures of each member of the Company Group are being made only in accordance with appropriate authorizations of the officers and directors of such member of the Company Group, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. No member of the Company Group has identified or been made aware of (x) any significant deficiency or material weakness in the system of internal accounting controls used by the Company Group, (y) any fraud, whether or not material, that involves management or other employees of a member of the Company Group who have a role in the preparation of financial statements or the internal accounting controls used by the Company Group, or (z) any claim or allegation regarding any of the foregoing.

3.6
No Undisclosed Liabilities. Except as set forth on Section 3.6 of the Company Disclosure Schedule, no member of the Company Group has any liabilities, except for liabilities (a) reflected or reserved against in the Financial Statements, (b) incurred in the ordinary course of business since the Balance Sheet Date and which are not material in amount, (c) to perform in accordance with their terms, any Contract to which any member of the Company Group is a party (other than liabilities arising from any material breach of any such Contract), (d) in respect of Transaction Expenses or Debt or incurred in connection with the Transactions or the other Transaction Documents and (e) disclosed or referred to in the Company Disclosure Schedule.
3.7
Subsequent Events; No Company Material Adverse Effect.
(a)
Except (x) as contemplated by this Agreement or the other Transaction Documents or (y) as set forth in Section 3.7 of the Company Disclosure Schedule, since December 31, 2021, there has not been:
(i)
any amendment to the Governing Documents of any member of the Company Group;
(ii)
material change in any method of accounting or accounting practice of the Company, except as required by the Agreed Accounting Principles or applicable Law or disclosed in the notes to the Financial Statements;
(iii)
adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;
(iv)
recapitalization, reclassification, distribution, equity split or like change in the Equity Interests of any member of the Company Group;
(v)
Liens (other than Permitted Liens) imposed on a material portion of the Company Group’s properties or assets;
(vi)
sale, assignment, lease, license or transfer of a material portion of the Company Group’s tangible assets, except in the ordinary course of business and except for sales of obsolete assets or assets with de minimis or no book value;
(vii)
sale, assignment, lease, license or transfer of any material patents, trademarks, trade names, trade secrets or copyrights of the Company Group (or any other material Company Intellectual Property) by any member of the Company Group, except in the ordinary course of business;
(viii)
other than in the ordinary course of business, entering into or amending of any Material Contract by any member of the Company Group;
(ix)
any loan to any officer or employee of any member of the Company Group by any member of the Company Group (other than for travel expenses and other reimbursements incurred in the ordinary course of business);
(x)
declaration, setting aside or payment of any dividend or other redemption or distribution with respect to the shares of the Company;

(xi)
issuance, sale, pledge, transfer, grant or other disposition of shares or options, warrants or rights to acquire shares of a member of the Company Group;
(xii)
loss, destruction or damage in excess of One Hundred Thousand Dollars ($100,000) to any asset of a member of the Company Group, whether or not insured;
(xiii)
incurrence, guarantee, acceleration or prepayment of any Debt or the refunding of any such Debt, or assumption, guarantee or endorsement of any other liability of any other Person;
(xiv)
increase in the base compensation of, or any other change in employment terms for, any directors, officers or employees of a member of the Company Group outside the ordinary course of business in a manner consistent with past practice;
(xv)
adoption, amendment, modification, or termination of any bonus, profit sharing, incentive, severance, or other plan, Contract, or commitment for the benefit of any directors, officers, or employees of a member of the Company Group;
(xvi)
discharge, release or waiver of any claim or right with a value in excess of One Hundred Thousand Dollars ($100,000);
(xvii)
loan or extension of credit to any director, officer or employee of a member of the Company Group, except for advances for reimbursable travel and other business expenses made in the ordinary course of business consistent with past practice;
(xviii)
acceleration, termination, amendment, modification, cancellation, breach or violation of any Contract (or series of related Contracts) involving more than One Hundred Thousand Dollars ($100,000) to which a member of the Company Group is a party or by which it is bound, and no Person has notified a member of the Company Group that it intends to take any such action or of an actual or anticipated breach or violation;
(xix)
material write-down or write-up of the value of any asset of a member of the Company Group, or write-off of any accounts receivable or notes receivable or any portion thereof or any acceleration or delay of the collection of accounts receivable, deferral of the payment of accounts payable or other alteration or amendment to any working capital procedures or practices;
(xx)
settlement or compromise of any pending or threatened litigation matter or similar proceeding, or the commencement of any litigation matter or similar proceeding relating to, involving or against a member of the Company Group;
(xxi)
entry into any transaction or agreement with any Affiliate of a member of the Company Group;
(xxii)
making of, or agreement to make, any capital expenditure or commitment exceeding One Hundred Thousand Dollars ($100,000) individually or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate; or
(xxiii)
any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.
(b)
Since December 31, 2021 through and as of the date hereof, there has been no Company Material Adverse Effect.

3.8
Legal Compliance.
(a)
No member of the Company Group has been in violation of any Laws or Orders that were or are applicable to it or the conduct or operation of its business or the ownership or use of any of its assets, and no proceeding is pending or, to the Company’s Knowledge, threatened alleging any such violation. To the Company’s Knowledge, no event has occurred or circumstance exists that would constitute or result in a violation by a member of the Company Group of, or failure on the part of a member of the Company Group to comply with, or any material liability of a member of the Company Group in respect of any violation of or noncompliance with, any such Laws or Orders.
(b)
Each member of the Company Group has all Permits necessary for the conduct of its business as presently conducted (except where such entity’s failure to have a particular Permit would not reasonably be expected to have a Company Material Adverse Effect), and (i) each of the Permits is in full force and effect, (ii) each member of the Company Group is in material compliance with the terms, provisions and conditions of the applicable Permits, (iii) there are no outstanding material violations, notices of noncompliance, Orders or proceedings adversely affecting any of the Permits, and (iv) no condition (including the execution of this Agreement and the consummation of the Transactions) exists and, to the Company’s Knowledge, no event has occurred which would reasonably be expected to result in the suspension or revocation of any of the Permits other than by expiration of the term set forth therein. Section 3.8(b) sets forth a list of all the Permits, and the Company has furnished to Buyer true and complete copies of all of the Permits.
(c)
No member of the Company Group, nor any Related Person of the Company Group, is (i) a Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, (ii) a Person operating, organized or resident in a country or region which is itself the subject or target of any Sanctions (“Sanctioned Country”), or (iii) any Person owned or controlled by any Person or Persons specified in (i) or (ii) above or otherwise the target of Sanctions (together “Sanctioned Persons”). Each member of the Company Group, and each Related Person, are in compliance with applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in a member of the Company Group, or any Related Person, being designated as a Sanctioned Person. The Company Group has implemented and maintains in effect and enforce policies and procedures reasonably designed to ensure compliance by the Company Group and its respective directors, officers, employees and agents with Sanctions applicable to such Persons. No member of the Company Group nor, to the Company’s Knowledge, any Related Person is engaged directly in any business or transactions with any Sanctioned Person or in any Sanctioned Country, or knowingly engaged in any indirect business or transactions with any Sanctioned Person or in any Sanctioned Country or in any manner that would result in the violation of Sanctions by any Person, including Buyer or Merger Sub.
(d)
(i) Each member of the Company Group is in compliance in all material respects with all anti-money laundering laws, rules, regulations and orders of jurisdictions applicable to such member of the Company Group (collectively, “AML Laws”), including the USA PATRIOT Act, (Indian) Prevention of Corruption Act of 1988 and (Indian) Prevention of Money Laundering Act of 2002, and (ii) no proceeding involving a member of the Company Group, with respect to AML Laws, is currently pending or, to the Knowledge of the Company, threatened which in each case would be reasonably expected to result in a material violation of this representation. No member of the Company Group is required to be registered with the U.S. Department of the Treasury as a money services business, as such term is defined by federal Law or regulation, nor is any member of the Company Group required to be registered or licensed as a money services business, money transmitter, or equivalent enterprise under the applicable Law of any other jurisdiction.

(e)
No member of the Company Group nor, to the Company’s Knowledge, any of their respective representatives, nor any other business entity or enterprise with which a member of the Company Group is or has been engaged, affiliated or associated, has, directly or indirectly, made, offered, promised or authorized, or caused to be made offered, promised or authorized, and will not make, offer, promise or authorize, or cause to be made, offered, promised or authorized, any payment, contribution, gift or favor of anything of value, including money, property or services, whether or not in contravention of the U.S. Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), or any similar other applicable Law prohibiting public or commercial bribery or corruption (collectively, including the FCPA, the “Legislation”), (i) as a kickback, gratuity, or bribe to any Person, including any Government Official or Close Family Member of a Government Official, (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company Group, or (iii) corruptly to any Government Official or Close Family Member of a Government Official, or any Person knowing that such payment, contribution, gift or favor will ultimately be given, offered or promised to a Government Official or Close Family Member of a Government Official. No member of the Company Group nor, to the Company’s Knowledge, any of their respective representatives (A) is under investigation for any potential violation of the Legislation, or (B) has received any notice or other communication (in writing or otherwise) from any Governmental Authority regarding any actual, alleged, or potential violation of, or failure to comply with, any Legislation, (C) is aware of or has any reason to believe that there has been any violation or potential violation of the Legislation by any member of the Company Group, any representative of a member of the Company Group, or any other business entity or enterprise with which a member of the Company Group is or has been engaged, affiliated or associated, or (D) has committed any act that would constitute a violation of the Legislation irrespective of whether the Legislation applies as a jurisdictional matter. No member of the Company Group, nor any of their respective officers, directors, employees, or other representatives, nor any direct, indirect, or beneficial owners of the foregoing, is or has been a Government Official or Close Family Member of a Government Official.
3.9
Tax Matters. Except as set forth on Section 3.9 of the Company Disclosure Schedule:
(a)
Each member of the Company Group has timely filed all Tax Returns required to be filed by it (taking into account applicable extensions), all such Tax Returns are true, correct and complete in all material respects, and all Taxes due and payable by such member (whether or not shown on any such Tax Return) have been timely paid by such member of the Company Group.
(b)
The unpaid Taxes of the Company Group (i) did not, as of the Balance Sheet Date, exceed the amount accrued for current Taxes (for avoidance of doubt, excluding any deferred Tax liabilities established to reflect timing differences between book and Tax income) set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) and (ii) will not, as of the Closing Date, exceed the amount accrued for current Taxes (for avoidance of doubt, excluding any deferred Tax liabilities established to reflect timing differences between book and Tax income) set forth on the face of the Closing Balance Sheet (rather than in any notes thereto). Since the Balance Sheet Date, the Company has not incurred any material liability for Taxes, except in the ordinary course of business consistent with past practices.
(c)
No member of the Company Group has (i) requested or agreed to any extension of time for filing any Tax Return that has not been filed, or (ii) waived any statute of limitations with respect to any Taxes or requested or consented to extend the period in which any Tax may be assessed or collected by any Tax authority and no such request to waive or extend is outstanding.
(d)
No written claim has been made by a Tax Authority in a jurisdiction where any member of the Company Group does not file Tax Returns that such member is or may be subject to Taxes assessed by such jurisdiction.

(e)
Each member of the Company Group has complied in all material respects with all Laws relating to the payment, reporting, withholding and collecting of Taxes and has, within the time and manner prescribed by Law: (i) withheld all Taxes required to be withheld, including sums withheld for Taxes due in respect of all payments to employees, officers, directors, and any other Persons, and (ii) timely remitted all Taxes withheld and collected to the appropriate Tax Authority in accordance with Law (or, in circumstances where such Taxes have not yet become due and payable, set aside such Taxes in segregated accounts to be paid to the proper Tax Authority).
(f)
In accordance with applicable Law, each member of the Company Group has properly collected and remitted sales, use, value added and similar taxes with respect to sales or leases made or services provided to its customers. Each member of the Company Group has properly requested, received and retained pursuant to applicable Law all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which it otherwise would have been obligated to collect or withhold Taxes.
(g)
No member of the Company Group has any liability for the Taxes of another Person (other than any member of the Company Group) as a transferee or successor, by operation of Law or pursuant to Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), or has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to be governed by Section 355(a) of the Code within the two (2) year period ending on the Closing Date.
(h)
No member of the Company Group is a party to any Tax sharing, Tax allocation or Tax indemnification agreement (other than any agreement entered into in the ordinary course of business the principal purpose of which is not Taxes, including any customary Tax allocation, sharing or indemnification provisions in credit agreements, loans, leases and similar agreements entered into in the ordinary course of business).
(i)
No member of the Company Group (i) is subject to any claims, deficiencies or assessments of Taxes asserted or threatened in writing by any Tax Authority that remain unpaid or otherwise unresolved and (ii) is the subject of any ongoing Tax audits or examinations by any Tax Authority.
(j)
Except for Permitted Liens, there are no Tax liens upon any property or assets of the Company Group.
(k)
No member of the Company Group has taken any position on a Tax Return that could result in an “underpayment” of Tax within the meaning of Section 6662 of the Code (or any corresponding or similar Law). The Company has never (i) “participated” within the meaning of Treasury Regulation Section 1.6011-4(c)(3) in any “reportable transaction” or “listed transaction” within the respective meanings of such terms under Section 6707A(c) of the Code or (ii) entered into or engaged in any other transaction requiring disclosure under any corresponding or similar Law.
(l)
No member of the Company Group will be required to include any item of income in its taxable income (in a cumulative amount in excess of any net operating loss carryforwards from taxable periods ending on or before the Closing Date) for any period (or any portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting prior to the Closing for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) installment sale or open transaction disposition made prior to Closing, (iv) “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Law) executed with a Tax Authority prior to the Closing, (v) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (vi) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of Law).
(m)
No member of the Company Group has a permanent establishment (within the meaning of an applicable Tax treaty) or fixed place of business in any country other than the United States.
(n)
The Company Group has delivered or made available to Buyer correct and complete copies of all income, franchise, and other material Tax Returns filed since January 1, 2018 and all audit reports and statements of deficiencies assessed against or agreed to by it with respect to such Tax Returns. No power of attorney is currently in effect with respect to any Taxes or Tax Returns of any member of the Company Group.
(o)
No member of the Company Group is subject to any private letter ruling (or ruling request) of the Internal Revenue Service or comparable ruling of any other Tax Authority.
(p)
No member of the Company Group has: (i) deferred payment of the employer or employee portion of any Tax pursuant to Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116–136) (the “CARES Act”) or any other provision of the CARES Act, the U.S. Families First Coronavirus Response Act (Pub. L. 116-127), any U.S. executive order relating to the deferral of U.S. federal payroll Taxes, or any U.S. Treasury Regulations or other official guidance promulgated with respect to the foregoing (collectively with the CARES Act, the “2020 U.S. Tax Acts”), or (ii) claimed the employee retention credit pursuant to Section 2301 of the CARES Act or any other Tax credit applicable to employment Taxes under any provision of the 2020 U.S. Tax Acts.
(q)
Notwithstanding the foregoing, no member of the Company Group makes any representation or warranty regarding the amount, use or availability of any net operating loss, net operating loss carryover, capital loss, capital loss carryover, the tax basis of any asset or any other tax attribute of the Company or any Subsidiary thereof.
3.10
Real Property.
(a)
No member of the Company Group owns (or has ever owned) any real property.
(b)
Section 3.10(b) of the Company Disclosure Schedule sets forth the landlord, tenant and address of any leased real property, a list of the leases in respect of such leased real property and the lease pursuant to which the Company Group leases such property (the “Real Property Leases”). The Company has furnished to Buyer true, correct and complete copies of all Real Property Leases. No Person other than the applicable member of the Company Group has any option or right to terminate any of the Real Property Leases other than as expressly set forth in such Real Property Leases. Neither the whole nor any part of any leased real property is subject to any condemnation or eminent domain proceeding, or other taking by any public authority and, to the Company’s Knowledge, no such condemnation or other taking is threatened. Each property leased by the Company Group pursuant to the Real Property Leases is in satisfactory condition for the conduct and operation of the business of the applicable member of the Company Group as presently conducted.
(c)
Except as set forth on Section 3.10(c) of the Company Disclosure Schedule, (i) each Real Property Lease is the valid and binding obligation of the applicable member of the Company Group, enforceable in accordance with its terms subject to proper authorization and execution of such Real Property Lease by the other party thereto and the Laws of general application relating to public policy, bankruptcy, insolvency and the relief of debtors and rules of Law governing specific performance, injunctive relief and other equitable remedies (and the other Enforceability Exceptions); and (ii) neither the applicable member of the Company Group nor, to the Company’s Knowledge, any other party to such Real Property Lease is in material default under, or in material breach or violation of, such Real Property Lease.
3.11
Personal Property. Except as disposed of in the ordinary course of business or as set forth in Section 3.11 of the Company Disclosure Schedule, the Company has good and marketable title to, or a valid leasehold interest in, all material items of tangible personal property reflected on the Interim Balance Sheet as owned or leased by the Company Group, free and clear of any Liens (other than Permitted Liens).
3.12
Intellectual Property; Privacy Laws; Company IT Systems.
(a)
Section 3.12(a) of the Company Disclosure Schedule sets forth a list within the Company Intellectual Property of all (i) registered and pending applications for Intellectual Property, including any Patents, Trademarks, Copyrights, internet domain names and social media accounts specifying as to each, as applicable, the title, the record owner and inventor(s) or author(s), the jurisdiction by or in which it has been issued, registered, or filed; the patent, registration, or application serial number; the issue, registration, or filing date, and the current status; (ii) all material unregistered Trademarks; (iii) all proprietary Software created by or on behalf of the Company Group; and (iv) all Products. As of the Closing Date, the Company Group is the sole and exclusive legal and beneficial owner of all Company Intellectual Property, and licenses or otherwise possesses rights to use all Licensed Intellectual Property, free and clear of all Liens other than Permitted Liens; provided, that the foregoing sentence shall not be interpreted or construed as representation or warranty relating to infringement, misappropriation, dilution or other violation of any third party Intellectual Property. Section 3.12(a)(v) of the Company Disclosure Schedule sets forth a list within the Licensed Intellectual Property of all Contracts relating to any Licensed Intellectual Property (excluding any Contracts for commercially available off-the-shelf Software licensed pursuant to shrink- wrap or click-wrap licenses), specifying the nature of the Intellectual Property licensed or granted, and whether such rights are exclusive or non-exclusive for the Company Group.
(b)
Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, (i) no member of the Company Group has since the Reference Date infringed, misappropriated or otherwise violated, nor is now infringing, misappropriating or otherwise violating, the Intellectual Property rights of any Person; (ii) there is no claim or action pending or, to the Company’s Knowledge, threatened against any member of the Company Group with respect to the actual or alleged infringement, misappropriation by such member of the Company Group of any Intellectual Property rights of any Person, or with respect to the manufacture, offer for sale, sale or other use of the Products by the Company Group or any customers of the Company Group; (iii) there is no claim or action (including any opposition, cancellation, revocation, review, or other proceeding), pending, or, to the Company’s Knowledge, threatened that challenges the validity, enforceability, registrability, patentability, or ownership of any of Company Intellectual Property; and (iv) there is no claim or action pending or threatened by any member of the Company Group against any Person with respect to the alleged infringement, misappropriation or violation of the Company Intellectual Property. The Company Group is not aware of any factual basis for any the foregoing claims or actions set forth in (i)-(iv).
(c)
The Company Intellectual Property and Licensed Intellectual Property are all the Intellectual Property used in and necessary for the Business as of the date hereof, and each Company Group owns all right, title and interest in and to, or has valid, subsisting and enforceable licenses or other rights to use, all Intellectual Property used or held for use in or necessary to the conduct of Business as currently conducted, the foregoing not to be construed as representation of non-infringement. No member of the Company Group is subject to any outstanding or, to the Company’s Knowledge, prospective order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any of Company Intellectual Property or Licensed Intellectual Property, and each Company

Group is in material compliance with all contractual obligations relating to the Licensed Intellectual Property.
(d)
No present or former officer, director, employee, agent, contractor or consultant of any Company Group holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Company Intellectual Property, and no claims have been asserted, or to the Company’s Knowledge, threatened by the foregoing Persons alleging any ownership interest or other rights in the Company Intellectual Property. Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, the Company Group has entered into binding, valid and enforceable, written agreements with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with the Company Group whereby such employee or independent contractor (i) acknowledges the Company Group’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with the Company Group; (ii) grants to the Company Group a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a “work made for hire” under applicable Law; and (iii) requires reasonable confidentiality obligations for any Trade Secrets or other Confidential Information of the Company Group to be kept confidential. The Company has provided Buyer with access to true and complete copies of all such agreements, no current or former employee, officer, agent, contractor or consultant is or was, as the case may be, in violation thereof, and no current or former employee, officer, agent, contractor or consultant of any Company Group has excluded works or inventions made prior to his, her or its employment or engagement with any Company Group from his, her or its assignment of inventions pursuant to such agreement. No funding, facilities or personnel of any Governmental Authority were used to develop or create, in whole or in part, any Company Intellectual Property.
(e)
Each member of the Company Group has since the Reference Date taken commercially reasonable steps to protect its rights in the material Trade Secrets of the Business as of the date hereof, excluding any information that such member of the Company Group, in the exercise of its business judgment, determined was of insufficient value to protect as a Trade Secret. No present or former officer, director, employee, agent, contractor or consultant of any Company Group has misappropriated any Trade Secrets or other confidential information of any other Person in the course of the performance of responsibilities to any Company Group.
(f)
Each member of the Company Group is in compliance in all material respects with its privacy policies and any applicable Laws relating to privacy, data protection, anti-spam, and personally identifiable information. Since the Reference Date, except as set forth in Section 3.12(f) of the Company Disclosure Schedule, the Company Group has not (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control or (ii) been subject to or received any written notice of any audit, investigation, complaint, or other action by any Governmental Authority or other Person concerning the Company’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such action.
(g)
All of the Company IT Systems are in good working condition in all material respects and are sufficient for the operation of the Business as of the date hereof. Since the Reference Date, there has been no material malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems that has resulted or is reasonably likely to result in disruption or damage to the Business. The Company Group has taken commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of

Company IT Systems and the information stored therein, processed thereon or transmitted therefrom, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements, and to protect the integrity and security of the Company IT Systems and the information stored therein, processed thereon or transmitted therefrom from misuse or unauthorized use, access, disclosure or modification by third parties, and there has been no such misuse or unauthorized use, access, disclosure or modification.
(h)
As of the date hereof, the Company Group owns or otherwise has valid rights to all source code used by the Company Group in the development of the Software owned by the Company Group. Except with respect to employees and contractors with a need to have access, the Company Group has not disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code owned by the Company Group to any Person, and such source code is otherwise maintained under strict confidentiality and in accordance with industry-standard safekeeping for proprietary source code. The Company Group maintains (i) machine readable copies of all Software within the Company Intellectual Property and (ii) reasonably complete technical documentation or user manuals for material releases or versions thereof currently in use by any member of the Company Group, currently made available to the customers of any member of the Company Group or currently supported by any member of the Company Group.
(i)
Section 3.12(i) of the Company Disclosure Schedule sets forth a list a correct, current, and complete list of all Open Source Software that is used by the Company Group in any Product. No Product offerings of the Company Group are distributed with any material software that is licensed to a member of the Company Group pursuant to an Open Source Software license agreement in a manner that, in each case, requires the Company Group to disclose, license or make available any material, proprietary source code that embodies or constitutes material Company Intellectual Property, including for any material platform, applications, product or service offering of the Company Group or in a manner that requires any material platform, application, product or services offering or other Products of the Company to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributable at no charge or minimal charge.
3.13
Contracts.
(a)
Except for this Agreement and the other Transaction Documents or as listed or described on Section 3.13(a) of the Company Disclosure Schedule, as of the date hereof, no member of the Company Group is party to any Contracts that are of a type or nature described below and under which it has any future payment or performance obligations (such Contracts listed on Section 3.13(a) of the Company Disclosure Schedule are referred to herein as the “Material Contracts”):
(i)
any Contract pursuant to which any member of the Company Group is contractually obligated to make aggregate payments in excess of One Hundred Thousand Dollars ($100,000) in 2022 or any fiscal year thereafter and Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate during the term thereof;
(ii)
any employment agreement that provides for annual base salary exceeding One Hundred Thousand Dollars ($100,000) per year and which cannot be terminated by any member of the Company Group without material severance or other material penalty and without notice of thirty (30) days or more;
(iii)
any collective bargaining agreement with any union;

(iv)
any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of One Hundred Thousand Dollars ($100,000);
(v)
any Contract relating to the borrowing of money, the guaranty of another Person’s borrowing of money or other similar obligation for or relating to lending or borrowing of money, including any notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments, other than (A) advances or reimbursements to directors, managers, officers or employees for expenses in the ordinary course of business or (B) transactions with customers on credit entered into in the ordinary course of business;
(vi)
any Contract granting any Person a material Lien on all or any part of the material tangible assets or properties of any member of the Company Group, other than Liens which will be released at or prior to the Closing and Permitted Liens;
(vii)
any Contract under which any member of the Company Group has granted, conveyed or received an express license, covenant-not-to-sue, sublicense or other right to use to any Intellectual Property pursuant to which such member is obligated to pay or has the right to receive an annual royalty, license fee or similar payment in an amount in excess of One Hundred Thousand Dollars ($100,000), other than (A) Contracts with the customers of the Company Group or (B) licenses for software available through regular commercial distribution channels on standard terms and conditions and reseller agreements entered into in the ordinary course of business;
(viii)
any Contract involving the operation of any joint venture or partnership entity;
(ix)
any Contract granting any Person “most favored nation”, “most favored customers” or similar price or term protections or other rights obligating any member of the Company Group to change the conditions of such Contract based on better terms of conditions provided to other Persons;
(x)
any Contract containing a covenant of a member of the Company Group not to compete in any line of business or with any Person in any geographical area;
(xi)
any Contract with any Governmental Authority;
(xii)
any Contract that provides for the indemnification by a member of the Company Group of any Person or the assumption of any Tax, environmental or other liability of any Person; and
(xiii)
any Contract relating to the acquisition or disposition of the material assets of, or any material interest in, any Person or business enterprise.
(b)
The Company has made available to Buyer a true and complete copy of each written Material Contract (and a true and complete description of each oral Material Contract). Each Material Contract is a valid and binding obligation of the applicable member of the Company Group party to such Material Contract, enforceable against such member of the Company Group in accordance with its terms and conditions, subject to the Enforceability Exceptions, and is in full force and effect. Neither the applicable member of the Company Group nor, to the Company’s Knowledge, any other party to such Material Contract is in material breach or material default of any material term under such Material Contract, and to the Company’s Knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would constitute a material default or material breach by such member of the Company Group of any material term under any Material Contract.

3.14
Litigation. Except as set forth in Section 3.14 of the Company Disclosure Schedule, there is no, and since the Reference Date, there has not been any, Legal Proceeding pending or, to the Knowledge of the Company, threatened by or against any member of the Company Group or against any officer, director, shareholder, employee or agent of a member of the Company Group in their capacity as such or relating to their employment services or relationship with such member of the Company Group or any of its Affiliates, and no member of the Company Group is bound by any Order. No member of the Company Group has any Legal Proceeding pending against any Governmental Authority or other Person.
3.15
Employee Benefits.
(a)
Section 3.15(a) of the Company Disclosure Schedule accurately and completely lists each Employee Plan currently maintained, sponsored or contributed to by any member of the Company Group or under which any member of the Company Group or any ERISA Affiliate has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have Liability contingent or otherwise (each, a “Plan”). Section 3.15(a) of the Company Disclosure Schedule separately identifies the plan sponsor of each Plan and each Plan that has a change in control provision. Each Plan is sponsored by the Company and no Plan is sponsored by an ERISA Affiliate. Each Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to Buyer, the Surviving Corporation or any Affiliate (other than standard administrative expenses incurred for such amendment and/or termination).
(b)
Each Plan and related trust has been properly and legally established, maintained, funded and administered in accordance with the terms of such Plan and the requirements of applicable Law, including ERISA and the Code, in each case, in all material respects. Nothing has occurred with respect to any Plan that has subjected or could reasonably be expected to subject the Company or any of its ERISA Affiliates or, with respect to any period on or after the Closing Date, Buyer or any of its Affiliates, to a penalty under ERISA or to any tax or penalty under the Code.
(c)
Each Plan (and related trust) that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is in the form of a prototype or volume submitter document that is the subject of a favorable opinion letter from the Internal Revenue Service, and, to the Company’s knowledge, no event or omission has occurred that could reasonably be expected to adversely affect the qualified status of any such Plan or trust.
(d)
Neither the Company nor any of its ERISA Affiliates have ever maintained, sponsored, contributed to, or, have been obligated to maintain, sponsor or contribute to, or had any liability with respect to (whether contingent or otherwise): (i) any “employee pension plan” (as defined in Section 3(2) of ERISA), any plan subject to Title IV of ERISA, or any plan subject to Section 412 of the Code; (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (iii) a “multiple employer plan,” as defined in Section 3(40) of ERISA, (iv) a “voluntary employees’ beneficiary association,” as defined in Section 501(c)(9) of the Code, or (v) a “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA. No Plan is subject to the laws of any jurisdiction outside of the United States. Other than as required by applicable Law, no Plan or other arrangement provides post-termination or retiree health benefits to any individual for any reason. All Plans that are health and welfare plans provide benefits that are fully-insured through insurance contracts issued by insurance companies licensed to sell insurance and products in the applicable state.
(e)
The Company has made available to Buyer copies of the following, as applicable, with respect to the Plans: (i) where the Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Plan has not been reduced to writing, a written summary of all material plan terms; (iii) copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect; (iv) copies of any summary plan descriptions, summaries of material modifications, summaries of benefits and coverage, or employee handbooks; (v) in the case of any Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service and any legal opinions issued thereafter with respect to such Plan’s continued qualification; (vi) in the case of any Plan for which a Form 5500 must be filed, a copy of the two most recently filed Forms 5500, with all corresponding schedules and financial statements attached; (vii) actuarial valuations and reports related to any Plans with respect to the three most recently completed plan years; (viii) the most recent nondiscrimination tests required to be performed under the Code; and (ix) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Department of Health and Human Services, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Plan.
(f)
All benefits, contributions, and premium payments required to be made and/or provided (including all employer contributions and employee salary reduction contributions) have been made and/or provided under any of the Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension).
(g)
No actions, claims (other than routine benefit claims) or lawsuits have been asserted or instituted against any Plan or related trust, sponsor, administrator or fiduciary. No Plan has within the six (6) years been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority and, to the Company’s Knowledge, there is no reasonable basis for any such action, examination or audit.
(h)
Each Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including, notices, rulings and proposed and final regulations) thereunder and no payment to be made under any Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code. The Company does not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.
(i)
Except as set forth in Section 3.15(i) of the Company Disclosure Schedule, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant to severance pay, any change in control or transaction bonus, or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation (including stock-based compensation) due to any individual; (iii) increase the amount payable under or result in any other material obligation pursuant to any Plan; (iv) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (v) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.
(j)
The Company and each ERISA Affiliate is and, at all relevant times, has been in material compliance in all material respects with the Patient Protection and Affordable Care Act, the Health Care and Education Reconciliation Act of 2010, and all regulations and guidance issued thereunder (collectively, the “Health Care Reform Laws”), including the employer shared responsibility provisions relating to the offer of medical coverage that qualifies as “minimum essential coverage” that is “affordable” and provides “minimum value” to “full time employees” and their “dependents” (as those terms are defined in Section 4980H of the Code and the related Treasury Regulations) and the applicable information reporting requirements under Sections 6055 and 6056 of the Code; and, none of the Company, any ERISA Affiliate or any Plan has incurred (and nothing has occurred, and no condition or circumstance exists, that could subject Buyer, the Surviving Corporation, any ERISA Affiliate or any Plan to incur) any assessable payment, Tax or penalty under Section 4980D or 4980H of the Code or under any other provision of the Health Care Reform Laws.
(k)
All Company Options have been duly authorized by the board of directors of the Company and, if required, approved by the stockholders. No Company Option has been retroactively granted, or the exercise price of such Company Option determined retroactively. No Company Option has an exercise price that is less than the fair market value of a share of the underlying stock as of the date of grant as determined in accordance with Section 409A of the Code, has any further deferral feature that would take such Company Option out of the “stock rights exception” to Section 409A of the Code, or has been granted with respect to any class of stock that is not “service recipient stock” within the meaning of Section 409A of the Code.
3.16
Environmental Matters. Since the Reference Date, each member of the Company Group has complied, in all material respects, with all applicable Environmental Laws. Since the Reference Date, (a) no member of the Company Group has received any written or, to the Company’s Knowledge, oral notice regarding any actual or alleged unresolved violation of Environmental Law, and (b) no member of the Company Group has any unresolved liability arising under Environmental Laws, in each case, relating to the Business as of the date hereof.
3.17
Labor and Employment Matters.
(a)
Section 3.17(a) of the Company Disclosure Schedule contains a complete and accurate list of all of the Employees of the Company Group (including without limitation part-time Employees and temporary Employees), describing for each such Employee his/her name or employee identification number, job position or title, overtime exempt or non-exempt status for wage and hour purposes, base compensation rate (for overtime exempt employees, annual base salary rate; for overtime nonexempt employees, base hourly wage rate), Bonus Opportunities (as defined in Section 6.5(a)), the frequency of payment for such Bonus Opportunities (e.g., monthly, quarterly, semi-annually, annually), date of hire, primary location of employment (state and city), and the total amount of bonus, severance and other amounts to be paid at the Closing or otherwise in connection with the Transactions. Section 3.17(a) of the Company Disclosure Schedule contains a complete and accurate list of all of the independent contractors of the Company Group, showing for each independent contractor his/her or its corporate or personal name, initial date retained by the Company or the applicable Subsidiary to perform services, primary location from which services are performed (state and city), and base fee or compensation rate.
(b)
Except as set forth in Section 3.17(b) of the Company Disclosure Schedule, (i) no member of the Company Group is delinquent in payments to any Employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them prior to the date hereof or amounts required to be reimbursed to such Employees, (ii) each member of the Company Group has ensured that timekeeping records for all hours worked by Employees that are non-exempt, as defined by the Fair Labor Standards Act, are accurate and properly retained as required by applicable Laws, (iii) to the Knowledge of the Company, the Company is in compliance in all material respects with respect to the classification of any Persons under any wage and hour laws, including any classifications of independent contractors rather than employees, and no member of the Company Group has any liability with respect to such classifications, and (iv) each member of the Company Group is, and since the Reference Date has been, in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, work place safety and health, and terms and conditions of employment.

(c)
Since the Reference Date, (i) there have been no strikes, slowdowns, work stoppages, lockouts, or picketing, protected and/or concerted labor activities, including labor organization activities, or threats thereof, against or involving any member of the Company Group, (ii) no member of the Company Group has been a party to or bound by any collective bargaining agreement or other labor contract, and there has been no organizing activity or representation campaign, or, to the Knowledge of the Company, threats thereof, against or involving any member of the Company Group, (iii) there have been no unfair labor practice charges against any member of the Company Group before the National Labor Relations Board or other similar Governmental Authority, or, to the Company’s Knowledge, threats thereof, and (iv) no member of the Company Group has breached or otherwise failed to comply with the provisions of any collective bargaining agreement or labor contract, and there have been no grievances or arbitrations, or threats thereof, against the Company or any of its Subsidiaries under any such contract.
(d)
Except as set forth in Section 3.17(d) of the Company Disclosure Schedule, since the Reference Date, (i) there have been no actions or proceedings pending, or, to the Company’s Knowledge, threats thereof, between any member of the Company Group (on the one hand) and any of the Company Group’s Employees or former Employees (on the other hand), and, to the Knowledge of the Company, there is no event or condition that would reasonably be expected to give rise to any such action or proceeding, (ii) there have been no charges of discrimination in employment or employment practices for any reason that have been asserted, or, to the Company’s Knowledge, threats thereof, before the United States Equal Employment Opportunity Commission or any other Governmental Authority, (iii) no member of the Company Group has been found in violation of any applicable Laws relating to Employees or other labor-related matters, (iv) no member of the Company Group has been a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to their current or former Employees or employment practices, and (v) no member of the Company Group has been subject to any audit or investigation by the Occupational Safety and Health Administration, the Department of Labor, or other similar Governmental Authority, or subject to fines, penalties, or assessments associated with such audits or investigations.
(e)
To the Company’s Knowledge, all of the Employees working within the United States are (i) United States citizens or lawful permanent residents of the United States, (ii) aliens whose right to work in the United States is unrestricted, or (iii) aliens who have valid, unexpired work authorizations issued by the United States government. Since the Reference Date, neither the Company nor any of its Subsidiaries has been the subject of an immigration compliance or employment visit from, has been assessed any fine or penalty by, or has been the subject of any order or directive of, the United States Department of Labor, the United States Department of Justice, the United States Department of Homeland Security, or any other similar Governmental Authority.
3.18
Insurance Policies. Section 3.18 of the Company Disclosure Schedule sets forth a true and complete list of each insurance policy maintained as of the date hereof by the Company Group (collectively, the “Insurance Policies”), including in each case the applicable coverage limits, deductibles and the policy expiration dates. True and complete copies of the Insurance Policies have been made available to Buyer. No member of the Company Group has received any written notice of pending cancellation of, material premium increase with respect to, or material alteration of coverage under, any such Insurance Policy. Each Insurance Policy is fully paid or current with regard to payment schedules. All such Insurance Policies are in full force and effect, and no member of the Company Group has received any written or, to the Company’s Knowledge, oral notice of cancellation, termination, non-renewal or denial of coverage with respect to any Insurance Policy. No member of the Company Group is in default under any provisions of the Insurance Policies, and there is no claim by a member of the Company Group or, to the Knowledge of the Company, any other Person pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Insurance Policies.

3.19
Affiliated Transactions. Except as set forth on Section 3.19 of the Company Disclosure Schedules or for employment and equity agreements and arrangements entered into with any member of the Company Group (complete copies of which have been made available to Buyer), no officer, director, manager or Affiliate of any member of the Company Group is a party to any Material Contract or material transaction entered into outside the ordinary course of business with any member of the Company Group. None of the Company Securityholders or any of their Affiliates owns or has any rights in or to any of the assets, properties or rights used by a member of the Company Group in the ordinary course of its business.
3.20
Material Customers and Material Suppliers.
(a)
Section 3.20(a) of the Company Disclosure Schedule sets forth the ten (10) largest customers (measured by dollar amounts invoiced by the Company Group) of the Company Group, taken as a whole, for the twelve-month period ending on the Balance Sheet Date (the “Material Customers”).
(b)
Section 3.20(b) of the Company Disclosure Schedules sets forth the five (5) largest suppliers, vendors or licensors (measured by dollar amounts paid by the Company Group) of the Company Group, taken as a whole, for the twelve-month period ending on the Balance Sheet Date (the “Material Suppliers”).
(c)
Except as set forth on Section 3.20(c) of the Company Disclosure Schedule, since December 31, 2021, no Material Customer or Material Supplier has (i) canceled, terminated or materially and adversely amended or modified its Contract with the Company Group or (ii) provided written or, to the Company’s Knowledge, oral notice to do the same to any member of the Company Group, other than cancellations, terminations or lapses upon natural expiration of such Contract in accordance with its terms. There are no currently pending, or to the Company’s Knowledge, threatened disputes between a member of the Company Group and any of its Material Customers or Material Suppliers that (x) would reasonably be expected to adversely affect the relationship between a member of the Company Group and any Material Customer or Material Supplier, or (y) would reasonably be expected to adversely affect a member of the Company Group.
3.21
Accounts Receivable. All notes and accounts receivable that are payable to or for the benefit of a member of the Company Group reflected on the Financial Statements and/or in the accounting records of the Company Group (collectively, the “Accounts Receivable”) represent (or as of the Closing Date will represent) valid obligations arising from sales actually made or services actually performed in the ordinary course of business consistent with past practice. The reserves against the Accounts Receivable are adequate and calculated in accordance with the Agreed Accounting Principles. There is no contest, claim, defense or right of setoff with any account debtor of an Accounts Receivable relating to the validity of such Accounts Receivable. Except as set forth in Section 3.21 of the Company Disclosure Schedule, no member of the Company Group advances premiums or other monies to customers or has any Contracts with customers pursuant to which such member of the Company Group is obligated to provide services to customers without charge to the customer or at a discount to the customer, whether as a result of the time period services are provided to the customer, as a result of the volume of products or services provided to the customer or otherwise. No member of the Company Group has offered any material rebates to any of its customers which will apply at any time after the Closing. No Person has any Lien on any Accounts Receivable.
3.22
Bank Accounts; Powers of Attorney. Section 3.22 of the Company Disclosure Schedule sets forth a true, correct and complete list of (a) each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which any member of the Company Group has an account or safe deposit box, including the names and titles of all Persons authorized to draw thereon or have access thereto, and (b) the name and title of each Person holding a power of attorney or agency authority from a member of the Company Group regarding such an account or safe deposit box.
3.23
Sufficiency of Assets. As of the date hereof, the assets of the Company Group are sufficient to enable the Company Group to conduct its business, in all material respects, as it is being conducted on the date hereof.
3.24
Books and Records. The books of account, minute books and other records of the Company Group, all of which have been made available to Buyer, are true and complete in all material respects. The books, records, and accounts of the Company Group accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of the Company Group. At the Closing, all such books and records will be in the possession of the Company Group.
3.25
Brokers’ Fees. Other than to Broker, no member of the Company Group has any liability to pay any fees, costs or commissions to any broker, finder or similar agent with respect to the Transactions.
3.26
No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY SET FORTH IN THIS ARTICLE III, AS QUALIFIED BY THE COMPANY DISCLOSURE SCHEDULE, NEITHER ANY MEMBER OF THE COMPANY GROUP NOR ANY OTHER PERSON (ON BEHALF OF THE COMPANY GROUP) MAKES ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES RELATING TO THE COMPANY GROUP OR ITS BUSINESS OR OPERATIONS (INCLUDING THE BUSINESS) IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND THE COMPANY, ON BEHALF OF ITSELF AND EACH MEMBER OF THE COMPANY GROUP, HEREBY DISCLAIMS ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPRESS OR IMPLIED RELATING TO THE COMPANY GROUP OR ITS BUSINESS OR OPERATIONS (INCLUDING THE BUSINESS).
ARTICLE 4

REPRESENTATIONS AND WARRANTIES CONCERNING
BUYER AND MERGER SUB

Buyer and Merger Sub hereby represent and warrant, jointly and severally, to the Company as of the date hereof and as of the Closing Date:

4.1
Organization and Qualification. Each of Buyer and Merger Sub (a) is a legal entity duly organized, validly existing and in good standing (where such concept is applicable) under the Laws of the jurisdiction of its organization, (b) has the requisite corporate or other organizational power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification or license necessary.
4.2
Ownership and Interim Operations of Merger Sub. Merger Sub is a wholly-owned subsidiary of Buyer, and was formed solely for the purpose of engaging in the Transactions and has engaged in no business activity other than as contemplated by this Agreement. Except for liabilities incurred in connection with the Transactions and described herein, Merger Sub neither has nor will have incurred, directly or indirectly, through any Subsidiary or Affiliate, any liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Except for Buyer’s direct ownership of Equity Interests of Merger Sub, neither Buyer nor Merger Sub owns or controls, directly or indirectly, Equity Interests in any Person.
4.3
Authorization of Agreement. Each of Buyer and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Buyer and Merger Sub and each other Transaction Document to which it is a party, and the consummation by Buyer and Merger Sub of the Transactions have been duly authorized by all necessary corporate action and, except as contemplated by this Agreement, no other corporate proceedings on the part of Buyer or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the legal, valid and binding obligation of each of Buyer and Merger Sub, enforceable against each of Buyer and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.
4.4
Non-contravention.
(a)
Neither the execution and delivery of this Agreement or any of the other Transaction Documents, nor the consummation of the Merger or the other Transactions, will (i) violate any Laws to which Buyer or Merger Sub is subject, (ii) violate any provision of Buyer’s, or Merger Sub’s Governing Documents, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel or require any notice or consent under, or result in the imposition of any Lien (other than Permitted Liens) upon any of the assets of Buyer or Merger Sub under, any Contract or other arrangement to which Buyer or Merger Sub is a party or by which any of them is bound or to which any of their assets is subject, except in each case of clause (iii) where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or obtain consent or Lien would not adversely affect or delay Buyer’s or Merger Sub’s performance under this Agreement, the other Transaction Documents or the consummation of the Transactions.
(b)
Except for the filing of the Certificate of Merger under the Delaware Act, the pre-merger notification requirements of the HSR Act and any applicable filings under Competition Laws (if and to the extent applicable), neither Buyer nor Merger Sub needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the Transactions.
4.5
Brokers’ Fees. Neither Buyer nor Merger Sub has any liability to pay, or to reimburse any other Persons for payments of, any fees or commissions to any broker, finder or agent with respect to the Transactions.
4.6
Litigation. There are no Legal Proceedings pending against, or threatened against, Buyer or Merger Sub that would adversely affect, materially impair or delay Buyer’s or Merger Sub’s performance under this Agreement, the other Transaction Documents or the consummation of the Transactions.
4.7
Sufficient Funds. Buyer has the financial capability and shall have as of the Closing and as of the time any payment is required to be made by Buyer hereunder, sufficient unrestricted cash on hand (without giving effect to any unfunded financing regardless of whether any such financing is committed) necessary to (a) consummate the Transactions on the terms and subject to the conditions set forth herein, including the payment of the full consideration and amounts payable by Buyer hereunder, (b) to make all other necessary payments by it in connection with the Transactions, and (c) to pay all of its fees and expenses. The obligations of Buyer under this Agreement are not subject to any conditions regarding

Buyer’s, it’s respective Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.
4.8
Non-Reliance. Notwithstanding anything contained in this Agreement to the contrary, Buyer and Merger Sub (on behalf of themselves and their Affiliates) acknowledge and agree that no member of the Company Group nor any other Person is making any representations or warranties whatsoever, express or implied, at law or in equity, relating to the Company Group or its business or operations (including the Business) beyond those expressly given by the Company in Article III, as qualified by the Company Disclosure Schedule, and Buyer and its Affiliates are not relying on any other representations or warranties not expressly made by the Company in Article III.
ARTICLE 5

CONDUCT PRIOR TO THE CLOSING
5.1
Conduct of Business.
(a)
From the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to its terms and except as otherwise provided in this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule or otherwise consented to in writing by Buyer, the Company shall (and cause its Subsidiaries to) continue to conduct its business in the ordinary course.
(b)
From the date hereof until to the earlier of the Closing or the termination of this Agreement pursuant to its terms, except as expressly permitted or required by this Agreement or as expressly set forth in Section 5.1 of the Company Disclosure Schedule or otherwise consented to by Buyer in writing, the Company shall not (and shall cause its Subsidiaries not to):
(i)
other than in the ordinary course of business, (A) enter into any Contract which would have constituted a Material Contract had such Contract been entered into prior to the date of this Agreement, or (B) materially amend any Material Contract;
(ii)
split, combine or reclassify any Company Capital Stock, or issue any other securities in respect of, in lieu of or in substitution for any Company Capital Stock (other than in connection with the exercise of Company Options);
(iii)
issue, grant, deliver or sell, or purchase, redeem or otherwise acquire, any Equity Interests or any securities convertible into such equity securities or options to acquire any such convertible securities, other than (A) grants in accordance with Contracts to which any member of the Company Group is a party with any director, employee, advisor, or other Person as of the date of this Agreement or (B) in connection with the exercise of Company Options;
(iv)
amend or otherwise modify the Company’s Governing Documents;
(v)
acquire any Person or other business enterprise or division thereof (whether by merger, consolidation, sale of stock, sale of assets or otherwise);
(vi)
sell, lease, convey or otherwise dispose of any assets of any member of the Company Group that are material to the Company Group taken as a whole, other than the sale or license of products in the ordinary course of business;

(vii)
incur any additional Debt with a principal amount in excess of One Hundred Thousand Dollars ($100,000) (other than to the extent such Debt is drawn down from existing credit facilities or revolvers);
(viii)
grant any loans to others or purchase debt securities of others, in each case, with a principal amount in excess of One Hundred Thousand Dollars ($100,000);
(ix)
except as required by the Agreed Accounting Principles or in the ordinary course of business, revalue any of its material assets (whether tangible or intangible);
(x)
other than as required by Law, amend any Tax Return, change any material Tax election, adopt or change any material accounting method in respect of Taxes, execute any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Law) with a Tax Authority, surrender any right to claim a refund of Taxes, fail to pay any Tax that became due and payable (including any estimated Tax payments), request, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or settle any material Tax claim or assessment with any Tax Authority;
(xi)
make or commit to make any capital expenditures except as contemplated by its then current budget;
(xii)
settle or offer to settle any litigation or other similar proceedings, or claims made in contemplation of any potential future litigation or other similar proceedings;
(xiii)
except as required under the terms of any Plan disclosed on Section 3.15(a) of the Company Disclosure Schedule or applicable Law and except as otherwise contemplated by this Agreement, (A) (1) grant or announce any increase in salaries, bonuses, severance, termination, retention or change-in-control pay, or other compensation or benefits payable or to become payable by the Company Group to any current or former employee or other individual service provider of the Company Group or (2) increase or accelerate the vesting or payment of the compensation or benefits payable or available to any current or former employee or other service provider; (B) adopt, establish, amend or terminate any Employee Plan, or any agreement; plan, policy or arrangement that would constitute an Employee Plan if it were in existence on the date hereof, in each case, other than (1) the renewal of group health or welfare plans made in the ordinary course of business consistent with past practice and applicable Law that do not increase the costs to the Company Group under such plans, or (2) as required by applicable Law or the terms of an Employee Plan in effect on the date hereof; (C) terminate, promote or change the title of any employee or other service provider (retroactively or otherwise); or (D) hire or make an offer to hire any new employee, officer, director, consultant or other service provider;
(xiv)
except for trade payables incurred in the ordinary course of business consistent with past practice, create, incur, assume or otherwise become liable for any Debt for borrowed money for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any Debt, obligation or liability (contingent or otherwise) of any other Person;
(xv)
subject to any Lien (except for leases that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted) any of the assets of the Company Group; or
(xvi)
agree in writing to take any of the actions described in this Section 5.1(b).

(c)
Buyer and Merger Sub acknowledge and agree that (i) nothing contained in this Agreement shall give Buyer or Merger Sub, directly or indirectly, the right to control or direct the operations of any member of the Company Group prior to the Closing, and (ii) during the period prior to the Closing, each member of the Company Group shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
5.2
Access and Information From the date hereof through the Closing Date or the earlier termination of this Agreement pursuant to its terms, the Company shall, and the Company shall cause each other member of the Company Group to, (a) afford to Buyer and Buyer’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the “Buyer Representatives”) reasonable access during normal business hours upon reasonable prior notice, to the officers, properties and books and records of each member of the Company Group (provided that all such access shall be coordinated in advance with the Company or its designated representatives) and (b) furnish to Buyer and the Buyer Representatives such information concerning the business, properties, Contracts, records and personnel (including financial, operating and other data and information) of the members of the Company Group as is prepared or compiled by such Company in the ordinary course of business and as may be reasonably requested from time to time by Buyer. Buyer shall treat all information obtained from the Company as “Confidential Information” (as such term is defined in the Confidentiality Agreement) and Buyer shall continue to honor, and cause the Buyer Representatives to honor, its obligations thereunder. Buyer shall, and shall cause the Buyer Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access of information provided pursuant to this Section 5.2.
ARTICLE 6

ADDITIONAL AGREEMENTS
6.1
Appropriate Actions; Consents; Filings.
(a)
The Company, Merger Sub, and Buyer will each cooperate with each other and use (and the Company will cause each of its Subsidiaries to use) commercially reasonable efforts (i) to take, or to cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under the Agreement, applicable Law or otherwise to consummate and make effective the Transactions, (ii) to obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained and to make any filings with or notifications or submissions to any Governmental Authority required to be made by such Person in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and (iii) to make all necessary filings, make such notices, and make any other required submissions, with respect to this Agreement, that are necessary, proper or advisable under applicable Law or otherwise are reasonably required to obtain the Company Approvals and to comply with Law (provided that the Company Approvals with third-Persons other than Governmental Authorities is set forth in Section 6.1(c) below).
(b)
Without limiting the foregoing Section 6.1(a), the Company and Buyer will make or cause to be made, as promptly as practicable, but in no event later than five (5) Business Days following the execution and delivery of this Agreement, all filings with and notices to Governmental Authorities that are necessary to obtain all authorizations, consents, expiration of waiting periods, orders and approvals for the execution and delivery of this Agreement and the consummation of the Transactions under applicable Competition Laws, including the HSR Act (the filing fees for which shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by the Company). The Company, Merger Sub and Buyer shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing, notice or submission that is necessary under applicable Competition Law. The Company and Buyer shall keep each other informed of the status of any communications with, and inquiries or requests for additional information from any Governmental Authorities and shall comply promptly with any such inquiry or request. The Company and Buyer will use their respective reasonable best efforts to obtain any clearance required under any applicable Competition Law for the Transactions, and to request early termination thereunder, to the extent available.
(c)
The Company and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are set forth in Section 6.1(c) of the Company Disclosure Schedule; provided, however, no member of the Company Group shall be obligated to pay any consideration therefor or incur any liability in connection therewith and provided that obtaining such consents shall not be a condition to Closing; and, provided, further, Buyer shall not, and shall cause its Affiliates not to, contact or otherwise communicate with any third party that has a customer, vendor or other business relationship with any member of the Company Group regarding this Agreement or the Transactions without the prior written consent of the Company.
(d)
The Company shall give notice to Buyer upon becoming aware of any event or condition that would reasonably be expected to cause the conditions set forth in Sections 7.1 and 7.2 not be satisfied.
(e)
Buyer shall give prompt notice to the Company upon becoming aware of any event or condition that would reasonably be expected to cause the conditions set forth in Sections 7.1 and 7.3 not be satisfied.
6.2
Confidentiality; Public Announcements.
(a)
The Company and Buyer each confirms that it has entered into the Confidentiality Agreement and that it is bound by, and will abide by, the provisions of the Confidentiality Agreement, the terms of which remain in full force and effect. If this Agreement is terminated, the Confidentiality Agreement will remain in full force and effect, and all copies of documents containing confidential information of a disclosing party will be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.
(b)
Notwithstanding the foregoing, the Parties shall cooperate, in good faith, to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transactions, and no Party or their Affiliates shall issue or otherwise make any public announcement or public communication pertaining to this Agreement or the Transactions without the prior consent of Buyer and the Representative (such consent not to be unreasonably withheld, conditioned or delayed), except as required by applicable Law or, in the case of Buyer, applicable listing requirements of the New York Stock Exchange.
6.3
Exclusivity. Except as set forth in this Section 6.3, from and after the date hereof through the earlier of (a) termination of this Agreement in accordance with the terms hereof and (b) the Effective Time (the “Specified Time”), the Company shall not, and shall instruct its officers, directors, controlling persons, equityholders, employees, representatives, agents, advisors and Affiliates (collectively, the “Company Representatives”) not to, directly or indirectly: (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than Buyer, Merger Sub and their respective Affiliates or representatives) concerning any Acquisition Proposal; or (ii) engage in discussions or negotiations with any party (other than Buyer, Merger Sub and their respective Affiliates or representatives) concerning any such inquiry, proposal or offer for an Acquisition Proposal. From and after the execution of this Agreement and until the Specified Time, the Company shall promptly (and in any event within forty-eight (48) hours) advise Buyer in writing of the receipt of any inquiry, proposal or offer for, and of any discussions, or negotiations by the Company or the Company Representatives resulting to, an Acquisition Proposal. Subject to the foregoing, the Company will keep Buyer fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto. The Company will immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.
6.4
Company Stockholder Approval.
(a)
Not later than one (1) Business Days after the execution of this Agreement, the Company shall use its commercially reasonable efforts to obtain the Company Stockholder Approval and deliver to Buyer a true, correct and complete copy of the Stockholder Written Consent evidencing the adoption of the Merger, this Agreement and the Transactions by the Company Stockholders constituting the Company Stockholder Approval.
(b)
As soon as practicable (and in any event within three (3) Business Days) following the execution and delivery of this Agreement, the Company shall take all action reasonably necessary in accordance with this Agreement, the Delaware Act and the Company Charter Documents to (i) solicit a Stockholder Written Consent from each Company Stockholder who did not execute such consent in accordance with Section 6.4(a), and (ii) deliver to any such Company Stockholder who did not execute the Stockholder Written Consent pursuant to Section 6.4(a) a notice of approval of the Merger and the adoption of this Agreement by written consent of the Company Stockholders, which notice shall constitute the notice to Company Stockholders required by the Delaware Act that appraisal rights may be available to such Company Stockholders in accordance with the Delaware Act.
6.5
Employee Matters.
(a)
Through March 31, 2023, Buyer shall provide, or shall cause one of its Affiliates (including any member of the Company Group) to provide, each employee who is employed by any member of the Company Group as of immediately prior to the Closing who continues employment with Buyer or any of its Affiliates (including any member of the Company Group) following the Closing (each, a “Post-Transaction Employee”) with a base salary or wage level, and with target bonus, commission, or other incentive bonus opportunities (other than equity based incentives) (the “Bonus Opportunities”) at least equal to the salary or wage level and Bonus Opportunities disclosed in Section 6.5(a) of the Company Disclosure Schedule, so long as such employee, on an ongoing basis, fulfills the requirements and eligibility for such salary or wage level and Bonus Opportunities.
(b)
Through March 31, 2023, Buyer shall provide, or shall cause one of its Affiliates (including any member of the Company Group) to provide, to the Post-Transaction Employees employee benefits that, in the aggregate, are at least as favorable to the Post-Transaction Employees and their dependents as the benefits provided to such employees and their dependents as of immediately prior to the Closing. Buyer shall cause the Post-Transaction Employees to receive credit for the purposes of eligibility to participate and vesting under any plan or other program maintained by any member of the Company Group as of immediately prior to the Closing for service accrued or deemed accrued as of immediately prior to the Closing with the Company Group; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. Additionally, Buyer shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Buyer or one of its Affiliates (including any member of the Company Group) existing or to be adopted, and shall recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Post-Transaction Employees in the calendar year in which the Closing occurs.
(c)
Nothing in this Agreement shall confer upon any Post-Transaction Employee any right to continue in the employ or service of Buyer, the Surviving Corporation or any of their Affiliates, or shall interfere with or restrict in any way the rights of Buyer, the Surviving Corporation or their Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Post-Transaction Employee at any time for any reason whatsoever, with or without cause, subject to the terms of any applicable Contract. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.5 shall: (i) be deemed or construed to be an amendment or other modification of any Plan, or (ii) create any third party rights in any current or former employee, director or other service provider of the Company, Buyer or any Affiliate (or any beneficiaries or dependents thereof).
6.6
R&W Insurance Policy. Prior to the Closing, Buyer shall obtain and bind, at Buyer’s sole cost and expense, the R&W Insurance Policy. Buyer shall cause the R&W Insurance Policy to provide that the insurer with respect to such R&W Insurance Policy waives and releases, and will not be entitled to, any recourse or other rights of recovery (whether by subrogation, assignment of rights or otherwise) against the Company Securityholders and any of their respective direct or indirect equityholders, members, partners, directors, officers, employees, agents and representatives (each, a “Company Related Party”), other than against such Company Related Party in the event such Company Related Party committed Fraud. From and after the date hereof, Buyer shall not (and shall cause its Affiliates not to) amend, modify, terminate, or waive any waiver or release of recourse or other rights of recovery against any Company Related Party set forth in the R&W Insurance Policy, without the prior written consent of the Representative. Buyer shall bear all of the fees, costs and expenses associated with negotiating and obtaining the R&W Insurance Policy, including the premium, broker fees, underwriting fees, due diligence fees, carrier commissions, legal fees for counsel engaged by the underwriter and surplus lines Taxes and fees.
6.7
Indemnification of Director and Officers; Tail Insurance Policies. From and after the Closing, Buyer shall provide, or cause each member of the Company Group to provide, with respect to each present or former director, officer or employee (however designated) of any member of the Company Group (each, a “Company Indemnified Party”), indemnification rights (including any rights to advancement of expenses and exculpation) to the maximum extent permitted under applicable Law, the applicable Governing Documents of each member of the Company Group, any Contract between the Company Group and any such Company Indemnified Party, or otherwise. Following the Effective Time, the Company Charter Documents and the other Governing Documents of the other members of the Company Group shall contain provisions providing mandatory indemnification rights (including any rights to advancement of expenses and exculpation) to the fullest extent permitted by applicable Law, which provisions shall not be amended, repealed or otherwise in any manner that would affect adversely the rights of such Persons thereunder, unless such modification is required by applicable Law. At or prior to the Closing, the Company shall purchase, and pay the premium in full for (which shall be treated as a Transaction Expense): (x) a directors’ and officers’ liability insurance policy providing “tail” coverage (which policy may be a continuation or extension of the Company’s existing directors’ and officers’ liability insurance policy) for the Company Indemnified Parties with coverage at least as favorable to the Company’s and its Subsidiaries’ directors, officers and employees (however designated) as the Company’s current policy and that will cover a period of at least six (6) years following the Closing Date; (y) a three (3)-year “tail” insurance policy with respect to the Company’s professional liability policy (PHSD1622093); and (z) a three (3)-year “tail” insurance policy with respect to the Company’s cyber insurance policy (PHSD1643307). In the event Buyer, the Surviving Corporation, any member of the Company Group or any of their successors or assigns (a) consolidates with or merges into any Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (b) transfers all or substantially all of its properties or assets to any Person, then, in either event, proper provision shall be made such that the successors and assigns of Buyer, any member of the Company Group or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.7. The provisions of this Section 6.7 are intended to be in addition to the rights otherwise available to the current and former officers, directors and employees of the Company and its Subsidiaries by Law or Contract, and shall operate for the benefit of, and shall be enforceable by, each of the Company Indemnified Parties, their heirs and their representatives.

6.8
Ratification of Prior Actions. As of (but contingent upon) the Closing, each Company Securityholder, on behalf of itself and its Affiliates and their respective predecessors, successors, heirs and assigns, hereby ratifies all prior actions of the current and former directors and officers of the Company Group, and fully releases and forever discharges each such director and officer and his or her respective predecessors, successors and assigns from any and all claims, suits, debts and demands whatsoever, whether known or unknown, foreseen or unforeseen, whether at law, in equity or otherwise, which such Company Securityholder or its Affiliates or their respective predecessors, successors or assigns ever had, or now or hereafter may have arising from or relating to such Person’s service as a director or officer and his or her acts and omissions as such director or officer (except for fraud or intentional violation of Law).
6.9
Representative.
(a)
For purposes of this Agreement and the Escrow Agreement, each Company Securityholder shall, without any further action on the part of any such Company Securityholder, be deemed (by virtue of the adoption and approval of this Agreement and approval of the Merger) to have consented and shall agree in connection with the execution and delivery of the Letter of Transmittal at the Closing to the appointment of Joseph Westlake as the representative of such Company Securityholder, as the attorney-in-fact for and on behalf of each such Company Securityholder, and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by them under or contemplated by this Agreement and the other documents contemplated hereby, including the exercise of the power to (i) execute this Agreement, the Escrow Agreement and other Transaction Documents, including all amendments to such agreements, and take all actions required or permitted to be taken under such agreements, (ii) authorize delivery to Buyer of the Escrow Funds or the Representative Amount, or any portion thereof, in satisfaction payment obligations set forth in this Agreement or as provided in the Escrow Agreement, (iii) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such claims, (iv) resolve any claims, (v) receive and forward notices and communications pursuant to this Agreement and the Escrow Agreement, and (vi) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement, the Escrow Agreement and any other Transaction Documents. Joseph Westlake hereby accepts his appointment as the Representative. The Representative is authorized by each Company Securityholder by virtue of the adoption and approval of this Agreement and approval of the Merger to act on its behalf as required hereunder and under the Escrow Agreement. The Company Securityholders will be bound by all actions taken and documents executed by the Representative in accordance with the terms hereof, and Buyer and its Affiliates will be entitled to rely on any action or decision of the Representative. At any time, the Company Securityholders representing a majority of the Pro Rata Portion can appoint a new Representative by written consent by sending notice and a copy of the duly executed written consent appointing such new Representative to Buyer and, if applicable, the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Buyer and, if applicable, the Escrow Agent.
(b)
The Parties acknowledge that the Representative’s obligations hereunder are solely as a representative of the Company Securityholder and that all payment obligations of the Company Securityholders are the obligations of the Company Securityholders (and not the Representative), and that the Representative shall have no responsibility for any expenses incurred by it in such capacity. Without limiting the foregoing, each Company Securityholder agrees to reimburse the Representative for such Company Securityholder’s Pro Rata Portion of all reasonable out-of-pocket expenses incurred by the Representative in the performance of his, her or its duties hereunder; provided, that the Representative shall first utilize the Representative Amount (or, if applicable, Escrow Funds).
(c)
The Representative will incur no liability of any kind with respect to any action or omission by the Representative in connection with the Representative’s services pursuant to this Agreement and the Escrow Agreement, except in the event of liability directly resulting from the Representative’s fraud, gross negligence or willful misconduct. The Company Securityholders will indemnify, defend and hold harmless the Representative from and against any and all loss, liability, damage, claim, penalty, fine, forfeiture, action, fee, cost and expense (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Representative’s execution and performance of this Agreement and the Escrow Agreement, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been primarily caused by the fraud, gross negligence or willful misconduct of the Representative, the Representative will reimburse the Company Securityholders the amount of such indemnified Representative Loss attributable to such fraud, gross negligence or willful misconduct. If not paid directly to the Representative by the Company Securityholder, any such Representative Losses may be recovered by the Representative from the Escrow Funds at such time as remaining amounts would otherwise be distributable to the Company Securityholders; provided, that while this section allows the Representative to be paid from the Escrow Funds, this does not relieve the Company Securityholder from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Representative from seeking any remedies available to it at law or otherwise.
(d)
In the event that Joseph Westlake is no longer able to perform the duties of the Representative as set forth herein due to his death, incapacity or disability, each Company Securityholder shall, without any further action on the part of any such Company Securityholder, be deemed (by virtue of the adoption and approval of this Agreement and approval of the Merger) to have consented and shall agree in connection with the execution and delivery of the Letter of Transmittal at the Closing to the appointment of Terry Danner as the Representative, with the rights, obligations and responsibilities set forth herein.
6.10
Release. Effective as of the Closing, each Company Securityholder (each a “Releasor”), on behalf of itself and its respective officers, directors, equityholders, Subsidiaries and Affiliates, and each of their respective successors and assigns, hereby releases, acquits and forever discharges, to the fullest extent permitted by Law, each of Buyer, Merger Sub, the Company (and the Surviving Corporation), and each of their respective past, present and future officers, managers, directors, equityholders, partners, members, Affiliates, employees, counsel and agents (each, a “Releasee”) of, from and against any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever (“Claims”), which such Releasor or its successors or assigns ever had, now has or may have on or by reason of any matter, cause or thing whatsoever arising prior to and through the Closing (the “Released Claims”); provided, that Released Claims shall not include (a) Claims with respect to any right a Releasor may have in such Releasor’s capacity as an employee of the Company Group under any Plan or Contract disclosed in the Company Disclosure Schedule, (b) any right to indemnification provided for by any member of the Company Group’s organizational documents or any indemnification agreement in effect as of the date hereof, (c) any Claims that cannot be waived by law, including the right to file a charge of discrimination with, or participate in an investigation conducted by, an administrative agency, and (d) such Releasor’s express rights under this Agreement.
6.11
Certain Acknowledgments. Each of Buyer and Merger Sub acknowledges (on behalf of themselves and their Affiliates) that it has conducted to an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company Group in making its determination to proceed with the Transactions, and Buyer and Merger Sub have relied on (a) the results of their own independent investigation and (b) the representations and warranties of the Company expressly and specifically set forth in Article III, as qualified by the Company Disclosure Schedule. In connection with Buyer’s and Merger Sub’s investigation of the Company and its Subsidiaries, each of Buyer and Merger Sub has received or may receive from the Company and its Subsidiaries certain projections, forward looking statements, other forecasts, including projected statements of operating revenues and income from operations of the Company and its Subsidiaries. Each of Buyer and Merger Sub hereby acknowledges that none of the Company, its Subsidiaries, the Company Securityholders, nor any member, partner, officer, director, employee or agent of any of the foregoing, whether in an individual, corporate or any other capacity, is making any representation or warranty with respect to such estimates, projections and other forecasts (including, without limitation, the reasonableness of the assumptions underlying such estimates, projections and forecasts), and each of Buyer and Merger Sub is not relying on, such estimates, projections or forecasts (including the reasonableness of the assumptions underlying such estimates, projections or forecasts).
6.12
Repaid Debt. With respect to the Debt set forth on Section 6.12 of the Company Disclosure Schedule (the “Repaid Debt”), in the event the Company does not pay or cause to be paid in full the Debt amounts represented thereby prior to the Closing, then the Company shall obtain payoff letters from the applicable lender in respect of the Repaid Debt (the “Payoff Letters”), which Payoff Letters shall include: (a) the balance required to pay off all obligations arising in connection with such Repaid Debt in whole as of the Closing (including outstanding principal, any accrued and unpaid interest, any payoff or other fees and the per-diem interest amount (such amount through and including the Closing Date, the “Payoff Amounts”)); (b) a statement from each secured creditor to the effect that upon payment of the applicable Payoff Amount, any Liens (other than Permitted Liens) arising from such Repaid Debt and relating to the assets or properties of the Company Group shall immediately be released; and (c) wiring instructions for the payment of the Payoff Amounts.
6.13
Transfer Taxes. Buyer shall pay all transfer, documentary, registration, sales, use and similar Taxes incurred in connection with the Transactions that are not based on net income, together with any related fee, penalties, interest and additions to such Taxes (“Transfer Taxes”). Buyer (at its own expense) shall prepare and timely file all Tax Returns required to be filed in respect of any Transfer Taxes. The Representative shall cooperate in the preparation and filing of such Tax Returns and, if required by applicable Law, the Company Securityholder and/or the Representative will join in the execution of any such Tax Returns. Each Party shall use reasonable efforts to avail itself of any available exemptions from any Transfer Taxes, and shall cooperate with the other Parties in reasonably providing any information and documentation requested by the other Party that may be reasonably necessary to obtain such exemptions (excluding, for the avoidance of doubt, any Tax clearance or similar certificate).
6.14
Termination of Company Plans. The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the Closing Date, any Plan that contains a cash or deferred arrangement intended to qualify under Section 401(a) of the Code (a “Company 401(k) Plan”). In furtherance of such termination, the Company shall provide to Buyer prior to the Closing Date written evidence of the adoption by the Company’s board of directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which resolutions shall be subject to the prior review and approval of Buyer). The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan as Buyer may reasonably request.
6.15
280G Waiver and Consent. Prior to the Closing Date, the Company shall use commercially reasonable efforts to (a) secure from each Person who has a right to any payments and/or benefits or potential right to any payments and/or benefits under any Plan or otherwise that would be deemed to constitute “parachute payments” (within the meaning of Code Section 280G) a waiver, subject to the approval described in clause (b) below, of such Person’s rights to all of such parachute payments (the “Waived 280G Benefits”) and (b) solicit the approval of the Company Stockholders, to the extent and in the manner required under Code Section 280G(b)(5)(B) and the regulations promulgated thereunder, of any Waived 280G Benefits. Any of the Waived 280G Benefits which fail to be approved by the Company Stockholders as contemplated in this Section 6.15 shall not be made or provided. Prior to the Closing Date, the Company shall deliver to Buyer evidence that a vote of the Company Stockholders was solicited in accordance with the foregoing provisions of this Section 6.15 and that either (i) the requisite number of stockholder votes was obtained with respect to the Waived 280G Benefits (the “280G Approval”), or (ii) that the 280G Approval was not obtained, and, as a consequence, the Waived 280G Benefits have not been and shall not be made or provided. Prior to distributing any materials to the Company Stockholders or any other Person in connection with its obligations under this Section 6.15, the Company shall provide copies of such materials to Buyer, including parachute payment calculations, for its reasonable review, comment and approval (and Buyer agrees to provide any such comments promptly after its receipt of such materials).
6.16
Release of Retention and Contingent Executive Merger Consideration Escrow Amounts.
(a)
On or prior to the third (3rd) Business Day following the first (1st) anniversary of the Closing Date, Buyer and the Representative shall deliver joint instructions to the Escrow Agent to release to (i) the Paying Agent or (ii) the Surviving Corporation, as applicable, the remaining portion of the Escrow Funds (in respect of the Retention Escrow Amount) for further distribution to the employees of the Company Group who are listed on Section 6.16(a) of the Company Disclosure Schedule and (A) are still employed by the Surviving Corporation or any of its Affiliates on the first (1st) anniversary of the Closing Date; or (B) are terminated without Cause (as defined in the applicable employee’s employment documentation) prior to the first (1st) anniversary of the Closing Date; provided, however, that the Representative may, in the event there is a dispute between the employee and the Surviving Corporation as to whether such employee was rightfully terminated for Cause, direct that the amount payable to such employee still be distributed to such employee. Any amounts that are not payable to such employee because they do not satisfy the requirements of this Section 6.16(a) or the requirements of their employment documentation shall instead be paid to the Company Securityholders in accordance with their respective Pro Rata Portions. For the avoidance of doubt, the amounts that are released from the Escrow Funds (in respect of the Retention Escrow Amount) for further distribution to the employees of the Company Group who are listed on Section 6.16(a) of the Company Disclosure Schedule shall exclude the employer’s portion of any payroll or employment or similar Taxes associated with any payment to the employees and any payment to the employees shall be subject to applicable Tax withholding requirements.
(b)
On or prior to the third (3rd) Business Day following the first (1st) anniversary of the Closing Date, Buyer and the Representative shall deliver joint instructions to the Escrow Agent to release to the Paying Agent, the remaining portion of the Escrow Funds (in respect of the Contingent Executive Merger Consideration Escrow Amount) for further distribution to the Company Securityholders who are listed on Section 6.16(b) of the Company Disclosure Schedule and (A) are still employed by the Surviving Corporation or any of its Affiliates on the first (1st) anniversary of the Closing Date; or (B) are terminated without Cause (as defined in the applicable employee’s employment documentation) prior to the first (1st) anniversary of the Closing Date. Any amounts that are not payable to such Company Securityholders because they do not satisfy the requirements of this Section 6.16(b) or the requirements of their employment documentation shall instead be paid to the Company Securityholders in accordance with their respective Pro Rata Portions.
(c)
The amounts payable to the Company Securityholders under Sections 6.16(a) and (b), whether payable to the Company Securityholders listed on Section 6.16(b) of the Company Disclosure Schedule pursuant to Section 6.16(b) or to the Company Securityholders in accordance with their respective Pro Rata Portions, are intended for federal Tax purposes to be treated as additional Merger Consideration payable with respect to the cancellation and extinguishment of Series B Preferred Stock, Series A Preferred Stock or Company Common Stock, as applicable, as contemplated under Section 2.5. The parties hereto agree for all Tax reporting purposes to report the amounts payable to such Company Securityholders under Sections 6.16(a) and (b), whether payable to the Company Securityholders listed on Section 6.16(b) of the Company Disclosure Schedule pursuant to Section 6.16(b) or to the Company Securityholders in accordance with their respective Pro Rata Portions, in accordance with such intended Tax treatment and to not take any position during the course of any audit or other proceeding inconsistent with such intended Tax treatment unless required by a “determination” within the meaning of Code Section 1313(a).
ARTICLE 7

CONDITIONS TO CLOSING
7.1
Conditions to Obligations of Each Party. The respective obligations of each Party to effect the Transactions are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived in writing by the Company (on behalf of the Representative and the Company Group), on the one hand, and Buyer (on behalf of itself and Merger Sub):
(a)
No Injunctions. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and has the direct effect of making the Transactions illegal or otherwise directly prohibiting consummation of the Transactions.
(b)
Expiration or Termination of Competition Law Periods. All applicable waiting periods (and extensions thereof) under the HSR Act or any other Competition Laws set forth on Section 7.1(b) of the Company Disclosure Schedule shall have expired or otherwise been terminated.
7.2
Additional Conditions to Obligations of Buyer and Merger Sub. The obligations of Buyer and Merger Sub to effect the Transactions also are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived in writing by Buyer:
(a)
Representations and Warranties. . Each of the representations and warranties of the Company contained in Article III (without giving effect to any Company Material Adverse Effect, material adverse effect or other materiality qualifier therein other than those set forth in Section 3.5(b) (Financial Statements) and Section 3.7(a) (No Company Material Adverse Effect)) shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made at and as of such date (other than those representations and warranties made as of a specific date or dates, which shall be true and correct as of such date or dates), except in each case where the failure to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)
Agreements and Covenants. The Company shall have performed or complied in all material respects with all of its obligations, agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.
(c)
No Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, could reasonably be expected to result in a Company Material Adverse Effect.
(d)
Officers’ Certificate. The Company shall have delivered to Buyer a certificate, dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer or another authorized officer, certifying compliance with each of the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c).
(e)
Company Stockholder Approval. This Agreement shall have been duly and validly adopted in compliance with the Delaware Act and the Company Charter Documents, each as in effect on the date of such approval and adoption, pursuant to the Stockholder Written Consent constituting the Company Stockholder Approval.

(f)
No Proceedings. There shall not be any action, investigation, proceeding or litigation instituted, commenced, pending or threatened by or before any Governmental Authority in which a Governmental Authority is a party, nor shall there be any restraint in effect, that would or is reasonably likely to (i) restrain, enjoin, prevent, prohibit or make illegal the consummation of the Merger or the other Transactions, or (ii) result in a Company Material Adverse Effect.
(g)
Company Approvals. The Company shall have delivered to Buyer evidence of the Company Approvals, in form and substance reasonably acceptable to Buyer.
(h)
Secretary’s Certificate. The Company shall have delivered to Buyer a certificate, dated as of the Closing Date and executed on behalf of the Company by its Secretary, certifying the Company’s (i) Restated Certificate, (ii) bylaws of the Company, (iii) board resolutions approving the Merger and adopting this Agreement and (iv) Stockholder Written Consent approving the Merger and adopting this Agreement.
(i)
Escrow Agreement. The Company shall have delivered to Buyer the Escrow Agreement, dated as of the Closing Date, duly executed by the Representative.
(j)
Support and Restrictive Covenants Agreements. The Company shall have delivered to Buyer the Support and Restrictive Covenants Agreements, executed by the Support Agreement Parties, which shall remain in full force and effect as of the Closing.
(k)
Net Working Capital Certificate. The Company shall have delivered to Buyer the Net Working Capital Certificate.
(l)
Closing Statement. The Company shall have delivered to Buyer the Closing Statement.
(m)
Payoff Letters. The Company shall have delivered to Buyer the Payoff Letters with respect to the Repaid Debt.
(n)
Resignation Letters. The Company shall have delivered a letter of resignation, effective as of the Closing, duly executed by each of the directors and officers of the Company Group set forth on Section 7.2(n) of the Company Disclosure Schedule.
(o)
FIRPTA Certificate. The Company shall have delivered to Buyer a certificate pursuant to Treasury Regulations Section 1.1445-2(c)(3) providing that the Company is not, and has not been on any determination date (as defined in Treasury Regulations Section 1.897-2(c)) during the five-year period ending on the Closing Date, a “United States real property holding company” (as defined in Section 897(c)(2) of the Code and the Treasury Regulations thereunder), together with a draft notice in accordance with Treasury Regulations Section 1.897-2(h)(2).
(p)
Paying Agent Agreement. The Company shall have delivered to Buyer the Paying Agent Agreement, dated as of the Closing Date and executed by the Company and the Representative.
7.3
Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Transactions are also subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived in writing by the Company:
(a)
Representations and Warranties. Each representation and warranty of Buyer and Merger Sub set forth in this Agreement and any certificate or other document delivered pursuant hereto shall be true and correct in all material respects (other than representations and warranties qualified by materiality or material adverse effect) on and as of the date hereof and as of the Closing with the same force and effect as if made at and as of such date (other than those representations and warranties made as of such specific date or dates, which shall be true and correct as of such date or dates).
(b)
Agreements and Covenants. Each of Buyer and Merger Sub shall have performed or complied with all of its respective obligations, agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.
(c)
Officers’ Certificate. Buyer shall have delivered to Representative a certificate, dated as of the Closing Date and executed by a duly authorized officer of Buyer, certifying compliance with the conditions set forth in Sections 7.3(a) and 7.3(b).
(d)
Secretary’s Certificate. Buyer shall have delivered to the Representative a certificate, dated as of the Closing Date and executed on behalf of Buyer by its Secretary, certifying Buyer’s (i) Governing Documents and (ii) board resolutions approving the Merger and adopting this Agreement.
(e)
Escrow Agreement. Buyer shall have delivered to the Representative the Escrow Agreement, dated as of the Closing Date and executed by Buyer and the Escrow Agent.
(f)
Paying Agent Agreement. Buyer shall have delivered to the Representative the Paying Agent Agreement, dated as of the Closing Date and executed by Buyer and the Paying Agent.
7.4
Frustration of Closing Conditions. Neither Buyer or Merger Sub (on the one hand) nor the Company or the Representative (on the other hand) may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, if such failure was caused by such Party’s failure to comply with any provisions of this Agreement.
ARTICLE 8

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The Parties intending to modify any applicable statute of limitations, agree that (a) all representations and warranties in this Agreement and in any certificate or instrument delivered pursuant hereto shall terminate effective as of the Closing and shall not survive the Closing for any purpose, and thereafter, there shall be no liability on the part of, nor shall any claim be made by, any Party, the Company Securityholders or any of their respective Affiliates in respect thereof, and (b) after the Closing, there shall be no liability on the part of, nor shall any claim be made by, any Party, the Company Securityholders or any of their respective Affiliates in respect of any covenant or agreement to be performed prior to the Closing. Each Party hereby agrees that its insurer(s) shall not have any subrogation rights with respect to any representation or warranty in this Agreement or any certificate delivered pursuant hereto or any covenant or agreement to be performed prior to the Closing, except in the case of Fraud. Notwithstanding the foregoing or anything herein to the contrary, nothing herein shall preclude any party from seeking to enforce, against the applicable party, any covenant or agreement that contemplates performance after the Closing.

ARTICLE 9

TERMINATION, AMENDMENT AND WAIVER
9.1
Termination. This Agreement may be terminated at any time prior to the Closing as provided below:

(a)
by mutual written consent of Buyer (on behalf of itself and Merger Sub) and the Company (on behalf of itself and the Representative);
(b)
by Buyer (on behalf of itself and Merger Sub), upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement which (i) would give rise to the failure of a condition set forth in Section 7.2 and (ii) has not been cured within twenty (20) Business Days following the receipt by the Company of written notice of such breach from Buyer;
(c)
by the Company (on behalf of itself and the Representative), upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer or Merger Sub set forth in this Agreement which (i) would give rise to the failure of a condition set forth in Section 7.3 and (ii) has not been cured within ten (10) Business Days following the receipt by Buyer of written notice of such breach from the Company;
(d)
by either Buyer (on behalf of itself and Merger Sub) or the Company (on behalf of itself and the Representative), if there shall be any Law, order, injunction or decree which is final and nonappealable preventing the consummation of the Transactions or that makes consummation of the Transactions illegal; or
(e)
by either Buyer (on behalf of itself and Merger Sub) or the Company (on behalf of itself and the Representative), if the Closing shall not have occurred by March 31, 2022 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any Party whose failure to perform any material covenant, agreement or obligation hereunder has been the principal cause of the failure of the Closing to occur on or before such Outside Date.
9.2
Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability on the part of Buyer, Merger Sub, the Company Group, the Company Securityholders or the Representative or any of their respective Affiliates, officers, directors, stockholders, managers or partners and all rights and obligations of any party shall cease, except that nothing herein shall relieve any Party hereto of any liability for any damages suffered by the other Party (and in case of the Company Group, the Company Securityholders) as a result of any willful breach of such Party’s representations, warranties covenants or agreements contained in this Agreement; provided, however, that Buyer’s and Merger Sub’s right to pursue legal remedies under this Agreement shall be limited to the Company, and Buyer and Merger Sub shall have no right to pursue remedies under this Agreement or otherwise against the Representative, any Company Securityholders, any officer, director or employee of the Company or its Subsidiaries, or any other Person individually. Notwithstanding the foregoing, the provisions of this Section 9.2 and Article X (Miscellaneous) shall survive any termination of this Agreement. No termination of this Agreement shall affect the obligations of the parties under the Confidentiality Agreement (and such obligations shall not be limited by this Section 9.2), which shall remain in full force and effect subject to the terms of this Agreement.
ARTICLE 10

GENERAL PROVISIONS
10.1
Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a (.pdf or other electronic transmission) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.1):

If to Buyer, Merger Sub or the Surviving Corporation, to:

SmartRent, Inc.

8665 E. Hartford Drive, Suite 200

Scottsdale, AZ 85255

Email: brian.roberts@smartrent.com

Attention: Brian Roberts, Chief Legal Officer

with a copy to (which shall not constitute notice):

Snell & Wilmer L.L.P.

One Arizona Center

400 E. Van Buren Street, Suite 1900

Phoenix, AZ 85004

Email: dmahoney@swlaw.com

Attention: Daniel M. Mahoney, P.C.

If to the Company (prior to the Closing), to:

SightPlan Holdings, Inc.

189 S Orange Ave #2020

Orlando, FL 32801

Email: terry.danner@projectschneider.com

Attention: Terry Danner, Chief Executive Officer

with a copy to (which shall not constitute notice):

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, NE

Atlanta, GA 30326

Email: nforeste@mmmlaw.com

Attention: Nick Foreste

If to the Representative, to:

Joseph Westlake

533 Lake Ave.

Orlando, FL 32801

Email: joseph@tippinsfamily.com

with a copy to (which shall not constitute notice):

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, NE

Atlanta, GA 30326

Email: nforeste@mmmlaw.com

Attention: Nick Foreste

10.2
Interpretation When reference is made in this Agreement to an Article, Exhibit or a Section, such reference shall be to an Article, Exhibit or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When used herein, “dollar” or “$” means the U.S. dollar. When used herein, the word “or” means the conjunctive “and/or” unless specified otherwise. “Made available,” “provided,” “furnished” and words of similar import means the posting by or on behalf of the Company of materials to that certain ShareFile virtual data room managed by the Company or Broker and made accessible to Buyer or the Buyer Representatives, or the physical delivery by or on behalf of the Company (including delivery by email or other electronic means) of such materials to Buyer or the Buyer Representatives, in each case at least two (2) Business Days prior to the date of this Agreement.
10.3
Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable Law, but if one or more of the provisions of this Agreement is subsequently declared to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all of the remaining conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. In the event of any such declaration of invalidity, illegality or unenforceability, this Agreement, as modified, shall be applied and construed to reflect substantially the intent of the Parties and achieve the same economic and legal effect as originally intended by its terms. In the event that the scope of any provision of this Agreement is deemed unenforceable by a court of competent jurisdiction, the Parties agree to the reduction of the scope of the provision as the court shall deem reasonably necessary to make the provision enforceable under the circumstances.
10.4
Entire Agreement. This Agreement (together with the Exhibits, Annexes and the Company Disclosure Schedule and the other Transaction Documents) and the Confidentiality Agreement constitute the entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior representation, warranties, agreements and undertakings, both written and oral, among the Parties or between any of them, with respect to the subject matter hereof and thereof.
10.5
Fees and Expenses. Except as otherwise set forth in this Agreement, each of Buyer, Merger Sub, the Company Group, the Surviving Corporation and the Representative shall pay all of the costs and expenses (including any broker’s and legal fees and expenses) that it incurs incident to the due diligence and negotiation related to the Transactions, the preparation, execution and delivery of the Transaction Documents and the performance of any obligations hereunder and thereunder, whether or not the Transactions are consummated, including the expenses and fees of its respective accountants, lawyers and other professionals and any fees, costs and expenses associated with any financing; provided, however, that in the event the Merger is consummated, the costs and expenses (including any broker’s and legal fees and expenses) of the Company Group and the Representative incurred on behalf of the Company Securityholders in connection with this Agreement and the Transactions shall constitute part of the Transaction Expenses.

10.6
Amendments and Waivers. Subject to compliance with applicable Law, any provision hereof may be amended, modified, terminated or supplemented and the observance of any provision hereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) by a writing signed by Buyer (on behalf of itself, Merger Sub and, after the Effective Time, the Surviving Corporation) and the Representative (on behalf of itself and, prior to the Effective Time, the Company). Any amendment, modification, termination, supplement or waiver effected in accordance with this Section 10.6 shall be binding upon each of the Parties.
10.7
Failure or Indulgence Not Waiver. No waivers of, or exceptions to, any term, condition or provision hereof, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of, or exception to, any such term, condition or provision. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.
10.8
Company Disclosure Schedule. . In connection with the execution of this Agreement, the Company delivered to Buyer and Merger Sub the Company Disclosure Schedule setting forth, among other things, items the disclosure of which is necessary or appropriate either (a) in response to an express disclosure requirement contained in a provision hereof or (b) as an exception to one or more representations or warranties contained in Article III or to one or more of the Company’s covenants contained in Article V or Article VI. The Company Disclosure Schedule constitutes an integral part of this Agreement and are hereby incorporated herein. There may be included in the Company Disclosure Schedule and elsewhere in this Agreement items and information that are not “material,” and such inclusion will not be deemed to be an acknowledgment or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” and will not be used as a basis for interpreting the terms “material,” “materially,” “materiality,” Company Material Adverse Effect or any word or phrase of similar import used herein. Matters reflected in the Company Disclosure Schedule are not necessarily limited to matters required by this Agreement to be disclosed in the Company Disclosure Schedule. No disclosure in the Company Disclosure Schedule relating to a possible breach or violation of any Contract, law or order of any Governmental Authority will be construed as an admission or indication that such breach or violation exists or has occurred. Any disclosures in the Company Disclosure Schedule that refer to a document are qualified in their entirety by reference to the text of such document, including all amendments, exhibits, schedules and other attachments thereto. Any capitalized term used in the Company Disclosure Schedule and not otherwise defined therein has the meaning given to such term in this Agreement. Any headings set forth in the Company Disclosure Schedule are for convenience of reference only and do not affect the meaning or interpretation of any of the disclosures set forth in the Company Disclosure Schedule. The disclosure of any matter in any section of the Company Disclosure Schedule will be deemed to be a disclosure by the Company to each other section of the Company Disclosure Schedule to which such disclosure’s relevance is reasonably apparent on its face. The listing of any matter on the Company Disclosure Schedule shall expressly not be deemed to constitute an admission by such Party, or to otherwise imply, that any such matter is material, is required to be disclosed by such Party under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. In no event shall the listing of any matter in the Company Disclosure Schedule be deemed or interpreted to expand the scope of such the Company’s representations, warranties or covenants set forth in this Agreement.
10.9
Assignment. No Party hereto may assign any of its rights or obligations hereunder without the prior written consent of Buyer (on behalf of itself and Merger Sub), the Company and the Representative. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any assignment in violation of this Section 10.9 will be void.

10.10
Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (except (a) the Company Securityholders shall be third party beneficiaries with respect to the terms hereof, (b) as provided in Section 6.7, with respect to which the Company Indemnified Parties shall be third party beneficiaries and (c) MMM with respect to Section 10.14). The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with terms hereof without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Accordingly, Persons other than the Parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
10.11
Specific Performance.
(a)
Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged immediately, extensively and irreparably and no adequate remedy at Law would exist in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or violated. Accordingly, in addition to, and not in limitation of, any other remedy available to any party at Law or in equity, the Parties hereby acknowledge and agree that Buyer, the Company (prior to the Closing) and the Representative (from and after the Closing) shall be entitled to an injunction or injunctions to prevent any breaches or violations of the provisions of this Agreement and to the remedy of specific performance of this Agreement and the terms and provisions hereof, including to cause the Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement. Each of the Parties hereby waive, and agree not to assert, to the fullest extent permitted by Law, (i) any defense that a remedy of injunctive relief or specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, (ii) any defense in any action for injunctive relief or specific performance, including the defense that a remedy at law would be adequate or that monetary damages would provide an adequate remedy, (iii) any requirement under any Law to post bond or other security as a prerequisite to obtaining equitable relief and (iv) any defense that injunctive relief or specific performance will cause an undue hardship to any party.
(b)
If any Party brings any action to specifically enforce the terms and provisions of this Agreement, the Outside Date shall automatically be extended by (i) the amount of time during which such action is pending, plus twenty (20) Business Days or (ii) such later date established by the Delaware Court presiding over such action. The Parties further agree that (y) by seeking the remedies provided for in this Section 10.11, no Party shall in any respect waive its right to seek at any time any other form of relief that may be available to it under this Agreement or any other agreement or document entered into in connection herewith or the Transactions (including monetary damages) in the event that this Agreement has been terminated or the remedies provided for in this Section 10.11 are not available, dismissed or otherwise not granted, and (z) nothing set forth in this Section 10.11 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 10.11 prior to or as a condition to exercising any termination right under Article IX (Termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 10.11 or anything set forth in this Section 10.11 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article IX (Termination) or pursue any other remedies under this Agreement any other agreement or document entered into in connection herewith or the Transactions that may be available then or thereafter.

10.12
Governing Law; Exclusive Jurisdiction.
(a)
This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or are related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles (whether of the State of Delaware or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Delaware).
(b)
Any claim, action, suit, arbitration, alternative dispute resolution action or any other judicial or administrative proceeding, in Law or equity (each, a “Legal Proceeding”) arising out of or relating to this Agreement and any related agreement, certificate or other document delivered in connection herewith shall be heard and determined by the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware and any federal appellate court therefrom) (together, the “Delaware Courts”). Each of the Parties hereby irrevocably and unconditionally: (i) submit to the exclusive jurisdiction of the Delaware Courts, for the purpose of any Legal Proceeding arising out of or relating to this Agreement and any related agreement, certificate or other document delivered in connection herewith brought by any Party hereto; (ii) agree not to commence any such action or proceeding except in such courts; (iii) agree that any claim in respect of any such action or proceeding may be heard and determined in any Delaware Court; (iv) waive, and agree not to assert, to the fullest extent it may legally and effectively do so, any objection or defense that it may now or hereafter have to the laying of venue of any such action or proceeding in any Delaware Court, (v) waive, and agree not to assert, to the fullest extent it may legally and effectively do so, any objection or defense that it is not subject to such jurisdiction or that such action or proceeding may not be brought, is not maintainable in or may not be enforced in or by such courts; and (vi) waive, and agree not to assert, to the fullest extent it may legally and effectively do so, any objection or defense of an inconvenient forum to the maintenance of such action or proceeding in any Delaware Court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(c)
Each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of or relating to this Agreement and any related agreement, certificate or other document delivered in connection herewith. Each Party acknowledges AND AGREES that: (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such Party understands and has considered the implications of this waiver; (iii) such Party makes this waiver voluntarily; and (iv) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.11.
(d)
Each Party irrevocably and unconditionally consents to service of process in person or by certified or by nationally recognized overnight courier to its respective notice address set forth in Section 10.1, which shall constitute valid in personal service upon such Party and its successors and assigns in any proceeding commenced pursuant to this Section 10.12; provided, that, notwithstanding the foregoing, nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by Law. Each Party acknowledges and agrees that: (i) this is a commercial transaction; (ii) the foregoing provisions for service of process and waiver of jury trial have been read, understood and voluntarily agreed to by such Party; and (iii) each Party is hereby waiving important legal rights.
10.13
Counterparts. This Agreement may be executed manually or by facsimile or email delivery by the Parties, in any number of counterparts, each of which shall be considered an original, and all of which together shall be considered one and the same agreement. The Agreement shall become effective when each of the Parties have executed this Agreement.
10.14
Waiver of Conflicts Regarding Representation. Morris, Manning & Martin, LLP (“MMM”) has acted as counsel for the Company Group and the Representative (collectively, the “Company Parties”) in connection with this Agreement and the Transactions (the “Acquisition Engagement”) and, in that connection, not as counsel for any other Person, including, without limitation, Buyer, Merger Sub or any of their Affiliates (including the Surviving Corporation). Only the Company Parties shall be considered in connection with the Transactions clients of MMM in the Acquisition Engagement. If the Representative so desires, MMM shall be permitted, without the need for any future waiver or consent, to represent any of the Representative or the Company Securityholders from and after the Closing in connection with any matter related to the matters contemplated by the Transaction Documents and any other agreements referenced herein or therein or any disagreement or dispute relating thereto and may in connection therewith represent the agents or Affiliates of the Representative or, the Company Securityholders, in any of the foregoing cases including in any dispute, litigation or other adversary proceeding against, with or involving the Surviving Corporation or any of their agents or Affiliates (in such capacity). To the extent that communications between a Company Party, on the one hand, and MMM, on the other hand, relate to the Acquisition Engagement and such communications are protected by the attorney-client privilege as between MMM and the Company Parties, including the Company Group prior to the Effective Time and all attorney work product prepared in connection with the Acquisition Engagement (such communications, collectively, the “Attorney-Client Communications”), such Attorney-Client Communications shall be deemed to belong solely to the Representative, for and on behalf of the Company Securityholders, and not Buyer, the Company, the Surviving Corporation or their Subsidiaries. Buyer acknowledges and agrees, for itself and on behalf of its Affiliates, including the Surviving Corporation, upon and after the Closing: (a) the Representative, for and on behalf of the Company Securityholders, and MMM shall be the sole holders of the attorney-client privilege and work product privilege with respect to the Acquisition Engagement, and none of Buyer, Merger Sub nor any of its or their Affiliates, including the Surviving Corporation, shall be a holder thereof; and (b) MMM shall have no duty whatsoever to reveal or disclose any Attorney-Client Communications to Buyer, Merger Sub or any of its or their Affiliates, including the Surviving Corporation, by reason of any attorney-client relationship between MMM and the Company Group, the Representative or otherwise. Buyer (on behalf of itself and its Affiliates) agree to take, and to cause their respective Affiliates to take, all steps necessary to implement the intent of this Section 10.11. MMM and its partners and employees are third party beneficiaries of this Section 10.14.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Buyer, Merger Sub, the Company and the Representative have caused this Agreement to be executed under seal by their respective duly authorized officers as of the day and year first written above.

COMPANY:

SIGHTPLAN HOLDINGS, INC.

By:
Name: Terry Danner
Its: Chief Executive Officer

REPRESENTATIVE:

By:
Name: Joseph Westlake

BUYER:

SMARTRENT, INC.

By:
Name: Lucas Haldeman
Its: Chief Executive Officer

MERGER SUB:

ATLAS MERGER CORP.

By:
Name: Lucas Haldeman
Its: President

[Signature Page to Agreement and Plan of Merger (Project Atlas)]

Exhibit A

Form of Support and Restrictive Covenants Agreement

(See attached)

Exhibit B

Form of Stockholder Written Consent

(See attached)

Exhibit C

Form of Certificate of Merger

(See attached)

Exhibit D

Form of Paying Agent Agreement

(See attached)

Exhibit E

Form of Letter of Transmittal

(See attached)

Exhibit F

Form of Escrow Agreement

(See attached)

Annex A

Net Working Capital Schedule

4853-7832-8078.8

EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Lucas Haldeman, certify that:

1.
I have reviewed this Quarterly Report on Form 10-Q of SmartRent, Inc. for the period ended March 31, 2022;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b)
[Omitted];
c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 11, 2022

/s/ LUCAS HALDEMAN

Lucas Haldeman

Chief Executive Officer

(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13A-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Hiroshi Okamoto, certify that:

1.
I have reviewed this Quarterly Report on Form 10-Q of SmartRent, Inc. for the period ended March 31, 2022;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b)
[Omitted];
c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.
The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 11, 2022

/s/ HIROSHI OKAMOTO

Hiroshi Okamoto

Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SmartRent, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Lucas Haldeman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2022

/s/ LUCAS HALDEMAN

Lucas Haldeman

Chief Executive Officer

(Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SmartRent, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Hiroshi Okamoto, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2022

/s/ HIROSHI OKAMOTO

Hiroshi Okamoto

Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)